UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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The Cigna Group
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THE CIGNA GROUP 2025 PROXY STATEMENT

Purpose & Performance

Our Commitments to Better

The health care system needs to work better for everyone. At The Cigna Group®, we are accelerating change for our customers and patients and making their experience with the health care system better.

That is why we have committed to a multi-year journey to deliver real results and real impacts in five areas:

1. ## Easier access to care
   We commit to address the challenges customers and patients face by making our processes simpler, easier, and faster.

2. ## Better support
   We commit to providing our customers and patients with enhanced support and resources to navigate the health care system with greater ease and peace of mind.

3. ## Better value
   We will provide better value for our customers and patients.

4. ## Accountability
   We will stand behind our commitments to our customers and patients.

5. ## Transparency
   We commit to provide public information on how we are continuously improving to serve our customers better.

We do not consider these commitments to be the final destination—but rather, an important new chapter to accelerate our ongoing evolution. We play an important role in a health care system that needs changing for the better. We are determined to lead that change, for the health and vitality of those we serve.

Let's Make It Better℠

To learn more, visit thecignagroup.com/commitments.

900 Cottage Grove Road Bloomfield, Connecticut 06002
March 14, 2025
Dear Fellow Shareholders:
The mission of The Cigna Group®, to improve the health and vitality of those we serve, guided us in navigating a highly dynamic environment in 2024 while we also strengthened our capabilities and grew our business.
More than 230 years ago, our company was created to provide a safety net for individuals and businesses. While our business has changed and grown, our fundamental commitment to serve others has never wavered. We believe that sustainable performance is essential to delivering on our mission. When we talk about performance, we mean delivering value for our customers, patients, and clients. That is why we exist. Creating and delivering value to them, in turn, fuels our growth.
To further ensure we are holding ourselves accountable to deliver on our promises, we have initiated a rigorous series of process changes and improvements. For example, we have taken steps to further strengthen our performance management processes to further align our results with our goals and priorities as an organization.
In addition, starting in 2025, we will tie a portion of our leaders’ compensation to improving the satisfaction of our customers and patients.
Together, these initiatives foster a culture of performance, and are designed to help further align the work of our colleagues throughout the enterprise with the company’s overall mission and goals.
Advancing Our Strategy
We have worked to deliver stronger personalized service and value for our customers and patients as part of our effort to help improve the health care system.
In 2024, this included meaningful steps to create even more value in our growth platforms: Evernorth® Health Services and Cigna Healthcare®. We delivered affordable and innovative solutions for our customers and patients and grew our total customer relationships in 2024 by 11% to approximately 182 million.
2024 Evernorth Health Services Key Highlights
•Making Medications More Affordable: Led in specialty drug spend by introducing biosimilars such as a HUMIRA® interchangeable biosimilar, offered at $0 cost to eligible patients. We’re pleased that biosimilar penetration among eligible HUMIRA scripts reached nearly 50% at year-end 2024. We will offer a STELARA® biosimilar, again for $0, beginning in 2025.
•Helping Millions Fight Diabesity: Enrolled approximately eight million individuals in EncircleRx, a new solution to help employers manage the costs of GLP-1 medications for weight loss and diabetes. This is in recognition of the rise of drugs such as GLP-1s, for which Americans are paying manufacturer prices that are multiples higher compared with other countries – even with the full pass-through of rebates.
•Addressing the Mental Health Crisis: Introduced Evernorth Behavioral Care Group as we recognized the need for quality behavioral health care. This service matches individuals seeking behavioral care with clinicians based on their personal preferences; appointments can be booked directly online and are guaranteed within 72 hours.
2024 Cigna Healthcare Key Highlights
•Making Access to Care Easier: In 2024, we enrolled more than 6.5 million customers in Cigna Pathwell Specialty®. This is available to guide patients who use specialty medication from expensive sites of care to more accessible and cost-effective solutions in our network, often in the comfort of their own home.
•Providing Better Navigation Support: Our new CareNav+ benefits navigation solution leverages data and insights from Evernorth Health Services to benefit our Cigna Healthcare clients with Express Scripts by Evernorth®. The solution is designed to work across a client’s benefit ecosystem while also supporting customers and patients with personalized guidance for their care.

•Bringing More Health Care Solutions Around the World: Expanded our global presence in International Health in the Kingdom of Saudi Arabia given our global expertise in health insurance and value-based healthcare.
We also continued to sharpen our focus on our growth priorities in Cigna Healthcare and Evernorth, resulting in the announced sale of our Medicare businesses to Health Care Service Corporation (HCSC). This divestiture will enable us to capitalize on the value of a leading asset. We are looking forward to serving HCSC through our Express Scripts Pharmacy Benefit Services business.
Striving for Excellence in Performance
Our advancements in our business strategy priorities resulted in year-over-year financial growth in 2024 in a dynamic and challenging environment:
•Grew full-year total revenues to $247.1 billion, an increase of 27% year over year.
•Achieved shareholders’ net income for 2024 of $3.4 billion, or $12.12 per share, and adjusted income from operations of $7.7 billion, or $27.33 per share reflecting an increase in adjusted earnings per share of 9% year over year.*
•Returned $8.6 billion to shareholders through dividends and share repurchases.
Even with our strong performance, our 2024 results were below expectations due to higher-than-anticipated medical costs in our stop loss product within Cigna Healthcare. We are taking corrective actions on this near-term pressure and expect to recapture margins over the next two years.
In 2025, we are confident that we will deliver on our adjusted income from operations outlook of at least $29.50 per share and approximately $10 billion of operating cash flow, and our long-term average annual adjusted earnings per share growth target remains 10-14% growth fueled by differentiated capabilities across our diverse portfolio of business.
Seeking to Do Better
In the current environment, we recognize the need to accelerate change for individuals and make their experience of the health care system better. That is why we recently announced a multi-year set of commitments and several initial specific actions to improve the health of our customers and the value we provide. More information can be found on the inside cover of this report as well as online at TheCignaGroup.com.
To ensure we bring a clinical view to this work, our commitments will be governed by a new Office of Excellence and Transformation and overseen by our Executive Vice President and Chief Health Officer, Dr. David Brailer, a physician with decades of patient experience.
Making a Difference in Our Communities
In 2024 we launched a new multi-year philanthropic and community engagement initiative focused on partnering with nonprofit organizations with expertise in three essential areas: improving youth mental health, improving veteran mental health, with an emphasis on housing stability, and reducing barriers to health equity. As part of this engagement initiative, The Cigna Group Foundation will allocate more than $27 million in grants to nonprofit organizations over the next three years.
Annual Meeting of Shareholders
On behalf of The Cigna Group Board of Directors, we invite you to attend our 2025 Annual Meeting of Shareholders, to be held April 23, 2025. The attached Notice of 2025 Annual Meeting of Shareholders and Proxy Statement contains important information about the business to be conducted.
We look forward to continuing to serve our customers, patients, and clients and delivering attractive value creation and sustained growth in the years ahead. On behalf of our employees around the world and the entire Board of Directors, we thank you for your support and investment in The Cigna Group.
Sincerely,

/s/ David M. Cordani	/s/ Eric C. Wiseman
David M. Cordani	Eric C. Wiseman
Chairman and Chief Executive Officer (CEO)	Lead Independent Director
*Consolidated adjusted income from operations and adjusted income from operations per share are non-GAAP measures. See Annex A to the Proxy Statement for a reconciliation of GAAP to non-GAAP measures, as well as a reconciliation of segment metrics to their comparable consolidated metrics.

Notice of 2025 Annual
Meeting of Shareholders

Meeting Details	Items of Business
Date Wednesday, April 23, 2025	1	Election of eleven director nominees named in this Proxy Statement for one-year terms to expire at the next annual meeting of shareholders.
	2	Advisory approval of executive compensation.
Time 10:00 a.m. Eastern Time	3	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025.
	4	Shareholder Proposal – Support special shareholder meeting improvement, if properly presented.
Location Virtual Meeting
	+	Consideration of any other business properly brought before the meeting.

Record Date March 4, 2025

The Board of Directors has fixed March 4, 2025, as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. This Notice of Annual Meeting and the accompanying Proxy Statement are being distributed or made available, as the case may be, on or about March 14, 2025.

Your vote is very important, regardless of the number of shares you own. We urge you to promptly vote by telephone, by using the internet, or, if you received a proxy card or instruction form, by completing, dating, signing, and returning it by mail.
By order of the Board of Directors,
/s/ Kari Knight Stevens
Kari Knight Stevens
Corporate Secretary
March 14, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2025.
The Notice of Annual Meeting, Proxy Statement, and Annual Report for the fiscal year ended December 31, 2024 are available at www.proxyvote.com.

OUR MISSION

OUR VALUES

We care deeply about our customers, patients, and coworkers.

We partner, collaborate, and keep our promises.

We innovate and adapt.

We act with speed and purpose.

We create a better future – together.

Proxy Statement Summary

Meeting Information	Ways to Vote

Date and Time Wednesday, April 23, 2025 10:00 a.m. Eastern Time	Over the internet. Vote at www.proxyvote.com in advance of the meeting.	By telephone. Use the telephone number shown on your proxy card.

Location The Annual Meeting will be held in a virtual format only, at www.virtualshare holdermeeting.com/CI2025.

Record Date March 4, 2025	By mail. If you received a proxy card, mark your voting instructions on the card and sign, date, and return it in the postage-paid envelope provided.

Admission
To attend, vote, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/CI2025 and enter the 16-digit control number included in your notice of internet availability of proxy materials, voting instruction form, or proxy card.

At the meeting. To vote during the Annual Meeting, visit www.virtualshareholdermeeting.com/CI2025 and enter the 16-digit control number included in your notice of internet availability of proxy materials or proxy card.

Voting Recommendation
Items of Business		Board Recommendation	Page

1	Election of eleven director nominees named in this Proxy Statement for one-year terms to expire at the next Annual Meeting of shareholders.	FOR the election of each director nominee	12
2	Advisory approval of executive compensation.	FOR	51
3	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025.	FOR	102
4	Shareholder Proposal – Support special shareholder meeting improvement, if properly presented.	AGAINST	106

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	1

PROXY STATEMENT SUMMARY
2024 Performance and Accomplishments
Delivering in a Dynamic Environment
Thanks to the dedicated efforts of our approximately 70,000 colleagues around the world, The Cigna Group delivered the following financial results for fiscal year 2024:
•Grew full-year total revenue by 27% to $247.1 billion.
•Achieved full-year shareholders’ net income per share of $12.12 and adjusted income from operations, per share* of $27.33.
•Returned $8.6 billion to shareholders through share repurchases and dividends.
To drive meaningful value for all our stakeholders, we announced the sale of our Medicare businesses to Health Care Service Corporation (HCSC). The transaction is expected to close in the first quarter of 2025, subject to receipt of applicable regulatory approvals and other customary closing conditions.
Continuing to Drive Our Growth Strategy
We innovated, partnered, expanded access to care, and delivered differentiated value to improve lives and advance our vision for the future of health care. We will continue to focus on driving value and supporting accountability and transparency while executing on our growth strategy to have an even greater positive impact.
•We began dispensing a HUMIRA interchangeable biosimilar to eligible Accredo by Evernorth® patients with $0 cost to our patients – and by year-end 2024 biosimilar use for eligible HUMIRA scripts reached nearly 50%. In addition, we announced a STELARA biosimilar for $0 cost to our patients, which will be available in early 2025.
•We enrolled approximately 8 million lives in EncircleRx, a new solution for managing GLP-1 medications for weight loss and diabetes. We are supporting the best possible patient health outcomes by providing those on a GLP-1 additional lifestyle support and tools to sustain long-term change.
•We delivered approximately $275 million in patient savings for insulin and other diabetes medications since launching the Patient Assurance Program in 2019.
•We expanded patient protection against the high cost of gene therapies for 7.5 million people.
•We launched Evernorth Behavioral Care Group to provide evidence-based, outcome-driven care both online and in person through a simpler care delivery experience. Patients can book an appointment and are guaranteed to see a clinician who matches their unique goals and preferences within 72 hours, contributing to 84% of patients experiencing significant reductions in depression and anxiety symptoms as of August 2024.
•We also addressed industry challenges around long wait times for care by expanding MD Live by Evernorth® urgent care services with the launch of an “E-Treatment” option. Now, approximately 12.5 million Cigna Healthcare customers have quick, flexible access to urgent care from board-certified doctors without any direct interaction via phone or video.
•We partnered with a large employer to build CareNav+, a benefits navigation solution that is transforming the fragmented benefits ecosystem to provide customers with the personalized guided experiences they need. The navigator is now available to Cigna Healthcare clients with Express Scripts.
•To improve the health services and solutions we provide to our federal clients that work with special groups such as veterans and active-duty service members, we introduced Evernorth Federal Services.
•To ensure patients with complex or chronic conditions get the medications they need, we dispensed approximately 8 million medications across our specialty pharmacies.
•We expanded our global footprint with the launch of innovation hubs in Hyderabad, India, and Galway, Ireland.
•Evernorth Health Services acquired VFP Pharmacy Group to establish a comprehensive fertility pharmacy solution which brings us to approximately 40 care delivery sites.
•We helped support approximately 125,000 births; aided approximately 10,000 women with their fertility needs as they look to grow their families and treated nearly 22,000 specialty patients in their homes.

2	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY
Advancing Better Health for All
We aim to transform the ecosystem of health into one that is well functioning, sustainable, accessible, and equitable. Our environmental, social, and governance approach is structured around four connected pillars—Healthy Society, Healthy Workforce, Healthy Environment, and Healthy Company—that underscore our mission to improve the health and vitality of those we serve. In 2024, we:
•Supported approximately $48 million in combined giving between The Cigna Group and The Cigna Group Foundation and announced a multiyear philanthropic and community engagement initiative focused on three essential areas: improving youth mental health, improving veteran mental health through housing stability, and reducing barriers to health equity.
•Formally committed to the Science Based Targets initiative. We disclosed additional Scope 3 greenhouse gas (GHG) emissions categories in our 2023 Environmental, Social, and Governance Report and plan to set near-term science-based GHG reduction targets.
•Expanded our commitment to spend more with suppliers underrepresented in our supply chain, targeting $1.6 billion annually in 2025, and continued to deepen engagement with our suppliers under management by monitoring EcoVadis compliance.
•Received the following recognitions:
•Named one of America’s Most JUST Companies for the sixth year by JUST Capital and CNBC, including No. 1 in the Health Care Providers industry and No. 10 overall in the JUST 100 for 2024.
•Awarded Silver medal from EcoVadis, which represents top 15% of all scored companies across environment, labor and human rights, ethics, and sustainable procurement topics.
•Named among America’s Climate Leaders by USA TODAY.
•Continued to prioritize the health and vitality of our employees by adding a Preventive Care Day for eligible U.S.-based employees, effective as of January 1, 2025. This is a paid day off that can be used anytime during the year for employees to get preventive care and wellness checks.
Throughout this Proxy Statement, we reference information available on our website. The information on our website is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

*We encourage you to review our Annual Report on Form 10-K for the year ended December 31, 2024. Consolidated adjusted income from operations, per share is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income, per share. Additional information regarding our use of non-GAAP measures and reconciliations to the most directly comparable GAAP measure can be found on Annex A.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	3

PROXY STATEMENT SUMMARY
Corporate Governance at The Cigna Group
The Cigna Group is committed to ensuring strong corporate governance practices that protect the best interests of our shareholders and other key stakeholders. We believe that strong corporate governance and a majority independent Board provide the foundation to oversee our mission and business strategy, drive our culture of ethics and integrity, and promote and foster confidence from our shareholders and other key stakeholders. The Board has adopted policies and processes that foster effective Board oversight of critical matters, such as strategy, leadership succession planning, risk oversight, financial and other controls, compliance, culture, and environmental, social, and governance matters.

Director Nominees

			Committee Membership
Name and Title	Director Since	Independent	Audit	Compliance	Corporate Governance	Finance	People Resources	Executive

David M. Cordani Chairman and Chief Executive Officer of The Cigna Group	2009
Eric J. Foss Former Chair, President, and Chief Executive Officer of Aramark	2011	●					●	●
Retired Maj. Gen. Elder Granger, M.D. President and Chief Executive Officer of THE 5Ps, LLC	2018	●			●			●
Neesha Hathi Head of Wealth and Advice Solutions of The Charles Schwab Corporation	2021	●	●			●
George Kurian Chief Executive Officer of NetApp, Inc.	2021	●		●			●
Kathleen M. Mazzarella Chair, President, and Chief Executive Officer of Graybar Electric Company, Inc.	2018	●				●		●
Mark B. McClellan, M.D., Ph.D. Director, Duke-Robert J. Margolis, M.D., Institute for Health Policy	2018	●		●	●
Philip O. Ozuah, M.D., Ph.D. President and Chief Executive Officer of Montefiore Einstein	2023	●		●			●
Kimberly A. Ross Former Chief Financial Officer of Baker Hughes Company	2020	●				●		●
Eric C. Wiseman Lead Independent Director of The Cigna Group; Former Executive Chair, President, and Chief Executive Officer of VF Corporation	2007	●						●
Donna F. Zarcone Former President and Chief Executive Officer of The Economic Club of Chicago	2005	●	●					●
						●= MEMBER = CHAIR

4	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY
Key Governance Practices

Independence	Best Practices	Accountability	Shareholder Rights

•Other than the Chair/CEO, all directors are independent
•Lead Independent Director with clearly defined responsibilities
•100% independent Audit, Compliance, Corporate Governance, Finance, and People Resources Committees
•Regular meetings of the independent directors of the Board and its committees, without management present
•Board and its committees may hire outside advisors independently of management

•Active shareholder engagement
•Diverse Board in terms of experiences, specific skills and qualifications, tenure, gender, race, ethnicity, abilities, and backgrounds
•Board policy to ensure individuals from underrepresented backgrounds included in candidate pool for all director searches
•Separate Code of Business Conduct and Ethics for the Board
•Majority of director compensation delivered in common stock of The Cigna Group
•Robust stock ownership guidelines for directors

•Annual election of all directors
•Directors elected by majority vote standard for uncontested election
•Annual self-evaluations of the Board, its committees, and individual directors, which, in 2024, included a third-party facilitator and peer feedback
•Annual evaluation of the Board leadership structure
•Annual evaluation of CEO (including compensation) by independent directors
•Clawback policies that comply with and go beyond the requirements of the Dodd-Frank Act and NYSE rules

•Shareholder right to call a special meeting
•Proxy access right allowing shareholders to include their nominees in proxy materials for election at annual meetings
•Shareholder right to amend our Certificate of Incorporation or By-Laws with support of holders of a majority of outstanding stock; no supermajority vote provisions
•No shareholder rights plan or poison pill

Shareholder Engagement
The Board and the Corporate Governance Committee oversee the Company’s shareholder engagement practices. Our engagement with shareholders helps us better understand our shareholders’ priorities and perspectives. The Board considers feedback and insights from our shareholders as it reviews and evolves our governance and executive compensation practices and disclosures.
We engage with shareholders throughout the year on a number of topics related to corporate governance, executive compensation, corporate responsibility, Company performance, and other areas of focus for shareholders. Since the filing of our 2024 proxy statement, we engaged on governance-related topics with holders of approximately 30% of our outstanding stock.(1)

In 2024, we invited holders of approximately 70% of our outstanding stock, including our 100 largest shareholders, to engage with us to discuss governance-related topics.(1)

Governance-Related Topics

Corporate governance and shareholder rights	Board composition and refreshment	Executive compensation	Human capital matters	Environmental and social initiatives and performance
Beyond specific engagement around governance-related topics, the Investor Relations team and senior management engage with investors regularly to discuss our operating performance and growth strategy.
(1)Based on holdings as of December 31, 2024.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	5

PROXY STATEMENT SUMMARY
Executive Compensation at The Cigna Group
We believe that aligning executive compensation to the achievement of enterprise goals that support our mission and our commitment to our customers will result in improved health care access and affordability, along with the creation of meaningful and sustained long-term value benefiting our customers, patients, clients, shareholders, and other stakeholders.

Compensation Practices	Incentivize Performance	Align Interests	Emphasize Performance-Based Pay	Focus on Long Term	Pay Competitively

Performance-Based Pay •92% of 2024 CEO total target pay at risk(1)
Long-Term Incentives •76% of 2024 CEO total target pay in equity award incentives(1) •No payment of dividends on restricted stock prior to vesting
Commitment to Performance Equity •100% of 2024 CEO long-term incentive award is performance based •60% of 2024 CEO long-term incentive award comprised of Strategic Performance Shares
Rigorous Goals Underpin Incentives
•No annual incentive payout unless pre-established minimum level of performance is achieved
•No overlap between short- and long-term metrics, and incentives use both absolute and relative metrics

Benchmarked Compensation •Committee review of compensation targets •Named executive officer total target compensation within the competitive range of the market median
Strong Compensation Governance •Robust clawback, anti-hedging, and anti-pledging policies •Annual compensation risk assessment by People Resources Committee
Rigorous Stock Ownership Requirements •Significant stock ownership requirements •Stock retention requirements that encourage a long-term ownership philosophy
Prudent Equity Usage •No repricing without shareholder approval •Annual share usage limit to manage burn rate

(1) CEO long-term incentive target at midpoint of target range.

6	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY
2024 CEO Compensation
Guided by the principles summarized above, performance-based incentives represented approximately 92% of Mr. Cordani’s total target compensation for 2024, including 76% in long-term incentive (LTI) and 16% in Enterprise Incentive Plan (EIP) awards. This compensation structure is designed to reward Mr. Cordani for performance achieved and align his interests with those of our long-term shareholders.

Component of Compensation		Purpose	Percentage of CEO Target Compensation*

Base Salary		Fixed compensation, designed to attract and retain key talent, driven by market data and reflective of the individual’s role, responsibilities, and performance.	8%
Enterprise Incentive Plan (EIP)		Performance-based annual cash incentive designed to reward enterprise performance relative to pre-established annual goals and individual performance, accomplishments, and contributions.	16%
	Strategic Performance Shares (SPS)	Performance-based equity incentive designed to reward achievement of a predetermined absolute financial goal and relative Total Shareholder Return (TSR) over a three-year performance period, with vesting at the end of the performance period.	45%
Long-Term Incentives (LTI)	Stock Options	Performance-based equity incentive aligned with stock price appreciation, with ratable vesting over three years.	15%
	Restricted Stock	Performance-based equity incentive designed to promote strong retention and alignment with shareholders’ interests, with ratable vesting over three years.	15%

*Totals may not add to 100% due to rounding.
CEO LTI target at midpoint of target range

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	7

PROXY STATEMENT SUMMARY

Executive Compensation
CEO compensation demonstrates our pay-for-performance philosophy and is aligned with the interests of our shareholders.
The performance-based orientation of Mr. Cordani’s compensation reflects the Board’s view that executive compensation should incentivize superior performance in service of our mission, reward executives for the performance achieved, and be strongly aligned with the interests of our long-term shareholders. Grouping Mr. Cordani’s 2024 compensation into three distinct categories demonstrates the execution of this philosophy:

1
Significant and growing investment in The Cigna Group. Between year-end 2020 and 2024, Mr. Cordani’s holdings of The Cigna Group common stock, net of unvested restricted stock, increased 38%, which, as of December 31, 2024, represents 0.22% of the Company’s outstanding shares.
The increase in holdings includes shares acquired by Mr. Cordani in the first quarter of 2024, pursuant to the exercise of options granted to him in 2016 (see page 89). The options were exercised pursuant to a Rule 10b5-1 trading plan that he entered into in May 2023. The $29.5M realized upon the exercise of options represents the largest component of his realized compensation in 2024. The exercised options, which had a ten-year term, had been fully vested since February 2019. From the time the 2016 options were granted through the time this award fully vested in 2019, The Cigna Group stock price appreciated 28%, meaning the options were in a significant unrealized gain position at the time that they were fully vested. Between the time the options were fully vested and the time they were exercised, the stock price appreciated an additional 94%.(1) Various factors may drive Mr. Cordani’s decision to exercise stock options, such as the option expiration date, the trading price of the Company’s stock, and his diversification plans. Any value realized upon the exercise of options is a direct reflection of sustained shareholder value creation between the time the options were granted and the time they were exercised.

2
2024 performance-based payouts to Mr. Cordani in consideration of the Company’s performance. The 2024 payout for Mr. Cordani, which includes his 2024 EIP award at 85% of target and the payout of his 2022–2024 SPS award at 129% of target, reflects the TSR performance of the Company relative to its peers (see page 73) as well as the Company’s achievement of certain financial goals and the advancement of key strategic objectives designed to address pressing needs of the Company’s key stakeholders (i.e., improving affordability and effectiveness to provide greater value to our customers, patients, and clients and advancing specified environmental, social, and governance initiatives) (see pages 64 – 65).

•2024 EIP award. In determining the amount of Mr. Cordani’s EIP payout, the independent members of the Board started their consideration with the approved funding percentage of the EIP as the baseline for Mr. Cordani’s EIP award and then also considered the Company’s 2024 financial results, Mr. Cordani’s leadership in the successful execution of strategic initiatives, and the continued focus on our employees and culture of integrity. In addition, the independent members of the Board recognized that, while the Company delivered year-over-year financial growth in a dynamic and challenging environment, 2024 results were below expectations due to higher-than-anticipated medical costs in our stop loss product within Cigna Healthcare. Taking all of these factors into account, the independent members of the Board awarded Mr. Cordani an EIP payout for 2024 of $2,720,000, or 85% of his 2024 EIP target. Additional information about the 2024 EIP and the factors considered by the independent members of the Board in determining the amount of Mr. Cordani’s EIP payout can be found on pages 66 – 68.

•2022–2024 SPS payout. At the time the 2022–2024 SPS award was granted, when the fair market value of our stock was $227.73, the value of Mr. Cordani’s award was $8,700,000, assuming a payout at target. The 2022–2024 SPS program included two performance measures, each weighted 50%: (1) relative TSR; and (2) adjusted income from operations, per share measured on a cumulative basis. Over the three-year performance period, The Cigna Group TSR was 8.2%, placing us above the median of our SPS peer group and resulting in a 154% payout for the relative TSR measure. Cumulative adjusted income from operations, per share for the three-year period grew to $75.78, resulting in a payout at 103% for this measure and, coupled with the payout for TSR, a 129% payout for the program overall. Based on the fair market value price of $305.86 on February 28, 2025, the date the award was paid out, the actual value of Mr. Cordani’s award was approximately $15 million, or approximately 174% of the value at the time the award was made. Additional information about the 2022–2024 SPS program and Company performance can be found on pages 71–73.

3
Equity awards incentivize future performance, fully aligning his interests with the Company’s shareholders. Mr. Cordani is required to hold The Cigna Group stock valued at eight times his base salary or more. In fact, Mr. Cordani’s stock holdings are valued well in excess of his holding requirement.

•2025 LTI Award Mix. Again in 2025, and since 2022, 60% of Mr. Cordani’s LTI award comprised SPS awards, and the remaining 40% was split evenly between restricted stock and options, at 20% each. The 2025 SPS program will again include two measures, each weighted at 50%: (1) adjusted income from operations, per share measured on a cumulative basis; and (2) relative TSR. The significant proportion of SPSs more heavily weights Mr. Cordani’s interests in improving the Company’s relative TSR over the long term and puts more of his award at risk if that improvement does not occur.

(1)Based on the the weighted average price of the Company’s common stock price at time of exercise.

8	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

PROXY STATEMENT SUMMARY
Environmental, Social, and Governance at The Cigna Group
At The Cigna Group, we advance better health for all. Our environmental, social, and governance approach is rooted in our drive to make the health care system well-functioning, sustainable, and equitable. This approach is structured around four connected pillars that underscore our mission to improve the health and vitality of those we serve.

Healthy Society
We are committed to understanding and addressing social determinants of health and improving medical quality and access while lowering health risks, promoting preventive health interventions, and coordinating all aspects of care. We drive progress by aligning our products and services with value-based care models, leveraging integrated benefits, managing drug costs through innovation, expanding digital offerings, and reviewing coverage policies for health equity. Priority topics include:
•Sustainable Health Care
•Product Service and Quality
•Health Equity
•Community Resilience

Every day, we work to make a difference in the health of our communities.

Healthy Workforce
We believe that employers play a vital role in the health care system, and we strive to be a model for others by prioritizing and investing in the health and vitality of employees within our own company. We aim to cultivate a purpose- and performance-driven workforce that is equipped and empowered to drive growth and innovation across our diverse businesses. Priority topics include:
•Employee Health, Safety, and Vitality
•Inclusion Within Our Workforce
•Human Capital Development

We strongly believe that investing in the health of our people is one of the most important decisions we can make as a company.

Healthy Environment
We believe that responsible environmental stewardship can improve health and vitality and also makes sound business sense. We strive to identify new efficiencies and make strategic investments that reduce our environmental impacts and our operating costs. Priority topics include:
•Climate Change and Emissions
•Sustainable Operations

Healthy Company
We have a deep and long-held commitment to strong governance as well as ethical and resilient business practices. This includes protecting the sensitive data of our clients and customers by ensuring cybersecurity incident response preparedness, as well as supporting a responsible and inclusive supply chain. Priority topics include:
•Leadership and Accountability
•Business Ethics and Compliance
•Data Protection
•Responsible Supply Chain

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	9

PROXY STATEMENT SUMMARY
Voting Matters and Board Recommendations

For the reasons set forth below and as further detailed throughout this Proxy Statement, the Board of Directors unanimously recommends that you vote FOR each of the management proposals.

Management Proposals	More Information

Proposal 1. Election of Directors.
The Board and the Corporate Governance Committee believe that the eleven director nominees named in this Proxy Statement bring a combination of diverse qualifications, skills, and experiences that contribute to a well-functioning Board. As determined by the Board and Corporate Governance Committee, each director nominee has proven leadership ability, has demonstrated good judgment, and is a valued participant on the Board.
Page 12

Proposal 2. Advisory Approval of Executive Compensation.
Our executive compensation program is designed to base the substantial majority of our executive officers’ compensation on The Cigna Group performance, rewarding them for the creation of long-term value benefiting our customers, patients, clients, shareholders and other stakeholders. Because your vote is advisory, it will not be binding upon the Board. However, the Board and the People Resources Committee value your opinion and will review and consider the voting results when making future executive compensation decisions.
Page 51

Proposal 3. Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2025.
The Audit Committee approved the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for The Cigna Group for 2025. The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment.
Page 102

For the reasons set forth below and as further detailed throughout this Proxy Statement, the Board of Directors unanimously recommends that you vote AGAINST the following shareholder proposal.

Shareholder Proposal	More Information

Proposal 4. Support Special Shareholder Meeting Improvement.
Our Board determined that the implementation of this proposal, which seeks to eliminate the requirement that shareholders hold their shares for at least one year in order to call a special shareholder meeting, is not in the best interests of The Cigna Group or our shareholders. In particular, our Board believes that this change is unnecessary given that the current special meeting right strikes the appropriate balance between protecting the rights of our long-term shareholders and mitigating risk of abuse. Our Board also believes that the Company’s strong corporate governance practices, including its commitment to ongoing dialogue with its shareholders, our Board’s track record of responsiveness, and the current special meeting right, provide shareholders with the ability to raise important matters with our Board and management without the potential expense and risk associated with the proposal to abolish the one-year holding period requirement.

10	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

Corporate Governance Matters The Cigna Group is committed to ensuring strong corporate governance practices that protect the best interests of our shareholders and other key stakeholders.

Election of Directors (Proposal 1)	12
Director Expectations and Qualifications	12
Areas of Expertise of Our Director Nominees	13
Nomination Process	13
Process for Director Elections	14
Tenure, Background and Experience of Our Directors	15
Other Practices	16
Board of Directors’ Nominees	16
Corporate Governance Policies and Practices	28
Key Governance Practices	28
Director Independence	29
Board Leadership Structure	29
Board Evaluations and Board Effectiveness	30
Responsibilities of the Board	32
Board Meetings and Committees	36
Codes of Ethics	40
Environmental, Social and Governance	40
Human Capital Management	41
Community Programs	43
Lobbying Activity and Political Contributions	44
Certain Transactions	44
Non-Employee Director Compensation	45
Overview	45
Director Compensation Program	45
Director Compensation Table for 2024	47
Director Ownership	48

Corporate Governance Matters
Election of Directors (Proposal 1)

The Board of Directors unanimously recommends that shareholders vote FOR each of the nominees.
Our Board has nominated the eleven directors named in this Proxy Statement for election at the Annual Meeting. Our Board is composed of individuals with expertise in fields relevant to The Cigna Group business; experience from different professions and industries; a broad range of age, race and ethnicity, gender, and global experience; and a range of tenures. Together, this diverse mix of skills and experience effectively supports our strategy.
The role of the Board, its leadership structure, and its governance practices are described in “Corporate Governance Policies and Practices” below. This section identifies the director expectations and qualifications considered by the Board and the Corporate Governance Committee in selecting and nominating directors, describes the process for director nominations and elections, and presents the biographies, skills, and qualifications of the director nominees.

Director Expectations and Qualifications
The Corporate Governance Committee, in consultation with the Board, has identified individual director expectations and qualifications that it believes every member of the Board should have. In addition, the Corporate Governance Committee has identified areas of expertise that are directly relevant to The Cigna Group business strategy in the short and long term, enable the Board to exercise its oversight function, and contribute to a well-functioning Board. In selecting these areas of expertise, the Board also considered best practices among other large companies. The Board regularly reviews these identified areas of expertise to ensure they support the evolution of the Company’s mission and business strategy and the Board’s needs. The Corporate Governance Committee and the Board take into consideration these criteria and the mix of skills and experience as part of the director recruitment, selection, evaluation, and nomination process.
Expectations and Qualifications of Every Director

Commit
to the mission and values of The Cigna Group

Understand
The Cigna Group's businesses and contribute to the assessment of strategy and risk

Provide
relevant input concerning risk oversight and assess different risks and their impact on shareholder value

Advance
the objectives and reputation of The Cigna Group

Effectively contribute
to the evaluation of executive talent, compensation and succession planning

Review and monitor
performance in environmental, social and governance matters

12	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS
Areas of Expertise of our Director Nominees
The chart below identifies the balance of skills and qualifications each director nominee brings to the Board. Each director nominee brings his or her own unique background and range of expertise, knowledge, and experience, which we believe provides an appropriate and diverse mix of qualifications necessary for our Board to effectively fulfill its oversight responsibilities. The combination of the skills and qualifications shown below demonstrates how our Board is well positioned to oversee strategy, performance, culture, and risk at the Company.

	Business Leader	Finance	Global Operations	Health Services and Delivery Systems	Marketing and Consumer Insights	Regulated Industry/Public Policy	Risk Management	Technology - Strategy, Security and Operations

David M. Cordani
Eric J. Foss
Elder Granger
Neesha Hathi
George Kurian
Kathleen M. Mazzarella
Mark B. McClellan
Philip O. Ozuah
Kimberly A. Ross
Eric C. Wiseman
Donna F. Zarcone
Nomination Process
The Corporate Governance Committee assesses the Board’s composition as part of the annual self-evaluation of the Board (described in the “Corporate Governance Policies and Practices – Board Evaluations and Board Effectiveness” section of this Proxy Statement). On an ongoing basis, the Corporate Governance Committee engages in Board succession planning, taking into account input from Board discussions and from the Board and committee evaluation process.
Renomination of Current Directors
When considering whether to nominate current directors for re-election, the Corporate Governance Committee and the Board review individual directors’ performance against the expectations for Board membership, as well as how the directors’ skills and experiences support the Company’s mission, values, and strategy and the Board’s needs. The Committee also considers individual directors’ outside commitments to ensure that each director is able to devote the time required to serve as a productive member of the Board.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	13

CORPORATE GOVERNANCE MATTERS
Identification of New Directors

Assessment of Needs	Identification of Potential Candidates	Candidate Review Process	Recommendation

•The Corporate Governance Committee considers the diversity of skills represented on the Board and focuses on identifying candidates who possess skills and qualifications that are complementary to the existing Board members’ skills and will support the Company’s short- and long-term strategy.
•The Corporate Governance Committee also considers the appropriate size of the Board and whether any vacancies on the Board are anticipated, whether due to retirement or other reasons.

•The Corporate Governance Committee utilizes a variety of methods for identifying potential candidates, including recommendations by current directors, management, professional search firms, shareholders, or other persons.
•The Corporate Governance Committee may retain a third-party search firm to assist in identifying and evaluating candidates for Board membership.
•The Corporate Governance Committee considers suggestions for Board nominees submitted by shareholders using the same criteria as new director candidates and current director nominees.

•Once identified, the Corporate Governance Committee reviews the candidate’s background, experiences, skills, other outside commitments, and/or prior board and committee service and considers how the candidate’s background would support the Board’s needs and oversight of the Company’s strategy, performance, culture, and risk.
•Candidates interview with the Chair of the Board and CEO, the Chair of the Corporate Governance Committee, and the Lead Independent Director, as well as other members of the Board, as appropriate.
•Following a thorough review process, the Corporate Governance Committee will recommend a candidate to the Board for consideration.
Shareholders may recommend potential director nominees by writing to the Corporate Secretary, The Cigna Group, Two Liberty Place, 1601 Chestnut Street, Philadelphia, PA 19192-1550, stating the candidate’s name and qualifications for Board membership. Information on how to nominate a director candidate for election at the 2026 annual meeting can be found under “Annual Meeting Information.”
Process for Director Elections
Directors are elected for one-year terms, expiring at the next annual meeting of shareholders. The Cigna Group has adopted a majority voting standard for the election of directors in uncontested elections. Under this standard, directors must receive more votes cast in favor of his or her election than against in order to be elected to the Board. Each director has agreed to tender, and not withdraw, a resignation if such director does not receive a majority of the votes cast at the Annual Meeting. The Corporate Governance Committee will make a recommendation to the Board on whether to accept the resignation. The Board has discretion to accept or reject the resignation. A director whose resignation is under consideration will not participate in the decisions of the Corporate Governance Committee or the Board concerning the resignation. In a contested election, where the number of director nominees exceeds the number of directors to be elected, the voting standard is a plurality of votes cast.

14	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS
Tenure, Background and Experience of Our Directors
We are committed to harnessing the power of each individual’s unique differences and talent because we know this supports better decision-making, greater innovation, and higher levels of engagement, and this commitment starts at the Board. The Board remains committed to ensuring that the Board is composed of individuals with expertise in fields relevant to The Cigna Group business; experience from different professions and industries; a diversity of age, race and ethnicity, gender, and global experience; and a range of tenures. This approach has proven beneficial given the complex and dynamic nature of the health services industry. The Board believes that a range of tenure allows both new perspective and continuity and that the Board benefits from the perspective of directors who have served on the boards of other public companies. Our directors have diverse backgrounds, with experience gained in corporate, academic, government, public policy, and military settings. The Corporate Governance Guidelines require the Corporate Governance Committee, and any search firm it engages, to include candidates from underrepresented backgrounds in the pool from which the Committee selects director candidates. In addition, the Committee also considers directors with a range of backgrounds and experiences, consistent with our refreshment planning. The following graphics represent the diversity of our independent director nominees:

Tenure

■	Independent director nominees with less than 5 years tenure

■	Independent director nominees with 5 to 10 years tenure

■	Independent director nominees with more than 10 years tenure

Public Company
Service

■	Independent director nominees with past experience serving on a public company board

Overall

■	Independent diverse director nominees

Gender

■	Independent female director nominees

Racial/Ethnic

■	Independent racially or ethnically diverse director nominees

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	15

CORPORATE GOVERNANCE MATTERS
Other Practices
In addition to working to ensure that the Board is composed of qualified individuals with a diverse range of backgrounds and experiences, the Board has adopted the following governance policies and practices that contribute to a well-functioning Board.

Limits on Public Company Directorships
To ensure directors are able to devote sufficient time and attention to their responsibilities as Board members, the Board has established the following limits on outside directorships:
•Directors who also are chief executive officers of public companies may not serve on more than one other public company board in addition to The Cigna Group Board and the board of their employer (for a total of three public company directorships).
•Directors who are not chief executive officers of public companies may serve on no more than four boards of other public companies (for a total of five such directorships).
•Directors may not serve on more than three public company audit committees.
All of our directors are in compliance with these limits on outside directorships.

Change in Director’s Principal Position
If there is a change in a director’s principal employment position, that director must tender a resignation from the Board to the Corporate Governance Committee. The Committee will then recommend to the Board whether to accept or decline the resignation.

Retirement Age	Our Corporate Governance Guidelines provide that directors are expected to retire by the annual meeting of shareholders coinciding with or following their 72nd birthday. The Board may exercise discretion to waive the expected retirement age in individual cases.
Continuing Education for Directors
The Board is regularly updated on The Cigna Group businesses, strategies, customers, operations, and employee matters, as well as external trends and issues that affect the Company. Directors also are encouraged to attend continuing education courses relevant to their service on the Board. The Corporate Governance Committee oversees the continuing education practices, and the Company is kept apprised of director participation.

Board of Directors’ Nominees
Upon the recommendation of the Corporate Governance Committee, the Board is nominating the eleven directors listed below for election to one-year terms to expire at the next annual meeting of shareholders. All nominees have consented to serve, and the Board does not know of any reason why any nominee would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting, the Board may either reduce its size or designate another nominee. If the Board designates a substitute nominee, your proxy will be voted for the substitute nominee.
Mr. William DeLaney is not standing for re-election at the 2025 Annual Meeting of Shareholders. The Board thanks Mr. DeLaney for his dedicated and thoughtful service to the Board over the past six years.
Below are biographies, skills, and qualifications of each of the nominees. Each of the director nominees currently serves on the Board. The Board believes that the combination of the various experiences, skills, and qualifications represented by the nominees contribute to an effective and well-functioning Board and that the nominees possess the qualifications, based on the criteria described above, to provide meaningful oversight of the business and strategy of The Cigna Group.

16	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

Age 59 Director Since 2009 Education MBA, University of Hartford; BBA, Texas A&M University Board Committees Executive (Chair) Prior Public Company Boards General Mills, Inc.
David M. Cordani
Chairman and Chief Executive Officer | The Cigna Group
Business Experience
David Cordani was appointed Chairman of the Board in January 2022. He has served as the Chief Executive Officer of The Cigna Group since 2009 and President since 2008. Since joining The Cigna Group in 1991, Mr. Cordani has served in a number of senior leadership roles, including Chief Operating Officer; President, Cigna HealthCare; and Senior Vice President, Customer Segments and Marketing. During his tenure, The Cigna Group has grown into a global health company with approximately 182 million customer relationships and approximately 70,000 colleagues around the world.
Qualifications
Mr. Cordani brings a deep understanding of customer engagement as well as of the critical role data analytics and digital capabilities play in improving the health care system and outcomes for individuals. He offers unique perspective and insight into the health services industry and the innovation of health delivery models. Mr. Cordani is also the co-author of the best-selling book The Courage to Go Forward: The Power of Micro Communities.
Mr. Cordani is active with a number of nonprofit organizations, and currently serves in various capacities with the Achilles International Freedom Team of Wounded Veterans, among others, including the David and Sherry Cordani Family Foundation. Mr. Cordani is an Executive Committee member of America’s Health Insurance Plans (AHIP) and previously was appointed and served as Chair of the AHIP Board. With a commitment to international business relations, Mr. Cordani also served as Chairman of the U.S. Chamber of Commerce’s U.S.-Korea Business Council and on the U.S.-India Business Council Board of Directors.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	17

CORPORATE GOVERNANCE MATTERS

Age
66
Director Since
2011
Education
BS, Ball State University
Board Committees
Finance (Chair)
Executive
People Resources
Other Public
Company Boards
O-I Glass, Inc.
•Nominating Corporate Governance Committee
Primo Brands Corporation
•Audit Committee
•Compensation Committee
Past Public Company Directorships
Aramark (Chair)
Diversey Holdings, Ltd.,
(Non-Executive Chair)
Primo Water Corporation
The Pepsi Bottling Group
(Chair)
Selina Hospitality PLC
(Non-Executive Chair)
UDR, Inc.

Eric J. Foss
Former Chair, President, and Chief Executive Officer | Aramark
Business Experience
Eric Foss served as President and Chief Executive Officer of Aramark, a provider of food services, facilities management, and uniform services, starting in May 2012. He also served as Aramark Chair of the Board starting in February 2015 until his retirement in August 2019. He served as Chief Executive Officer of Pepsi Beverages Company, a beverage manufacturer, seller, and distributor and a division of PepsiCo, Inc., from 2010 until December 2011. He was the Chair and Chief Executive Officer of The Pepsi Bottling Group, Inc., from 2008 until 2010, President and Chief Executive Officer from 2006 until 2008, and Chief Operating Officer from 2005 until 2006.
Qualifications
As Chief Executive Officer of both Aramark and The Pepsi Bottling Group, he led each company’s initial public offerings, giving him a deep knowledge of the capital markets and prudent risk management while creating strong stakeholder value. While leading Aramark, Mr. Foss gained significant experience in managing the operations of a global business with risk management, strategic planning, transactions, technology, and financial oversight. He also delivered increased shareholder value by improving customer loyalty and building an inclusive and engaged workforce. During his tenure, Aramark received several recognitions, including, to name a few, being named to Fortune magazine’s World’s Most Admired Companies list, to Fair360’s Top 50 Employers list, and as a Best Place to Work by the Disability Equality Index.
Mr. Foss also serves on the National Board of Directors for the Back on My Feet Foundation.

18	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

Age
71
Director Since
2018
Education
MD, University of Arkansas School of Medicine;
BS, Arkansas State University
Board Committees
Compliance (Chair)
Corporate Governance
Executive
Other Public
Company Boards
DLH Holdings Corporation
•Cybersecurity, Technology, and Biomedical Research Committee (Chair)
•Management Resources and Compensation Committee
Past Public Company Directorships
Better Therapeutics, Inc.
Cerner Corporation
Express Scripts Holding
Company

Retired Maj. Gen. Elder Granger, M.D.
President and Chief Executive Officer | THE 5Ps, LLC
Business Experience
Retired Army Major General Elder Granger, M.D., has served as the President and Chief Executive Officer of THE 5Ps, LLC, a health care, education, and leadership consulting firm, since August 2009. He served in the U.S. Army for more than 35 years before retiring in June 2009, and he was the Deputy Director and Program Executive Officer of TRICARE Management Activity, Office of the Assistant Secretary of Defense (Health Affairs), in Washington, D.C., from December 2005 to June 2009.
Qualifications
General Granger is board certified by the American Association for Physician Leadership, the American College of Healthcare Executives, the American Board of Medical Quality, and the American Board of Internal Medicine. He is also a National Association of Corporate Directors (NACD) Certified Director and was recognized by NACD in 2022 as part of the NACD Directorship 100. He holds a Certificate in Cybersecurity Oversight from Carnegie Mellon University, is certified in Healthcare Compliance by the Healthcare Compliance Association, and is a Certified Compliance Officer by the American Association of Professional Coders, in addition to holding numerous medical certifications.
General Granger has extensive experience in health care management and operations, including health policy, planning, budgeting, and execution related to the health program for uniformed service members around the globe through his tenure with TRICARE. General Granger has unique leadership and policy experience through his 35-year career with the U.S. Army.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	19

CORPORATE GOVERNANCE MATTERS

Age 51 Director Since 2021 Education MBA, University of California; BS, University of Michigan Board Committees Audit Finance Other Public Company Boards N/A
Neesha Hathi
Head of Wealth and Advice Solutions | The Charles Schwab Corporation
Business Experience
Neesha Hathi has served as Head of Wealth and Advice Solutions of The Charles Schwab Corporation (Charles Schwab), a financial services company, since 2022. Over the course of her 20-year career with Charles Schwab, Ms. Hathi has held positions of increasing responsibility. Notably, she was Chief Digital Officer from 2017 to 2022, during which time she was responsible for digital transformation, business innovation, and data and analytics. Prior to that role, she served as Executive Vice President of Investor Services Platforms, Strategy and Client Experience, from 2016 to 2017, and as Senior Vice President of Advisor Services and Chief Operating Officer of Schwab Performance Technologies from 2012 through 2016.
Qualifications
Ms. Hathi has been broadly recognized across the financial services industry for her digital expertise and transformative leadership, and she speaks frequently at industry events to provide thought leadership on digital transformation and related topics. In 2021, InvestmentNews named her among the top Icons & Innovators who have shaped and transformed the financial advice profession. Business Insider named her one of the 10 People Transforming Investing in 2020, and she was listed among the Top Women in WealthTech by Think Advisor in 2019.
Ms. Hathi serves on the Advisory Board of the University of California, Los Angeles, Anderson School of Management as well as The Charles Schwab Foundation.

20	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

Age 58 Director Since 2021 Education MBA, Stanford University; BS, Princeton University Board Committees Compliance People Resources Other Public Company Boards NetApp, Inc.
George Kurian
Chief Executive Officer | NetApp, Inc.
Business Experience
George Kurian has served as Chief Executive Officer of NetApp, Inc. (NetApp), a cloud-led, data-centric software company, since 2015. He was NetApp’s President from 2016 through 2020; Executive Vice President, Product Development, from 2013 through 2015; and Senior Vice President, Software Group, from 2011 through 2013. Previously, Mr. Kurian held various roles at Cisco Systems, Inc., a technology company, having served as Vice President and General Manager, Application Networking and Switching Technology Group, from 2009 to 2011; Vice President and General Manager, Application Delivery Business Unit, from 2005 to 2009; and Vice President and General Manager, Video Networking Business Unit, from 2002 to 2005.
Qualifications
Mr. Kurian brings significant leadership experience and a deep understanding of business transformation, strategic planning, corporate growth, and risk assessment on a global basis, having spent over a decade with NetApp. He is well versed in customer-oriented technology as a result of having led client service teams focused on helping companies advance strategy and operational initiatives and his background as an engineer.
Mr. Kurian has spent more than 20 years in leadership positions at technology-focused companies, through which he has developed expertise in innovative technology and related operations. His extensive background and experience provide a deep understanding of how technology fits into a business from both an operational and strategic perspective.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	21

CORPORATE GOVERNANCE MATTERS

Age
64
Director Since
2018
Education
MBA, Webster University;
BA, National Louis University
Board Committees
People Resources (Chair)
Finance
Executive
Other Public
Company Boards
Core & Main
•Nominating and Governance Committee (Chair)
Waste Management, Inc. (Non-Executive Chair)
•Audit Committee
•Management Development and Compensation Committee
•Nominating and Governance Committee
Past Public
Company Boards
Express Scripts Holding
Company

Kathleen M. Mazzarella
Chair, President, and Chief Executive Officer | Graybar Electric Company, Inc.
Business Experience
Kathleen Mazzarella has served as Chair of Graybar Electric Company, Inc. (Graybar), a North American distributor of electrical, communications, and data networking products and provider of related supply chain management and logistics services, since January 2013, as President and Chief Executive Officer since June 2012, and as a Director since January 2004. She is the first woman to lead Graybar since its founding in 1925.
Qualifications
Ms. Mazzarella previously served as Graybar’s Executive Vice President and Chief Operating Officer from December 2010 to June 2012. She joined Graybar in January 1980 and has held increasing roles of seniority, including Senior Vice President, Sales and Marketing, and Senior Vice President, Human Resources and Strategic Planning. Ms. Mazzarella has been instrumental in developing environmental, social, and governance practices for Graybar and, as a member and independent chair of the Board of Directors for Waste Management, focusing on driving sustainable operations that deliver innovation to customers. Under her leadership, Graybar has consistently invested in its community, actively cultivating an ownership culture, emphasizing integrity and fair opportunity, and it has earned recognition for its governance practices and as a top national workplace. Ms. Mazzarella is also a contributing author of Inside the Minds, a book on human capital management.
Ms. Mazzarella serves as Co-Chair for Concordance First Chance Campaign and as a Board Member for Greater St. Louis, Inc. She is a 2022 recipient of the inaugural St. Louis Titan 100 and an inaugural winner of the Modern Distribution Management Women in Distribution Leadership Award in 2021.

22	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

Age
61
Director Since
2018
Education
PhD, Massachusetts Institute of Technology;
MD, Harvard-MIT Division
of Health Sciences and Technology;
MPA, Harvard University;
BA, University of Texas
Board Committees
Compliance
Corporate Governance
Other Public
Company Boards
Alignment Healthcare, Inc.
•Nominating, Corporate Governance and Compliance Committee
Johnson & Johnson
•Regulatory Compliance & Sustainability Committee
•Science & Technology Committee

Mark B. McClellan, M.D., Ph.D.
Director | Duke-Robert J. Margolis, M.D., Institute for Health Policy
Business Experience
Dr. Mark McClellan became the inaugural Director of the Duke-Robert J. Margolis, M.D., Institute for Health Policy and the Margolis Professor of Business, Medicine, and Policy at Duke University in January 2016. He currently serves in various leadership and advisory capacities for the National Academy of Medicine, the Institute for Clinical and Economic Review, and other nonprofit organizations. He also was the founding Chair of the Reagan-Udall Foundation for the U.S. Food and Drug Administration (FDA). Dr. McClellan is a two-time recipient of the Kenneth Arrow Award for Outstanding Research in Health Economics.
Qualifications
Previously, Dr. McClellan served from 2007 to 2015 as a Senior Fellow in Economic Studies and as Director of the Initiatives on Value and Innovation in Health Care at the Brookings Institution. He was a member of the President’s Council of Economic Advisers and was White House Senior Director for Health Care Policy from 2001 to 2002. He also was the Deputy Assistant Secretary for Economic Policy for the Department of the Treasury from 1998 to 1999. Dr. McClellan served as Administrator of the Centers for Medicare & Medicaid Services for the U.S. Department of Health and Human Services from 2004 to 2006, where he oversaw implementation of the Medicare prescription drug benefit and the Medicare Advantage program. From 2002 to 2004, he served as Commissioner of the FDA, where he developed and implemented the Critical Path Initiative and other major reforms in regulatory policy.
Additionally, Dr. McClellan was at the center of U.S. efforts to combat the COVID-19 pandemic and co-authored a road map detailing a comprehensive response and safe reopening. His work to respond to COVID-19 has translated into health care reforms to develop resilient models of delivering better, more equitable care and addressing population health challenges; accelerating the development of therapeutics and vaccines, and evidence on their impact; and building a more robust global response to emerging health threats.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	23

CORPORATE GOVERNANCE MATTERS

Age
62
Director Since
2023
Education
PhD, University of Nebraska–Lincoln;
MD, University of Ibadan, Nigeria;
MS, University of Southern California
Board Committees
Compliance
People Resources
Other Public
Company Boards
Organon and Co.
•Portfolio Development Committee (Chair)
•Talent Committee

Philip O. Ozuah, M.D., Ph.D.
President and Chief Executive Officer, Montefiore Einstein
Business Experience
Since 2019, Dr. Philip Ozuah has served as the President and CEO of Montefiore Einstein, the umbrella organization for the Albert Einstein College of Medicine and Montefiore Health System’s 13 member hospitals and 300 ambulatory sites. Dr. Ozuah has spent over 30 years at Montefiore Einstein in positions of increasing responsibility, including President of Montefiore Health System from 2018 to 2019, as well as Executive Vice President and Chief Operating Officer from 2012 to 2018. A National Institutes of Health–funded researcher and award-winning educator, Dr. Ozuah has also served as Professor and University Chairman of Pediatrics at Albert Einstein College of Medicine and Physician-in-Chief of Children’s Hospital at Montefiore (CHAM).
Qualifications
In these roles, Dr. Ozuah delivered best-in-class clinical care and expanded health care access for underserved communities, fostered innovations in medical education, and improved financial and operational performance by integrating care across a growing system that sees 7.5 million patient encounters per year. His work helped establish Montefiore Einstein as a national leader in value-based care with an emphasis on aligning community-based organizations and services critical to addressing the socioeconomic determinants of health. Dr. Ozuah also has extensive experience in academic medical research and health care management and operations, as well as a strong commitment to medical education and value-based care.
In recognition of his accomplishments, Dr. Ozuah has been repeatedly recognized by Modern Healthcare as a top physician executive in the country. He has received countless accolades for excellence in patient care, including being inducted into the Alpha Omega Alpha Honor Medical Society. Dr. Ozuah is also an active member of his local community, serving as Chairman of the New York City Police Foundation and as a trustee of the New York Botanical Garden.

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CORPORATE GOVERNANCE MATTERS

Age
59
Director Since
2020
Education
BA, University of
South Florida
Board Committees
Audit (Chair)
Finance
Executive
Other Public
Company Boards
KKR & Co.
•Audit Committee
Northrop Grumman Corporation
•Audit and Risk Committee
•Policy Committee
Past Public Company Directorships
Chubb Limited
KKR Acquisition
Holdings I Corp.
Nestlé S.A.
PQ Group Holdings, Inc.

Kimberly A. Ross
Former Chief Financial Officer | Baker Hughes Company
Business Experience
Kimberly Ross served as Chief Financial Officer of WeWork (the We Company), a flexible space solutions company, from March through September 2020. She served as Senior Vice President and Chief Financial Officer of Baker Hughes Company, an energy technology company, from September 2014 to July 2017.
Qualifications
Additionally, Ms. Ross was Executive Vice President and Chief Financial Officer of Avon Products, Inc., a global manufacturer and marketer of beauty and related products, from November 2011 until September 2014. Prior to joining Avon, she served as the Executive Vice President and Chief Financial Officer of Royal Ahold N.V. (Royal Ahold), a food retail company, from 2007 to 2011, and held a variety of senior management positions during her tenure, which began in 2001. She has expertise in corporate finance, financial planning and analysis, strategy, mergers and acquisitions, corporate restructuring, financial reporting, and internal auditing processes as well as information technology operations oversight, and she holds a Cybersecurity Certification from the National Association of Corporate Directors. She also holds a Certificate in Cybersecurity Governance for the Board of Directors from the Massachusetts Institute of Technology.
Ms. Ross is an active member of her alma mater, sitting on the Foundation Board of the University of South Florida and the Advisory Board of the Muma College of Business.

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CORPORATE GOVERNANCE MATTERS

Age 69 Director Since 2007 Education BS and MBA, Wake Forest University Board Committees Executive Past Public Company Directorships Lowe’s Companies, Inc. VF Corporation
Eric C. Wiseman
Lead Independent Director, The Cigna Group; Former Executive Chair, President,
and Chief Executive Officer of VF Corporation
Business Experience
Eric Wiseman has served as the Lead Independent Director of The Cigna Group since January 2022. He was Executive Chair of VF Corporation, an apparel and footwear company, from August 2008 until October 2017. He served as VF Corporation’s Chief Executive Officer from January 2008 until December 2016, President from 2006 until June 2015, and Chief Operating Officer from 2006 to 2008. Prior to that, Mr. Wiseman held a variety of senior management positions at the company.
Qualifications
While at the helm of VF Corporation, Mr. Wiseman not only navigated the period that followed the 2008 financial crisis but he more than tripled the company’s share price. In addition, he consistently delivered a top-quartile total shareholder return, making VF Corporation a top performer among its direct peers. VF Corporation was also nationally recognized with standout corporate responsibility performance under his leadership and guidance. He grew the company’s presence around the world during his tenure, including through the multibillion-dollar acquisition of the Timberland Co. and the organic growth of the Vans and The North Face businesses.
Mr. Wiseman is an active member of his community, and he also sits on the Board of Trustees for Wake Forest University and the Board of Visitors for the Wake Forest School of Business. He also served on the American Heart Association CEO Roundtable, a leadership collaborative of CEOs exclusively dedicated to improving employee and community health.

26	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS

Age
67
Director Since
2005
Education
MBA, University of Chicago, Booth School of Business;
BS, Illinois State University
Board Committees
Audit
Corporate Governance
(Chair)
Executive
Other Public Company Directorships
CDW Corporation
•Audit Committee
•Nominating & Corporate Governance Committee

Donna F. Zarcone
Former President and Chief Executive Officer | The Economic Club of Chicago
Business Experience
Donna Zarcone served as the President and Chief Executive Officer of The Economic Club of Chicago, a civic and business leadership organization, from February 2012 until July 2020, as well as Interim President from October 2011 until February 2012. She was President and Chief Executive Officer of D.F. Zarcone & Associates LLC, a strategic advisory firm, from 2007 until February 2012. Ms. Zarcone served as the President and Chief Operating Officer of Harley-Davidson Financial Services, Inc. (HDFS). She also led the formation of Eaglemark Savings Bank, a wholly owned subsidiary of HDFS, and served as its Chair and President. Early in her career, she served as the Chief Financial Officer for two start-ups, a technology leasing firm and a financial technology company, that were subsequently sold to strategic investors.
Qualifications
Ms. Zarcone has been serving on corporate boards for more than 30 years and is an Audit Committee Financial Expert and a certified public accountant. She is a National Association of Corporate Directors (NACD) Certified Director and is credentialed in environmental, social, and governance and climate governance by NACD. She was also invited to serve as a NACD Commissioner for the Future of the American Board Initiative to re-examine the role of the board beyond its ongoing commitment to shareholders. In 2022, she was featured in NACD’s Directorship magazine, which highlighted her commitment to director professionalism. She also holds a Certificate in Cybersecurity Oversight from Carnegie Mellon University.
Ms. Zarcone serves on the board of directors for the NACD Corporate Directors Institute, the independent sister organization to NACD. Ms. Zarcone is the Chair of the Investment and Finance Committee for Duchossois Capital Management, serves as Chair of the Audit Committee of Halstatt LLC, and serves as Chair of the Audit Committee for Quinnox, Inc. She also serves as the Vice Chair of the National Board of the Smithsonian Institution, with a focus on sustainability and digital transformation through the organization’s Our Shared Future initiatives.

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CORPORATE GOVERNANCE MATTERS
Corporate Governance Policies and Practices
The Cigna Group is committed to ensuring strong corporate governance practices that protect the best interests of our shareholders and other key stakeholders. We believe that strong corporate governance and a majority independent Board provide the foundation to oversee our mission and business strategy, drive our culture of ethics and integrity and promote and foster confidence from our shareholders and other key stakeholders. The Board has adopted policies and processes that foster effective Board oversight of critical matters such as strategy, leadership succession planning, risk oversight, financial and other controls, compliance, culture, and environmental, social and governance matters. The Board and its committees regularly review our major governance documents, policies, and processes in the context of current corporate governance trends, shareholder feedback, regulatory changes, and recognized best practices.
The Corporate Governance Guidelines (the Guidelines) set forth the key governance principles that guide the Board. The Board and the Corporate Governance Committee review the Guidelines, and the committees review their respective charters, and update these governing documents as necessary to reflect changes in the regulatory environment, evolving practices and input from shareholders. The full text of the Guidelines and committee charters are available on our website at https://www.thecignagroup.com/our-impact/esg/healthy-company/corporate-governance and are available to any shareholder who requests a copy.

Key Governance Practices
Independence	Best Practices	Accountability	Shareholder Rights

•Other than the Chair/CEO, all directors are independent
•Lead Independent Director with clearly defined responsibilities
•100% independent Audit, Compliance, Corporate Governance, Finance, and People Resources Committees
•Regular meetings of the independent directors of the Board and its committees, without management present
•Board and its committees may hire outside advisors independently of management

•Active shareholder engagement
•Diverse Board in terms of experiences, specific skills and qualifications, tenure, gender, race, ethnicity, abilities and backgrounds
•Board policy to ensure individuals from underrepresented backgrounds included in candidate pool for all director searches
•Separate Code of Business Conduct and Ethics for the Board
•Majority of director compensation delivered in common stock of The Cigna Group
•Robust stock ownership guidelines for directors

•Annual election of all directors
•Directors elected by majority vote standard for uncontested election
•Annual self-evaluations of the Board, its committees, and individual directors, which, in 2024, included a third-party facilitator and peer feedback
•Annual evaluation of the Board leadership structure
•Annual evaluation of CEO (including compensation) by independent directors
•Clawback policies that comply with and go beyond the requirements of the Dodd-Frank Act and NYSE rules

•Shareholder right to call a special meeting
•Proxy access right allowing shareholders to include their nominees in proxy materials for election at annual meetings
•Shareholder right to amend our Certificate of Incorporation or By-Laws with support of holders of a majority of outstanding stock; no supermajority vote provisions
•No shareholder rights plan or poison pill

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Director Independence
The Cigna Group believes in the importance of a board composed primarily of independent, non-employee directors. Eleven of the twelve directors on the current Board are non-employee directors. On an annual basis, the Board, through its Corporate Governance Committee, reviews relevant relationships between directors, their immediate family members, and the Company, consistent with the independence standards of The Cigna Group. These independence standards, which are included in the Guidelines, are consistent with the independence requirements set forth in the NYSE’s listing standards.
To be independent, the Board must affirmatively determine that a director has no material relationships with the Company or as an officer, a shareholder, or a partner of an organization that has a relationship with the Company. In recommending to the Board that it determine each director is independent, other than Mr. Cordani, the Corporate Governance Committee considered whether there were any facts or circumstances that might impair a director’s independence, and recognized that several of The Cigna Group Board members serve as directors or executive officers of other organizations, including organizations with which The Cigna Group has ordinary course commercial relationships.
The Board has affirmatively determined that Mr. Foss, General Granger, Ms. Hathi, Mr. Kurian, Ms. Mazzarella, Dr. McClellan, Dr. Ozuah, Ms. Ross, Mr. Wiseman, and Ms. Zarcone are independent directors. In addition, the Board affirmatively determined that Mr. DeLaney is an independent director. At the committee level, all members of the Audit, Compliance, Corporate Governance, Finance, and People Resources Committees are independent, and the members of the Audit Committee and the People Resources Committee meet the NYSE’s heightened independence requirements for service on those committees.
Board Leadership Structure
The Board is led by Mr. Cordani in the role of Chairman and CEO and Mr. Wiseman in the role of Lead Independent Director. The Board reviews its leadership structure annually and continues to believe that its current leadership structure is the most effective leadership structure for the Board.
The Chairman and CEO presides at meetings of the Board and shareholders. The Board believes that the combined role of Chairman and CEO performed by Mr. Cordani remains effective for a number of reasons, including the following:
•The health care landscape is rapidly and fundamentally reformatting and evolving, from a competitive, regulatory, and technological perspective. Mr. Cordani is a visionary thinker who puts the Company’s customers, patients, and clients at the center of key decisions and encourages open-mindedness among the Board when considering strategic decisions. The Board continues to believe Mr. Cordani’s deep understanding of the health care industry—including the challenges such as access to care and affordability, as well as the long-term risks and opportunities—uniquely positions him to unify the Board and management around the most impactful ways to deliver value for our customers, patients, clients, shareholders, and other key stakeholders.
•The ability of the Company to successfully execute on its mission and strategic and operational objectives is a priority of the highest order for both management and the Board. Mr. Cordani is a critical thinker and actively invites feedback and encourages the consideration of various points of view to enable alignment of direction, consensus building, and strong risk oversight. For these reasons, the Board continues to believe that Mr. Cordani is best positioned to ensure the alignment and clarity of vision, goals, and expectations between the Board and management to drive the Company to create a better future built on the vitality of every individual and community.
•Another important priority of the Board is talent succession, including CEO succession. Through his combined role, Mr. Cordani ensures that the Board hears directly from The Cigna Group subject matter experts on key strategic and risk-related matters, further enabling the Board to assess the Company’s talent. The Board continues to believe that this leadership structure creates additional opportunity to grow and accelerate the development of the next generation of leaders for the Company and underscores its commitment to this priority. Among both his leadership team and the Board, Mr. Cordani leads by his example in driving the Company’s and Board’s culture, benefiting from his focus on strong governance, compliance, and ethical practices.

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CORPORATE GOVERNANCE MATTERS
The role of the Lead Independent Director, performed by Mr. Wiseman, ensures the Board’s independent oversight of management and holds management accountable for creating long-term shareholder value. The Lead Independent Director continues to effectively aid in the independent oversight of management in many ways, including:
•Presiding at meetings of the Board (including meetings of the independent directors) and shareholders in the Chair’s absence, serving as the liaison between the Chair and the independent directors, approving meeting agendas for the Board, and having the authority to call meetings of the Board and independent directors. Mr. Wiseman is an active and thoughtful member of the Board and a vocal participant in the boardroom, often engaging with management to consider different points of view and facilitating robust discussion. Even if not named a standing member of a committee, Mr. Wiseman regularly attends and participates in meetings of all the committees of the Board as if he were a member of such committee.
•Supporting the Board in a number of ways, including supporting the Corporate Governance Committee in considering the form of Board evaluation and playing a significant role in helping to complete the annual evaluation. Mr. Wiseman helps set the Board’s culture by example and is a consensus builder. He is a constructive facilitator who serves as the coordinating point for dialogue, interaction, and feedback. Mr. Wiseman also contributes his risk management experience, such as his experience as Executive Chair and Chief Executive Officer of VF Corporation and as an Audit Committee member of the Board of Directors of Lowe’s Companies, Inc., to the Board.
•Providing input on the design of the Board by engaging in the director recruitment process and meeting with prospective director nominees. Mr. Wiseman is a strategic thinker and encourages development of a vivid picture of the future composition of the Board and its impact on strategy through board refreshment considerations.
•In coordination with the Chairman, leading the Board in CEO succession planning and supporting the People Resources Committee and Board in discussions regarding the CEO’s performance evaluation and compensation determinations. Mr. Wiseman helps to build consensus around proposed directions for CEO succession planning and evaluation.
•Being available to engage with shareholders upon request and as appropriate. Mr. Wiseman has dedicated time to the role and stays current on the most recent trends and issues, and he builds and maintains strong, cooperative relationships.
Access to Management and Advisors
A member of senior management is assigned to each committee to act as a staff officer. The Chief Financial Officer serves as the staff officer for the Audit and Finance Committees; the General Counsel serves as the staff officer for the Compliance and Corporate Governance Committees; and the Chief Human Resources Officer serves as the staff officer for the People Resources Committee. These individuals work with their respective committee chair to assist in setting and developing meeting agendas and materials and attend meetings as appropriate. Committee chairs communicate regularly with staff officers, other executive officers, and other members of management between scheduled Board meetings with respect to committee issues, and management is expected to update the Board on any significant Company matters or competitive developments between Board meetings.
The Board and its committees are able to access and retain independent advisors as, and to the extent, they deem necessary or appropriate.
Board Evaluations and Board Effectiveness

In 2024, an independent third party, with expertise in board evaluations and organizational effectiveness, facilitated the Board evaluation process, which included developmental peer feedback.

Evaluation Process
The Board evaluation process allows the Board to gain insights into the effectiveness of, and challenges facing, the Board, its committees, and its individual members, with the goal of enhancing Board performance. The Board of The Cigna Group is committed to ongoing improvement, and the evaluation process is an important vehicle that

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CORPORATE GOVERNANCE MATTERS
fosters and supports effectiveness. Our Board evaluations are designed to solicit input and perspective on various matters, including:
•board and committee structure and the role and responsibility of the Board;
•board composition, including size, backgrounds, and skill set;
•board leadership, dynamics, and culture;
•governance policies and practices;
•strategy and risk oversight;
•relationship with management;
•board response to trends and developments;
•board operations, including the conduct and cadence of meetings, schedule, information flow, and relationships with outside advisors; and
•overall performance.
As set forth in its charter, the Corporate Governance Committee oversees the Board, committee and individual director evaluation process. The Corporate Governance Committee and the Lead Independent Director determine the appropriate form of evaluation and consider the design of the process to ensure it is both meaningful and effective, with support from The Cigna Group Office of the Corporate Secretary.
From time to time, the Board engages an independent third party to conduct the Board evaluation. In 2024, the Corporate Governance Committee engaged an independent third party with expertise in board evaluations and organizational effectiveness to lead the Board evaluation. The third party engaged each director on a wide range of topics, including those described above. Following this process, the third party led a discussion with the full Board regarding the results of the Board evaluation process. In addition, the third party provided feedback to each Committee Chair regarding his or her respective Committee’s effectiveness. Each of the Committee Chairs discussed this feedback with their respective Committee as part of the Committee’s self-assessment. In addition, the third party facilitated the giving of peer feedback, whereby each director received developmental feedback from his or her fellow directors.
The Corporate Governance Committee and the Board intend to use an independent third party to facilitate the Board evaluation process approximately every three to five years, or as needed.
Based on the results of the Board, committee, and individual evaluations, the Board works with management to take any steps required to address items raised on an as-needed basis. The Board is mindful of the importance of a thorough and thoughtful evaluation process and believes that it furthers the Board’s overall effectiveness.
Board Refreshment and Succession Planning
Our Corporate Governance Committee engages in Board succession planning on an ongoing basis. The Corporate Governance Committee is responsible for identifying new director candidates, reviewing the composition of the Board and its committees, and making recommendations to the full Board on these matters. When identifying new candidates for the Board, the Committee focuses on identifying candidates who possess skills and qualifications that will support the Company’s short- and long-term strategy while being mindful of the complex and dynamic nature of the health services industry, as well as any upcoming planned retirements. The Committee’s objective is to balance the knowledge and insights gained from long-term service on the Board with the new skills and experience that result from adding directors to the Board, at a pace that allows the Board to maintain its high-performing and effective culture. The Corporate Governance Committee retains a third-party search firm to assist in identifying and evaluating candidates for Board membership.
New directors undergo an extensive Board and committee orientation process, overseen by the Corporate Governance Committee. The orientation process is designed to enable new members of the Board to become active, knowledgeable, and effective Board members. As part of this process, each new director receives a series of briefings designed to provide meaningful interactions with our executive officers and other senior leaders. These briefings focus on, among other topics, our business operations, strategic plans, financial statements and policies, risk management framework and significant risks, regulatory matters, corporate governance, human capital management and leadership succession, and key policies and practices, including our Codes of Ethics, as well as the roles and responsibilities of the Board. Board orientation may also include site visits to key business operations.

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CORPORATE GOVERNANCE MATTERS
Responsibilities of the Board
The Board is committed to ensuring strong corporate governance practices on behalf of the Company’s shareholders and other key stakeholders. The Board acts on behalf of the Company’s shareholders and recognizes that the long-term interests of the Company’s shareholders are advanced by responsibly considering the interests of other key stakeholders, including our customers, patients, clients, and communities. The Board directs the affairs of The Cigna Group and oversees and monitors senior management to whom it has delegated responsibility for day-to-day operations. Certain areas of the Board’s oversight responsibilities are described below.
Oversight of Business Strategy
The Board provides unique insights into the strategic issues facing the Company, including changes in the regulatory environment, changing market dynamics, and the competitive landscape. The Board and its committees provide guidance and oversight to management with respect to the business strategy of The Cigna Group throughout the year.
As part of its oversight of business strategy, the Board:
•reviews The Cigna Group annual and longer-term strategic plan, including with respect to our commitments to improve the health care system, and strategies for achieving those targets;
•reviews the role and use of technology in the Company’s strategy, including its digital strategy and the role of artificial intelligence;
•reviews and assesses the Company’s results of operations, financial performance, prospects, and competitive position;
•discusses external factors that affect the Company, such as regulatory developments and trends impacting the health services industry generally;
•reviews our performance compared to our competitors; and
•evaluates potential strategic alternatives relating to The Cigna Group and our business, including possible acquisitions, divestitures, business combinations, and other opportunities.
Leadership Succession Planning and Human Capital Management Oversight
Our organizational structure is designed to position us for sustained growth, and the Board views our leadership team as a key strength of the Company.
In coordination with the Chair, the Lead Independent Director leads the Board in CEO succession planning. The Board engages in CEO succession planning annually as well as on an as-needed basis. Further, the Board reviews regular and emergency succession plans and, as part of those plans, evaluates potential candidates who meet the Board’s criteria for the Chief Executive Officer position.
With the support of the People Resources Committee, the Board also oversees succession planning for other leadership roles, including executive officers and key members of senior management. These sessions include identification of internal candidates and desired skills, experiences, and development opportunities. Directors engage with key leaders beyond the Enterprise Leadership Team at Board and Committee meetings, as well as in less formal settings, such as management dinners and site visits.
With the assistance of the People Resources Committee, the Board also reviews emergency succession plans.
A healthy and global workforce that is experienced, engaged, healthy, and connected is essential to achieving our mission. In addition to leadership succession planning, the People Resources Committee is actively engaged in the oversight of the Company’s human capital management through its review of the following topics:
•the Company’s employee health and well-being programs, including structure and outcomes;
•the Company’s Enterprise Incentive Plan and the Long-Term Incentive Plan for management;
•the Company’s performance relative to the acquisition and retention of talent, leadership and development programs, and other initiatives and plans to help ensure that we have talent positioned to deliver on our strategy; and
•the Company’s principal policies, practices, and progress relative to pay equity, fair opportunity, and inclusion.

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Board Oversight of Risk and Enterprise Risk Management
The Board of Directors has the ultimate responsibility for risk oversight under the risk management framework of The Cigna Group. The Board oversees our policies and procedures for assessing and managing risk, while management is responsible for assessing and managing our exposures to risk on a day-to-day basis. The Board executes its duty both directly and through the Audit, Compliance, Corporate Governance, Finance, and People Resources Committees. The Audit Committee oversees the Company’s enterprise risk management framework, which is designed to identify and assess risks that have an impact on the attainment of the Company's strategic and financial goals, and each of the committees oversees risks related to the subject matter delegated to such committee. Risks not otherwise delegated to a committee are overseen by the full Board.
The Cigna Group Enterprise Risk Management (ERM) program covers the full panoply of our critical enterprise risks, which is organized into four primary risk categories: strategic, operational, financial, and compliance. Our Chief Compliance and Risk Officer (the CCRO) facilitates the ERM program. As part of our ERM process, management identifies, assesses, prioritizes, and develops mitigation and remedial plans for the Company’s top risks over short- and longer-term time horizons. The full inventory of top risks is reviewed regularly with the Audit Committee. The CCRO and the General Auditor (the GA) partner closely to ensure key risks identified through the ERM process are incorporated into our audit plans and that key findings are filtered through the Company’s governance processes. The Board, as part of its review of Committee charters and standing agendas for both the Board and its Committees, considers the oversight of critical enterprise risks and how those risks are addressed by the Board and its Committees.

Key Areas of Risk Oversight

Board of Directors

Strategic	Operational	Financial	Compliance

Risks related to strategic planning, including the selection and implementation of business plans, the allocation of capital resources, and our ability to adapt to the changing environment in which we operate
	Risks related to the management and operation of our business, including controls with respect to key business processes and business continuity	Risks related to financial matters, including our ability to maintain our desired debt ratings and appropriate levels of liquidity, as well as the reliability of our financial reporting	Risks related to our compliance with the laws and regulations governing our business, as well our ability to maintain high ethical and business practices standards

Board Committees
Audit
	•Financial statements •Internal controls •Disclosure controls and processes	•Independent auditor and internal audit oversight •ERM programs and policies •Cybersecurity
Compliance
	•Compliance programs, including federal health care programs •Compliance risk assessments	•Clinical compliance •Data privacy •Code of Ethics and Director Code
Corporate Governance
	•Corporate governance policies and practices •Board succession planning •Environmental, social and governance landscape, policies, and performance	•Shareholder engagement •Political and charitable contributions
Finance
	•Capital deployment •Operating plan/budget •Technology	•Investment strategy •Material mergers, acquisitions, and divestitures •Insurance coverage and related risk management
People Resources
	•Executive compensation •Incentive compensation programs and policies	•Succession planning •Human capital management

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CORPORATE GOVERNANCE MATTERS
Cybersecurity Oversight
The Board has ultimate oversight over the Company’s privacy and cybersecurity programs and strategy and is responsible for ensuring that the Company has risk management policies and processes in place to meet and mitigate evolving risks and threats. Certain members of the Board have cybersecurity certifications. The Board executes this oversight directly and through both the Audit Committee, for cybersecurity purposes, and the Compliance Committee, for privacy purposes. In these capacities, these committees are regularly briefed by the Global Chief Information Security Officer (GCISO) and the Chief Privacy Officer on cybersecurity and privacy matters. These briefings are designed to provide visibility about the identification, assessment, and management of critical risks, audit findings, and management’s risk mitigation strategies. Additionally, these briefings include information about current trends in the environment, incident preparedness, artificial intelligence, and various components of the Company’s cybersecurity and privacy programs. Annually, the full Board reviews the Company’s cybersecurity program, including the threat landscape and related controls, and periodically conducts cybersecurity tabletop exercises.
The foundation of our cybersecurity program is our enterprise-wide security policies and standards. We examine our entire program annually with third parties and measure the program against generally accepted industry standards and frameworks, such as an internationally recognized security control framework established by the National Institute of Standards and Technology (NIST) and used by companies to assess and improve their ability to prevent, detect, and respond to cyberattacks. Our cybersecurity policies and standards are reviewed annually and are mainly guided by the NIST 800-53 Cybersecurity Framework. In addition to the NIST framework, we leverage the International Organization for Standardization (ISO) 27001 and 27002 standards.
Artificial Intelligence Oversight
At The Cigna Group, we use artificial intelligence (AI) to support health care transformation by helping to enable the next generation of accessible, effective, affordable, and enhanced health care solutions. AI models can facilitate personalized solutions for individuals, inform earlier interventions, and simplify health care experiences. We do not view AI as a replacement for expert decisions made by patients’ physicians or employees at The Cigna Group. Given this, we consider most of the AI models we use as augmented intelligence, providing information to human experts for further consideration, in combination with many other factors evaluated in care and benefit administration decisions.
To ensure our practices and solutions are consistent with our commitment to health equity and to facilitate compliance with applicable laws and regulations, we have a dedicated team and governance structure in place, known as Enterprise Model Governance (EMG). Our EMG team oversees the development, deployment, and monitoring of AI models, which are driven by our Responsible AI Principles: validity and reliability; safety; privacy; fairness; transparency; and accountability. EMG is governed by the EMG Board, comprised of senior leaders from across the company, with representation from business, clinical, privacy, legal, internal audit, information protection, and other departments. The EMG Board oversees an enterprise-wide model approval and governance process for review of AI models in use or in development across the enterprise.
We also have established comprehensive governance processes for new capabilities, such as generative AI ("Gen AI"). Our AI Center of Enablement (AI COE) expands on EMG and brings together individuals from across our technology, privacy, data governance, security, legal, compliance, marketing, and other teams to evaluate and approve Gen AI use cases. The AI COE ensures these use cases align with our Responsible AI Principles and adhere to health care privacy and security requirements.
The Cigna Group Board oversees and receives updates on our technology strategy, including the use, ethics, and governance of AI.
Shareholder Engagement
The Board and the Corporate Governance Committee oversee the Company’s shareholder engagement practices. Our engagement with shareholders helps us better understand our shareholders’ priorities and perspectives, continue to develop strong relationships, and ensures the Board considers concerns that our shareholders may have. The Board considers feedback and insights from our shareholders as it reviews and evolves our governance and executive compensation practices and disclosures.
Our Corporate Secretary, our Senior Vice President of Investor Relations, and representatives of The Cigna Group Office of the Corporate Secretary, Executive Compensation, and Environmental, Social, and Governance teams conduct meetings to update investors and regularly convey feedback from those meetings to the Chair of the Board,

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our Lead Independent Director, and other members of the Board and management. We engage with shareholders throughout the year on a number of topics related to corporate governance, executive compensation, corporate responsibility, Company performance, and other areas of focus for shareholders. Sine the filing of our 2024 proxy statement, we engaged on governance-related topics with holders of approximately 30% of our outstanding stock.(1)

In 2024, we invited holders of approximately 70% of our outstanding stock, including our 100 largest shareholders, to engage with us to discuss governance-related topics.(1)

(1)Based on holdings as of December 31, 2024.

Governance-Related Topics

Corporate governance and shareholder rights	Board composition and refreshment	Executive compensation	Human capital matters	Environmental and social initiatives and performance
The robust shareholder engagement program at The Cigna Group is designed to foster an active and constructive dialogue with a broad and representative group of our shareholders. The Cigna Group believes that our engagement practices strengthen our relationships with our shareholders and underscore our commitment to acting in the best interests of the Company’s shareholders and other stakeholders.
Our engagement with shareholders continues to influence our policies and practices. We have implemented several governance and disclosure enhancements for which shareholders have expressed support in our engagement discussions, including:
•formalization of a formulaic approach in determining funding for the Company’s Enterprise Incentive Plan (EIP) and limitations on the People Resources Committee’s discretion to fund the EIP;
•our adoption of a policy to require that the Corporate Governance Committee and any search firm it engages include candidates from underrepresented backgrounds in the pool from which the committee selects director candidates;
•the adoption of our proxy access and shareholder right to call a special meeting by-laws; and
•the elimination of supermajority voting provisions in our governing documents.
In addition to engagement with shareholders on governance-related topics, we actively review policy voting guidelines of our large shareholders as well as Institutional Shareholder Services (ISS) and Glass Lewis. This includes close monitoring of any published scores.
Environmental, Social, and Governance Oversight
The Board has oversight responsibility for our environmental, social, and governance strategy and initiatives and has delegated certain responsibilities to the Audit, Compliance, Corporate Governance, and People Resources Committees. In addition to ensuring the Board adheres to strong board governance practices generally, the Corporate Governance Committee oversees the Company’s environmental, social, and governance policies and performance overall, reviews with management the contents and accuracy of the annual environmental, social, and governance report, and periodically updates and makes recommendations to the Board with respect to related policies, practices, and initiatives. The Corporate Governance Committee is regularly updated on related considerations, trends, and feedback raised by shareholders, proxy advisory firms, and other stakeholders. The Audit Committee oversees our disclosure controls, including with respect to our cybersecurity disclosure, and reviews environmental, social and governance disclosures included as part of the Company’s reports to be filed with the SEC or otherwise mandated by law, along with the assurance processes and the internal and disclosure controls and procedures for such disclosures. The Compliance Committee oversees health care regulatory requirements governing our business operations, ethics, and data security and privacy. The People Resources Committee oversees human capital management matters, including pay equity and fair opportunity and inclusion.

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CORPORATE GOVERNANCE MATTERS
Board Meetings and Committees
In 2024, the Board held 7 meetings, and the Committees of the Board held a total of 34 meetings. At all regular Board meetings held in 2024, the independent members of the Board met without management present. As part of all regularly scheduled Board meetings, the Chair or Lead Independent Director presided over all executive sessions of the Board. Each committee also met without management on a regular basis in connection with their respective meetings.
During 2024, Board and committee attendance was 96%, with each director attending more than 75% of the aggregate of all meetings of the Board and committees on which such director served during the year. In addition to formal Board meetings, the Board engaged with management regularly throughout the year.
The Board expects directors to attend the Annual Meeting of Shareholders. All directors attended the 2024 Annual Meeting. All director nominees are expected to attend the Annual Meeting in 2025.
The specific roles and responsibilities of the Board’s Executive, Audit, Compliance, Corporate Governance, Finance, and People Resources Committees are delineated in written charters adopted by the Board. Complete copies of the committee charters are available on The Cigna Group website at https://www.thecignagroup.com/our-leaders/committees-of-the-board. For further information regarding the independence of our directors and among our committees, please see “Corporate Governance Matters—Director Independence.”
The Executive Committee may exercise the power and authority of the Board as delegated by the Board when convening a meeting of the full Board of Directors is impracticable. Mr. Cordani is Chair of the Executive Committee, and Mr. Foss, General Granger, Ms. Mazzarella, Ms. Ross, Mr. Wiseman, and Ms. Zarcone serve on the Executive Committee. The Executive Committee did not meet during 2024.
The composition of the Audit, Compliance, Corporate Governance, Executive, Finance, and People Resources Committees is set forth below.
Board Committee Table

Committee Membership
Name	Audit	Compliance	Corporate Governance	Finance	People Resources	Executive

David M. Cordani
William J. DeLaney	●		●
Eric J. Foss					●	●
Retired Maj. Gen. Elder Granger, M.D.			●			●
Neesha Hathi	●			●
George Kurian		●			●
Kathleen M. Mazzarella				●		●
Mark B. McClellan, M.D., Ph.D.		●	●
Philip O. Ozuah		●			●
Kimberly A. Ross				●		●
Eric C. Wiseman						●
Donna F. Zarcone	●					●
●= MEMBER = CHAIR

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A summary of the key committee responsibilities and the composition of the Audit, Compliance, Corporate Governance, Finance, and People Resources Committees are set forth below.

Audit Committee

Primary Responsibilities
The Audit Committee assists the Board in fulfilling its oversight responsibility regarding the integrity of the Company’s financial information and the adequacy of the Company’s internal controls over financial reporting; the qualifications, independence, and performance of the Company’s independent registered public accounting firm (the Independent Auditors); the qualifications, independence, and performance of the Company’s internal audit function; compliance by the Company with legal and regulatory requirements; and cybersecurity.
Among its responsibilities, the Committee:
•Appoints and oversees the work of, compensation of, and removal of the Independent Auditors and reviews and approves in advance the terms of the engagement of the Independent Auditors and all audit and permissible non-audit services to be provided by the Independent Auditors.
•Reviews with the General Auditor the risk assessment process, results, and resulting annual audit plan for the upcoming year and the results of internal audit activities.
•Oversees policies with respect to risk assessment and risk management.
•Oversees the Company’s financial risks and discusses with the CCRO the Company’s enterprise risk management framework.
•Reviews with the Independent Auditors and management both management’s assessment and the Independent Auditors’ annual report on the effectiveness of the Company’s internal controls over financial reporting and reviews with management the adequacy and effectiveness of the Company’s internal controls, including disclosure controls.
•Reviews with the GA and management the authority, role, responsibilities, and scope of the internal audit function; approves the internal audit function’s charter; approves the appointment and removal of the GA; reviews the GA’s performance with management; reviews and approves the annual Audit Plan, including staffing and budget plans; and reviews the results of internal audit activities, the internal audit functions’ quality assessments, and independence confirmation.
•Reviews environmental, social and governance control considerations and disclosures with management.
•Reviews with management and, if appropriate, the Independent Auditors, the Company’s annual and quarterly financial statements, earnings press releases, and significant accounting policies and policies regarding financial information and earnings guidance provided to analysts and rating agencies.
•Reviews litigation and other legal or regulatory matters that may have a material impact on the Company’s financial statements.
•Reviews the Company’s information technology security program and reviews and discusses the controls around cybersecurity, including the Company’s business continuity and disaster recovery plans.
•Establishes, oversees, and reviews procedures related to (i) the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, auditing matters, or federal securities laws reporting and disclosure matters; and (ii) the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters by employees.

Current Members Ms. Ross (Chair) Mr. DeLaney Ms. Hathi Ms. Zarcone Number of Meetings 10

All members of the Audit Committee are financially literate within the meaning of the NYSE listing standards, and Ms. Ross, Mr. DeLaney, and Ms. Zarcone have been designated “audit committee financial experts” as defined in the SEC rules. For more information regarding the Audit Committee’s activities, see “Report of the Audit Committee” in the Audit Matters section of the Proxy Statement.

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CORPORATE GOVERNANCE MATTERS

Compliance Committee

Primary Responsibilities
The Compliance Committee assists the Board in fulfilling its oversight responsibility regarding the Company’s compliance and ethics programs, including compliance with laws and regulations that apply to our business operations, such as data privacy and the U.S. federal and state health care program requirements.
Among its responsibilities, the Committee:
•Reviews compliance with federal health care program requirements and the effectiveness of the Chief Compliance Officer for federal health care programs and management’s Medicare Compliance Committee.
•Oversees key compliance programs and reviews the structure, operation, and effectiveness of the compliance risk assessment processes and compliance programs.
•Reviews significant compliance risk exposures or violations and the steps to monitor, correct, and/or mitigate such exposures or violations.
•Oversees the administration of the Company’s Code of Ethics and Principles of Conduct and Director Code of Business Conduct and Ethics and recommends changes thereto to the Board, considers any requests for waivers from the Code or the Director Code benefiting the Company’s executive officers or directors, and reviews any waivers from the Code granted to the Company’s employees.

Current Members General Granger (Chair) Mr. Kurian Dr. McClellan Dr. Ozuah Number of Meetings 5

Corporate Governance Committee

Primary Responsibilities
The Corporate Governance Committee assists the Board in fulfilling its oversight responsibility regarding the Board’s structure, organization, performance, and effectiveness and the Company’s corporate responsibility and environmental sustainability policies and performance.
Among its responsibilities, the Committee:
•Oversees the Board and each committee’s composition (including member qualifications), structure, size, and succession planning.
•Monitors corporate governance developments and recommends changes to our Certificate of Incorporation, By-Laws, and Corporate Governance Guidelines to the Board.
•Oversees the evaluation of the Board, its committees, and each director.
•Oversees the Company’s corporate responsibility and environmental sustainability policies and performance, reviews with management the contents and accuracy of the annual Environmental, Social, and Governance Report and makes recommendations to the Board with respect to related policies, practices, and initiatives.
•Oversees any related person transactions.
•Oversees non-employee Director compensation and related plans.
•Oversees policies by which interested parties, including shareholders, may make significant concerns known to the Board.
•Oversees policies and practices regarding political and charitable activities, including any contributions therewith.

Current Members Ms. Zarcone (Chair) Mr. DeLaney General Granger Dr. McClellan Number of Meetings 6

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Finance Committee

Primary Responsibilities
The Finance Committee assists the Board in fulfilling its oversight responsibilities regarding the Company’s financial resources and invested assets, capital, investment policies, and information technology strategy and execution.
Among its responsibilities, the Committee:
•Reviews the management of the Company’s financial resources, financial objectives, and invested assets.
•Reviews the annual operating plan and capital plan, dividends, and delegation of authority to management to address the Company’s capital and debt and capital position.
•Reviews the Company’s information technology and tax strategy and execution.
•Acts upon proposed investments, divestitures, capital commitments, and certain sourcing arrangements.
•Reviews the Company’s external insurance risk management program and insurance coverage, including Director & Officer and cybersecurity coverage.
•Approves the investment strategy and reviews the Company’s investment policies and guidelines.
•Oversees the Company’s capital- and investment-related risks.
•Oversees the Company’s technology-related risks, including, among other things, risks related to artificial intelligence.

Current Members Mr. Foss (Chair) Ms. Hathi Ms. Mazzarella Ms. Ross Number of Meetings 7

People Resources Committee

Primary Responsibilities
The People Resources Committee assists the Board in fulfilling its oversight responsibilities regarding the Company’s human resources, including human resource policies and policy controls, people development, and compensation and benefit programs and plans, including for the Company’s executive officers.
Among its responsibilities, the Committee:
•Oversees and approves, as appropriate, compensation design and award strategies and material employee benefit plans.
•Makes recommendations to the Board regarding equity compensation plans and material amendments to such plans and approves equity compensation awards.
•Approves executive compensation program design, including performance measures and goals, formulas, and funding under short-term and long-term cash-based and equity-based incentive plans.
•Reviews and approves the various elements of compensation for any current or prospective executive officers other than the CEO, for whom the Committee makes recommendations to the independent members of the Board.
•Reviews and approves goals and objectives relevant to the CEO’s compensation and evaluates the CEO’s performance in light of those established goals and objectives.
•In consultation with the CEO, reviews the Company’s people development processes, oversees the policies and processes for people development, and supports the Board in the assessment of current and potential executive officers and key senior management, including succession planning.
•Oversees potential risks in incentive compensation programs and policies.
•Reviews and monitors the Company’s pay equity, fair opportunity and inclusion programs.

Current Members Ms. Mazzarella (Chair) Mr. Foss Mr. Kurian Dr. Ozuah Number of Meetings 6

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Codes of Ethics
The Cigna Group is committed to conducting business in accordance with the highest standards of integrity, legal compliance, and ethical conduct. All directors and employees, including executive officers, must comply with the Company’s Code of Ethics, available on The Cigna Group website at https://www.thecignagroup.com/our-impact/esg/healthy-company/code-of-ethics. In addition, directors must also comply with the Director Code of Business Conduct and Ethics, available on The Cigna Group website at https://www.thecignagroup.com/static/www-thecignagroup-com/docs/board-code-of-ethics.pdf. The Board believes that having a separate code of conduct for the Board meaningfully enhances the Company’s governance framework by making Board-specific policies clearer. Both the Director Code of Business Conduct and Ethics and the Company Code of Ethics, together with the Company’s related policies and procedures, address major areas of professional conduct, including, among others, conflicts of interest; protection of private, sensitive, or confidential information; insider trading; and adherence to laws and regulations affecting the conduct of The Cigna Group business. Directors and employees annually affirm their adherence to the Director Code of Business Conduct and Ethics and the Code of Ethics, as applicable.
Environmental, Social, and Governance
The Cigna Group environmental, social, and governance framework is structured around four connected pillars that underscore our mission to improve the health and vitality of those we serve. We drive action through this framework to deliver on our vision: to transform the ecosystem of health into one that is well functioning, sustainable, accessible, and equitable—advancing better health for all. Our commitment to this vision guides us in our multidimensional value-creation strategy as we strive to meet the needs of our many stakeholders. The four pillars of our framework are: Healthy Society, Healthy Workforce, Healthy Environment, and Healthy Company.
In 2024, The Cigna Group reviewed our priority areas and engaged an independent consultant to perform a double materiality assessment. Double materiality assesses how a business is affected by sustainability issues from both an impact and a financial perspective. Results of our double materiality assessment reaffirmed our priority areas, as highlighted in the table below. Descriptions of each can be found in our annual Environmental, Social, and Governance report. These focus areas will continue to drive our framework and strategy for the near future.

Healthy Society	Healthy Workforce	Healthy Environment	Healthy Company

•Sustainable Health Care •Product Service & Quality •Health Equity •Community Resilience	•Employee Health, Safety & Vitality •Inclusion Within Our Workforce •Human Capital Development	•Climate Change & Emissions •Sustainable Operations	•Leadership & Accountability •Business Ethics & Compliance •Data Protection •Responsible Supply Chain
The Cigna Group annually publishes an environmental, social, and governance report highlighting our related goals, initiatives, and performance, including with respect to each of our identified focus areas. In addition, we have mapped and linked our disclosure on a range of topics to metrics outlined by the Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), and elements of the International Sustainability Standards Board (ISSB), which incorporates the Task Force on Climate-Related Financial Disclosures (TCFD), voluntary disclosure frameworks. Our Environmental, Social, and Governance Report is reviewed with the Corporate Governance Committee prior to its publication. We encourage our shareholders to review our most current report, which is available on The Cigna Group website at https://www.thecignagroup.com/our-impact/esg/. We expect to publish our 2024 report in summer of 2025.
The Cigna Group has received many recognitions for our responsible business practices, including the following:
•Honored by Business Group on Health as Best Employer for Health and Well-being.
•Scored 100 on the 2023 Disability Equality Index, which is considered the most robust assessment for disability inclusion in business.
•Named among America’s Climate Leaders by USA TODAY.

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•Awarded Silver medal from EcoVadis, which represents top 15% of all scored companies across environment, labor and human rights, ethics, and sustainable procurement topics.
•Named one of America’s Most JUST Companies for the sixth year by JUST Capital and CNBC, including No. 1 in the Health Care Providers industry and No. 10 overall in the JUST 100 (February 2025).
•Ranked No. 7 on Fair360’s 2024 Top 50 Companies, up seven spots from last year (May 2024).
•ESG Rating Score of AA from MSCI (September 2024) and “Prime” by ISS (December 2024).
For additional information regarding the Board’s oversight of corporate responsibility, see “Responsibilities of the Board – Environmental, Social and Governance Oversight.”
Human Capital Management
The mission of The Cigna Group is to improve the health and vitality of those we serve. A healthy global workforce is essential to achieving our mission and our business growth strategies. We continually invest in our global workforce to support our employees’ health and vitality; provide fair and market-competitive pay; and foster growth and development for every employee.
As of the end of 2024, we had approximately 73,500 employees, with approximately 90% of our employees based in the United States. Approximately 97% of our employees are full-time.

~19% of total payroll invested in health, well-being, and other benefits for our employees in the United States

Health, Vitality, and Other Benefits
Tending to our employees’ health, well-being, and peace of mind is a critical business imperative for our company. Supporting the vitality of our workforce is one of the most important investments in our enterprise that we make each year. We believe that when we support our employees’ health and well-being, they are more productive and engaged in driving our mission and business strategy forward, thereby creating value for our customers, patients, clients, shareholders, and other key stakeholders. In 2024, we invested approximately 19% of total payroll in health, well-being, and other benefits, including life and disability programs, 401(k) contributions, and retirement-related benefits for our employees in the United States.
In addition to traditional medical and pharmacy benefits, we provide multidimensional wellness programming to support the physical, mental, financial, and social health, as well as overall vitality, of employees. Programming includes: nutrition and fitness programs; employee assistance program (EAP) benefits that are free to all employees and to all members of their households; and digital tools that provide access to education and therapy to help individuals build greater resilience and cope with stress, anxiety, and depression.
Our caregiver leave program provides up to eight weeks of paid leave to employees to care for a child, parent, grandparent, or grandchild. In addition, we support our employees’ financial well-being by offering debt and credit counseling, student loan debt consolidation support, and one-on-one retirement counseling, as well as a competitive 401(k) match for U.S.-based employees who participate in our plan, which includes the vast majority of our employees.
Fair Opportunity and Inclusion
To achieve The Cigna Group’s mission, we strive for excellence and offer capabilities and solutions that address our stakeholders’ unique backgrounds, perspectives, experiences, and needs. We work with millions of customers and providers in more than 30 countries in which we operate. We have deep relationships with employers, government organizations, clinicians, physicians, and other stakeholders, and the communities in which we work and live. Meeting such a broad range of needs requires diverse perspectives to ensure our solutions are reflective of the population we serve.

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We are committed to the principles of an inclusive workplace, with policies, programs and practices to support the breadth of needs of those we serve, each other, and the communities in which we work and live. As of the end of 2024, approximately 70% of our employees were women, 30% of our employees were men, and approximately 41% of our employees in the United States were ethnic minorities. Additional information on workforce demographics, including data based on our Employee Information Report (EEO-1), can be found in our next Environmental, Social, and Governance Report. In addition, our EEO-1 most recently filed with the U.S. Equal Employment Opportunity Commission is available on our website at https://www.thecignagroup.com/static/www-thecignagroup-com/docs/equal-employment-opportunity.pdf.
Through a company culture that emphasizes ethics and integrity, we aim to adhere to the policies included in our Code of Ethics and Principles of Conduct, which sets forth our commitment to treat all persons fairly and equitably. Additionally, we have long-standing, robust governance structures at both the Board and management level, including an actively engaged council comprised of executives and senior leaders who provide oversight over inclusion efforts. We work to ensure that all people actions, including recruiting, hiring, training, and promotions for all positions, are administered without regard to an employee’s race, ethnicity, nationality, veteran status, disability, sexual orientation, gender identity, or any other classifications protected under applicable laws and regulations.
The progress we have made as a result of our inclusion initiatives has earned the trust of our many stakeholders, including our investors, customers, clients, employees, business partners, and regulators. For example, The Cigna Group ranked No. 7 on Fair360’s 2024 Top 50 Companies, up seven spots from last year. We were also named one of America’s Most JUST Companies for the sixth year by JUST Capital and CNBC, including No. 1 in the Health Care Providers industry and No. 10 overall in the JUST 100.
Talent Acquisition, Development, and Retention
Our talent acquisition, employee development, and rewards strategies are designed to attract and retain skilled employees who are engaged in our mission. In 2024, the voluntary turnover rate was approximately 9% for all employees.
Our talent acquisition team is both online and on the ground in communities and at colleges and universities to find and recruit the best and brightest talent. Our top-ranked external career website allows candidates to learn about The Cigna Group and search for open positions. We also leverage technology and an omnichannel strategy to create awareness and attract candidates through email, text, social media, a quarterly newsletter, and one-to-one outreach from our recruiters.
We offer many programs aimed at engaging and retaining our workforce. We recognize the importance of flexibility in the workplace and provide schedules, tools, and support for employees to balance their work responsibilities with their life outside of work. We also empower our employees to volunteer by offering two distinct benefit programs:
•The first is volunteer time off, referred to as "Use Your 8," for eligible employees to take eight hours of paid time off annually to volunteer with a nonprofit of their choice.
•The second is our Community Ambassador Fellowship, a program through which employees apply for up to three months of paid leave to support a specific community-based project. Selected employees also receive up to $20,000 in support of the project through a direct contribution to their nonprofit partner.
To further engage and reward employees, we have an employee recognition program called Standout that allows employees to recognize their colleagues for their contributions to our company and to celebrate both personal and professional milestones. Everyone is empowered to use this system to recognize colleagues for going above and beyond or simply say thank you.
Our employee and leader development strategies and programs are designed to build the skills and capabilities required to compete and grow and contribute to employee engagement and retention. Our online learning platform and career development tools, including an internal career portal and career planning tool, offer a broad range of training, education, and development resources to all employees. In 2024, based on internal data, employees on average engaged in approximately 37 hours of learning through these resources. Our agile leadership development strategy, anchored by The Cigna Group Leader Profile and aligned with our mission and enterprise goals, serves to cultivate leadership capabilities for people leaders and critical segments across our organization through innovative programs and resources. We also offer leadership development programs to recent graduates who seek valuable career experience with The Cigna Group, as well as opportunities for college students to join The Cigna Group for a paid summer internship. The Cigna Group also offers an educational development program for both full- and part-time employees who meet the continuing education criteria.

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Finally, our compensation practices, rooted in our pay-for-performance philosophy, promote fair and competitive pay through measures such as benchmarking compensation by role, eliminating inquiries regarding applicants’ compensation history from the hiring process, and monitoring for potential disparities. Our most recent pay equity analysis among our U.S. employees, conducted in 2025, illustrated that female employees of The Cigna Group earn more than 99 cents for every dollar earned by similarly situated male employees, and employees from underrepresented groups (which includes Black/African American, Hispanic or Latino/a, Pacific Islander, and American Indian/Alaskan employees) earn more than 99 cents for every dollar earned by similarly situated white employees. We also analyzed gender pay on a global basis and found that, across the entire Company, female employees at The Cigna Group earn more than 99 cents for every dollar earned by similarly situated male employees.
For additional information regarding the Board’s oversight of human capital management, see “Responsibilities of the Board – Leadership Succession Planning and Human Capital Management Oversight.”
Community Programs
In 2024, we launched our new, multi-year philanthropic and community engagement initiative that places a sharper focus on achieving better health and vitality in key regions—building healthier communities. This approach not only aligns to our environmental, social, and governance vision of advancing better health for all, particularly the Healthy Society and Healthy Workforce pillars, but it also incorporates connection points to our enterprise strategy; our approach to fair opportunity and inclusion; and the enterprise health equity strategy. Collectively, community programs at The Cigna Group encompass The Cigna Group Foundation, corporate giving, and employee giving and volunteerism.
Anchored by extensive customer and community research and data insights, as well as philanthropic best practices, The Cigna Group Foundation’s investments are focused on three commitment pillars: improving youth mental health; supporting veteran mental health, with a focus on housing stability; and reducing barriers to health equity through a dedicated impact fund.  The Cigna Group Foundation committed more than $27 million over three years, partnering with local and national nonprofit organizations. More than 60 grantees were selected in 2024 across the three grant programs in ten priority states: Arizona, Connecticut, Florida, Georgia, Illinois, Missouri, New Jersey, Pennsylvania, Tennessee, and Texas.
Improving Youth Mental Health Grant Commitment: These grantees, including national partner Boys & Girls Clubs of America, are delivering programs in schools, clubs, and health centers that directly reflect the much-needed support and care in a post-pandemic world. Examples of programming include providing services such as grief counseling and acute response and treatment, as well as promoting positive social and emotional well-being within underserved communities.
Improving Veteran Mental Health Commitment: New grantees in this commitment pillar, including national partner Habitat for Humanity, will aim to improve veteran mental health through a specific focus on housing stability. Grants will increase pathways to permanent housing, including mortgage assistance and building new houses for veterans and their families, and enabling efforts to act as a navigator for complex processes utilizing targeted case management and outreach for government financial assistance programs.
Reducing Barriers to Health Equity Commitment: Guided by data from the Evernorth Research Institute, our newly established Health Equity Impact Fund initially includes 15 grantees in two communities who will aim to reduce the prevalence of obesity and diabetes and increase access to care, respectively.
In addition to program grants, the Foundation also responded in 2024 to natural or human-caused disasters and other societal crises, donating approximately $500,000 toward essential support for nonprofits responding with critical aid in local communities. This included supporting communities impacted by the multiple hurricanes in Southeast United States, as well as community efforts after school gun violence in Georgia and Wisconsin. The Cigna Group Foundation is also proud to support employees and donated more than $3 million in connection with matching gifts on personal donations, recognition for participation in a healthy lifestyle event, rewards for volunteer time, and the dependent scholarship program.
Our philanthropic and community engagement initiatives prioritize nurturing a culture of service and purpose for The Cigna Group employees to volunteer together, as well as heightening awareness of resources available for self-led volunteerism.  Our workforce is demonstrating tremendous pride and engagement in how they show up for their communities, reflected in the approximately 90,000 volunteer hours logged in 2024. This represents a nearly 30% increase in employee volunteerism year-over-year and equates to approximately $5.6 million in economic value.

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Lobbying Activity and Political Contributions
Active, principles-based, nonpartisan engagement with policy makers is of paramount importance to our ability to fulfill our mission to improve the health and vitality of those we serve. Consistent with our commitment to thoughtful and constructive engagement in public dialogues around the world, The Cigna Group engages in advocacy through regulated lobbying activity at federal and state levels and the disbursement of political contributions in accordance with applicable federal and state laws. In limited circumstances, contributions are made via corporate funds and more commonly through The Cigna Group Employee Political Action Committee (PAC), which is funded through the voluntary contributions of eligible employees. For more than a decade, the Company has voluntarily provided annual reports that describe the governance of our lobbying efforts and political activity with detailed contribution information. The Company’s Lobbying Activity and Political Contributions disclosure page (https://www.thecignagroup.com/our-impact/esg/healthy-company/lobbying-activity-political-contributions) provides enhanced transparency into the governance framework and priorities of our lobbying and political activity as well as trade association membership dues and detailed contribution reports that include information regarding the political candidates, parties, and committees that the Company supported through the PAC or by direct corporate contributions, including recipient names and amounts given.
Certain Transactions
Transactions with Related Persons
The Cigna Group has not adopted a written policy concerning the review, approval, or ratification of related-person transactions. The Cigna Group compiles information about transactions between The Cigna Group and The Cigna Group directors, director nominees, executive officers, and immediate family members and affiliated entities identified by directors, director nominees, and executive officers, as well as shareholders that identified themselves since the beginning of 2024 as beneficially owning more than 5% of the Company’s common stock. The Cigna Group Office of the Corporate Secretary conducts an analysis to determine whether there may be disclosure required under SEC rules as a related-person transaction. On an annual basis, the Corporate Governance Committee reviews the analysis prepared by the Company with the Board.
A member of Mr. Wiseman’s family is an employee of The Cigna Group. The position that employee holds is not an executive officer or enterprise-level strategic role. Target total annual compensation for this position is determined by reference to a range of compensation for similarly situated roles and is approximately $130,000 to $220,000. Actual compensation was established in accordance with the Company’s compensation practices applicable to non-executive employees with equivalent qualifications, experience, and responsibilities. The position also is eligible for standard benefits provided to other non-executive employees. The Board does not view this employment relationship as presenting a conflict for Mr. Wiseman. There were no other related-person transactions requiring disclosure under SEC rules.
Compensation Committee Interlocks and Insider Participation
The People Resources Committee is composed of four independent directors: Kathleen M. Mazzarella (Chair), Eric J. Foss, Philip O. Ozuah, M.D., Ph.D., and George Kurian. There are no compensation committee interlocks.

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Non-Employee Director Compensation
Overview
The director compensation program at The Cigna Group is designed to attract and retain highly qualified independent directors by addressing the time, effort, expertise, and accountability required of active board membership. The Board believes that the director compensation program:
•aligns with shareholder interests because it delivers a majority of Board compensation through an equity-based component, the value of which is tied to The Cigna Group stock price; and
•is competitive based on the work required of directors serving on the board of an entity of the Company’s size, complexity, and scope.
The Corporate Governance Committee annually reviews director compensation and assists the Board in the administration of director compensation plans. The Board approves the amount and form of director compensation. The Corporate Governance Committee from time to time engages an independent compensation consultant to assist in its review of director compensation.
Director Compensation Program
The Corporate Governance Committee reviews the Company’s non-employee Director Compensation Program, initially adopted in 2018, on an annual basis. In 2024, the Corporate Governance Committee, with the assistance of Pay Governance, an independent compensation consultant, reviewed the director compensation program to ensure that our pay practices remained competitive and aligned with peer companies. As part of this review, the Corporate Governance Committee analyzed benchmarking data from the Company’s compensation peer group and general industry peer group. Following this review, the Committee recommended, and the Board approved, adjustments to: (1) the annual director stock retainer; and (2) the Lead Independent Director retainer, which are reflected below. The amount and mix of director compensation had not been adjusted since the current program became effective in January 2019.

Retainer Type	Annual Amount ($)	Method of Payment

Board	215,000(1)	The Cigna Group common stock
	120,000	Cash
Lead Independent Director	75,000(2)	Cash
Committee Chair	25,000	Cash
(1) In 2024, directors received an annual stock retainer of $190,000; the stock retainer for all non-employee Board members was increased from $190,000 to $215,000, effective with the 2025 stock retainer award.
(2) The Lead Independent Director retainer was increased from $50,000 to $75,000, effective with the third-quarter retainer award.
There is no retainer for committee membership or service on the Executive Committee. No compensation is paid for directors who are also employees of the Company.
Deferral of Payments
Under the Deferred Compensation Plan of 2005 for Directors of The Cigna Group (Deferral Plan), directors may elect to defer the payment of the cash and/or common stock portion of their annual retainers. Deferred common stock compensation is credited to a director’s deferred compensation account as a number of shares of hypothetical common stock and ultimately paid in shares. Deferred cash compensation is ultimately paid in cash, and directors have a choice of hypothetical investment funds whose rates of return are credited to that account. These funds include a stock fund related to The Cigna Group and several other funds selected from those offered to all employees of The Cigna Group under The Cigna Group 401(k) Plan. Directors may elect to receive payments under the Deferral Plan in a lump sum or installments. Lump sum payments are made, or payment installments begin, in January of the year following a director’s separation from service.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	45

CORPORATE GOVERNANCE MATTERS
Stock Ownership Guidelines
The Cigna Group requires directors to maintain ownership of The Cigna Group common stock at a level of at least five times the value of the cash portion of the annual board retainer (currently $600,000). Under the guidelines, directors have five years from their election to the Board to satisfy this ownership obligation. Common stock, deferred common stock, restricted stock units, and hypothetical shares of common stock of The Cigna Group held by a director count toward the stock ownership guidelines for directors whose service started before February 2014. Directors whose service started after February 2014 may only count common stock and deferred common stock for compliance with stock ownership guidelines. As of December 31, 2024, all of the directors were in compliance with the stock ownership guidelines and each of our directors met or exceeded their ownership requirements or were within the five-year share accumulation period.
Financial Planning and Matching Charitable Gift Programs
Directors may participate in the same financial planning and tax preparation program available to executive officers of The Cigna Group. Under this program, The Cigna Group will make direct payments or reimburse directors for financial planning services that are provided by firms designated by The Cigna Group and for tax preparation services in the amount of up to $6,500 annually. Each director whose service started before 2006 and has at least nine years of board service upon separation from service also is eligible for direct payments or reimbursement in the amount of up to $5,000 for financial planning and tax preparation services during the one-year period following separation from service.
Directors also may participate in the matching charitable gift program available to The Cigna Group employees on the same basis on which employees participate. In addition, upon a director’s retirement, in recognition of the retiring director’s service, the Board may make a donation in the amount of $10,000 to a charitable organization of the director’s choice.
Insurance Coverage
The Cigna Group provides each director, on the same basis as employees and at no cost to the director, group term life insurance coverage and business travel accident insurance coverage. The Cigna Group also provides $1 million of personal umbrella liability insurance coverage for directors. Directors may purchase additional coverage at the group rate.
Directors also may purchase or participate in, by paying premiums on an after-tax basis, additional life insurance, medical care, long-term care, property/casualty personal lines, and various other insurance programs available on a broad basis to employees of The Cigna Group. Directors and their eligible dependents who are eligible for subsidized coverage under the group benefit programs of another entity or employer are not permitted to participate in The Cigna Group’s employer-sponsored group health plans. Directors also may elect to purchase worldwide emergency assistance coverage. This program, which provides international emergency medical, personal, travel, and security assistance, also is available to executive officers of The Cigna Group and certain other employees of The Cigna Group who frequently travel abroad for business.
The Cigna Group provides each retired director whose service started before 2006 and who has at least nine years of Board service upon separation from service with $10,000 of group term life insurance coverage, with premiums paid by The Cigna Group. In addition, these directors may also participate for two years following separation from service in the medical care programs currently offered by The Cigna Group to retired employees, with premiums paid by the director on an after-tax basis.

46	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS
Director Compensation Table for 2024
The table below includes information about the compensation paid to non-employee directors in 2024. Mr. Cordani, the only Company employee on the Board, does not receive any director compensation for his Board service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total Compensation ($)
(a)	(b)	(c)	(d)	(e)

William J. DeLaney	120,000	190,000	283	310,283
Eric J. Foss	145,000	190,000	283	335,283
Elder Granger, M.D.	145,000	190,000	283	335,283
Neesha Hathi	120,000	190,000	2,783	312,783
George Kurian	120,000	190,000	283	310,283
Kathleen M. Mazzarella	145,000	190,000	283	335,283
Mark B. McClellan, M.D., Ph.D.	120,000	190,000	283	310,283
Philip O. Ozuah, M.D., Ph.D.	120,000	190,000	283	310,283
Kimberly Ross	145,000	190,000	2,783	337,783
Eric C. Wiseman	182,500	190,000	283	372,783
Donna F. Zarcone	145,000	190,000	2,783	337,783
Fees Earned or Paid in Cash (Column (b))
Column (b) reflects the annual cash retainers for Board and committee service received by each director. Cash retainers are paid during a calendar quarter to directors who are in active service at any time during that quarter. Director fees listed in this column may be deferred by directors under the Deferral Plan (see “Deferral of Payments” above).
Stock Awards (Column (c))
Column (c) lists the aggregate grant date fair value of The Cigna Group common stock awarded to directors as part of their Board retainer, computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718, applying the same model and assumptions that The Cigna Group applies for financial statement reporting purposes as described in Note 17 to The Cigna Group consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (disregarding any estimates for forfeitures). The common stock portion of the Board retainer is awarded annually on the date of the annual meeting of shareholders to directors who are in active service on the date of the meeting (and who will continue in active service following the date of the meeting). The annual award covered director service for the period of April 2024 through the next annual meeting in April 2025.
Directors who commence service as a director on a date other than the date of the annual meeting receive an award of common stock on the effective date of their appointment, with a grant date value equal to a prorated portion of the common stock retainer based on the number of full months until the next annual meeting divided by 12 months. The number of shares of common stock awarded is determined by dividing the dollar amount of the applicable award by the closing price of common stock, as reported on the NYSE, on the date of the award. Fractional shares are not awarded. The number of shares of common stock awarded is rounded down to a whole number of shares and the cash value of any fractional share is paid as soon as practicable during the quarter after the award date. Common stock awards listed in this column may be deferred by directors under the Deferral Plan. See “Director Ownership” below for amounts and a description of equity-based awards outstanding as of December 31, 2024.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	47

CORPORATE GOVERNANCE MATTERS
All Other Compensation (Column (d))
Column (d) includes:
•matching charitable awards made by The Cigna Group Foundation as part of its matching gift program (also available on a broad basis to The Cigna Group employees) in the amount of $2,500 for each of Ms. Zarcone, Ms. Hathi and Ms. Ross; and
•the dollar value of Company-paid life insurance premiums for all directors.
As permitted by SEC rules, the above table does not include any amounts related to perquisites or personal benefits as there were no perquisites or personal benefits that exceeded $10,000.
Director Ownership
The table below shows The Cigna Group securities held by each non-employee director as of December 31, 2024. The value of these securities was calculated using $276.14, which was the closing stock price of The Cigna Group on December 31, 2024.

Name	Common Stock (#) (a)	Deferred Common Stock (#) (b)	Restricted Stock Units (#) (c)	Hypothetical Shares of Common Stock (#) (d)	Vested Stock Options (#) (e)	Total Ownership (#) (f)	Total Ownership Value ($) (g)

William J. DeLaney	17,539	0	0	0	0	17,539	4,843,219
Eric J. Foss	35,276	0	0	0	0	35,276	9,741,115
Elder Granger, M.D.	539	4,932	0	0	2,376	7,847	1,806,956
Neesha Hathi	2,731	0	0	0	0	2,731	754,138
George Kurian	3,140	0	0	1,269	0	4,409	1,217,634
Kathleen M. Mazzarella	5,471	0	0	0	0	5,471	1,510,762
Mark B. McClellan, M.D., Ph.D.	5,471	0	0	0	0	5,471	1,510,762
Philip O. Ozuah, M.D., Ph.D.	1,163	0	0	0	0	1,163	321,151
Kimberly A. Ross	3,874	0	0	0	0	3,874	1,069,766
Eric C. Wiseman	4,739	17,781	0	8,278	0	30,798	8,504,560
Donna F. Zarcone	1,304	11,293	13,500	2,998	0	29,095	8,034,374
Deferred Common Stock (Column (b))
Column (b) includes the equity portion of the 2024 retainer and any previous year’s Board retainer granted in The Cigna Group common stock or deferred stock units that have been deferred under the Deferral Plan.
Restricted Stock Units (Column (c))
Column (c) includes restricted stock units held by Ms. Zarcone. The restricted stock units will settle in shares of The Cigna Group common stock upon separation of service. All of these restricted stock units are vested.

48	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

CORPORATE GOVERNANCE MATTERS
Hypothetical Shares of Common Stock (Column (d))
Column (d) includes (1) share equivalents resulting from voluntary deferrals of cash compensation hypothetically invested in the stock fund of The Cigna Group; (2) hypothetical shares of The Cigna Group common stock credited to directors’ restricted deferred compensation accounts under the terms of the retirement plan in effect between 1997 and 2005; and (3) hypothetical shares of The Cigna Group common stock acquired pursuant to a pre-2006 requirement that directors invest or defer a portion of their Board retainer in shares of hypothetical common stock of The Cigna Group. Although these securities are not common stock, the value of the hypothetical shares of common stock of The Cigna Group credited to a director’s deferred compensation account is tied directly to the value of The Cigna Group common stock.
Vested Stock Options (Column (e))
Column (e) includes The Cigna Group stock options received in the merger in exchange for stock options of Express Scripts Holding Company (ESHC) that were awarded to General Granger as part of his compensation for service on the ESHC board of directors. All outstanding ESHC stock options vested and became exercisable upon the closing of the merger under the terms of the ESHC 2016 Long-Term Incentive Plan.
Total Ownership Value (Column (g))
Value of vested stock options is calculated by multiplying the number of shares issuable upon exercise of the stock option by the difference between the closing price on December 31, 2024 ($276.14) and the option’s exercise price.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	49

Compensation Matters
The Cigna Group believes that aligning executive compensation to the achievement of enterprise goals that support our mission and our commitment to our customers will result in improved health care access and affordability, along with the creation of meaningful and sustained long-term value benefiting our customers, patients, clients, shareholders, and other stakeholders.

Advisory Approval of Executive Compensation (Proposal 2)	51
Compensation Discussion and Analysis	52
Executive Summary	53
Processes and Procedures for Determining Executive Compensation	57
Executive Compensation Policies and Practices	58
Elements of Compensation	61
Employment Arrangements and Post-Termination Payments	74
Compensation Policies and Governance Practices	77
Report of the People Resources Committee	80
Executive Compensation Tables	81
2024 Summary Compensation Table	81
Grants of Plan-Based Awards in 2024	84
Outstanding Equity Awards at Year-End 2024	86
Option Exercises and Stock Vested in 2024	89
Pension Benefits for 2024	90
Nonqualified Deferred Compensation for 2024	92
Potential Payments upon Termination or Change of Control	93

Compensation Matters

Advisory Approval of Executive Compensation (Proposal 2)

The Board of Directors unanimously recommends that shareholders vote FOR the advisory approval of the Company’s executive compensation.
Our Board is committed to strong governance and recognizes that The Cigna Group shareholders and other stakeholders, including our customers, patients, and clients, have an interest in our executive compensation policies and practices. Our executive compensation program is designed to base the substantial majority of our executive officers’ compensation on The Cigna Group performance, rewarding them for the creation of long-term value benefiting our customers, patients, clients, shareholders, and other stakeholders.
As discussed more fully in the Compensation Discussion and Analysis, the primary principles underlying our compensation philosophy are that our compensation program should motivate superior enterprise results by creating a better future built on the vitality of every individual and community; align the interests of the Company’s executives with those of our customers, patients, clients, long-term shareholders, and other stakeholders; emphasize performance-based compensation over fixed compensation while minimizing inappropriate risk-taking behaviors; incentivize long-term results more heavily than the achievement of short-term results; and provide market-competitive compensation opportunities designed to attract and retain executives who are highly qualified and dedicated to improving the health and vitality of those we serve.
In recognition of the preference of shareholders expressed at The Cigna Group 2023 annual meeting of shareholders, the Board has determined to continue to hold “say-on-pay” advisory votes on an annual basis. The next vote on the frequency of “say-on-pay” advisory votes will be held at the 2029 annual meeting of shareholders. Consistent with this practice and SEC rules, we are asking you to approve the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Executive Compensation Tables, and accompanying narrative disclosure.

This advisory vote is intended to address our overall compensation policies and practices related to the named executive officers, rather than any specific element of compensation. In considering your vote, we encourage you to review the Proxy Statement Summary, the Compensation Discussion and Analysis, and the Executive Compensation Tables and related narrative disclosures appearing below. Because your vote is advisory, it will not be binding upon the Board. However, the Board and People Resources Committee value your opinion and will review and consider the voting results when making future executive compensation decisions.

51	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) describes the compensation policies, programs, and decisions regarding our named executive officers (NEOs) for 2024, which include our CEO, Chief Financial Officer, and the three other most highly compensated executive officers as of the end of 2024.

David M. Cordani	Brian C. Evanko	Noelle K. Eder	Nicole S. Jones	Eric P. Palmer

Chairman and Chief Executive Officer	Executive Vice President, Chief Financial Officer, The Cigna Group, and President and Chief Executive Officer, Cigna Healthcare	Executive Vice President, Global Chief Information Officer	Executive Vice President, Chief Administrative Officer, and General Counsel	Executive Vice President, Enterprise Strategy, The Cigna Group, and President and Chief Executive Officer, Evernorth Health Services
We believe that aligning executive compensation to the achievement of enterprise goals that support our mission and our business strategy and drive innovation to improve access to and affordability of health care will result in the creation of meaningful and sustained long-term value benefiting our customers, patients, clients, shareholders, and other stakeholders. The primary principles underlying our compensation philosophy are that our compensation program should:

Incentivize Performance	Align Interests	Emphasize Performance-Based Pay	Focus on Long-Term Results	Pay Competitively

Motivate superior enterprise results by creating a better future built on the vitality of every individual and community	Align interests of executives with those of our customers, patients, clients, long-term shareholders and other stakeholders	Emphasize performance-based compensation over fixed compensation while minimizing inappropriate risk-taking behaviors	Incentivize long-term results more heavily than short-term results	Provide market-competitive compensation opportunities to attract and retain highly qualified executives

This CD&A is organized as follows:
Executive Summary provides an overview of our compensation philosophy, our pay-for-performance alignment, and our compensation governance and controls.	Page 53
Processes and Procedures for Determining Executive Compensation provides an overview of the Committee’s role in executive compensation, the process for determining executive officer compensation, and the independent compensation consultant’s role.
Page 57
Executive Compensation Policies and Practices describes our compensation objectives and practices, as well as how we set target total direct compensation.	Page 58
Elements of Compensation describes each form of compensation we pay and how our executive compensation program is tied strongly to performance.	Page 61
Employment Arrangements and Post-Termination Payments summarizes any employment agreements, our severance, and other post-termination arrangements, as well as our change of control arrangements.	Page 74
Compensation Policies and Governance Practices describes our stock ownership guidelines, our clawback policy, our hedging and pledging restrictions, and risk oversight.	Page 77

52	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS
Executive Summary
2024 Performance and Business Highlights
The Cigna Group is a global health company committed to creating a better future built on the vitality of every individual and every community. We relentlessly challenge ourselves to partner and innovate solutions for better health. In 2024, The Cigna Group advanced our strategic goals, delivering value for the benefit of our customers, patients, clients, shareholders, and other stakeholders.
•We began dispensing a HUMIRA interchangeable biosimilar to eligible Accredo by Evernorth® patients with $0 cost to our patients – and by year-end 2024 biosimilar use for eligible HUMIRA scripts reached nearly 50%. In addition, we announced a STELARA biosimilar for $0 cost to our patients, which will be available in early 2025.
•We enrolled approximately 8 million lives in EncircleRx, a new solution for managing GLP-1 medications for weight loss and diabetes. We are supporting the best possible patient health outcomes by providing those on a GLP-1 additional lifestyle support and tools to sustain long-term change.
•We delivered approximately $275 million in patient savings for insulin and other diabetes medications since launching the Patient Assurance Program in 2019.
•We expanded patient protection against the high cost of gene therapies for 7.5 million people.
•We launched Evernorth Behavioral Care Group to provide evidence-based, outcome-driven care both online and in person through a simpler care delivery experience. Patients can book an appointment and are guaranteed to see a clinician who matches their unique goals and preferences within 72 hours, contributing to 84% of patients experiencing significant reductions in depression and anxiety symptoms as of August 2024.
•We also addressed industry challenges around long wait times for care by expanding MD Live by Evernorth® urgent care services with the launch of an “E-Treatment” option. Now, approximately 12.5 million Cigna Healthcare customers have quick, flexible access to urgent care from board-certified doctors without any direct interaction via phone or video.
•We partnered with a large employer to build CareNav+, a benefits navigation solution that is transforming the fragmented benefits ecosystem to provide customers with the personalized guided experiences they need. The navigator is now available to Cigna Healthcare clients with Express Scripts.
•To improve the health services and solutions we provide to our federal clients that work with special groups such as veterans and active-duty service members, we introduced Evernorth Federal Services.
•To ensure patients with complex or chronic conditions get the medications they need, we dispensed approximately 8 million medications across our specialty pharmacies.
•We expanded our global footprint with the launch of innovation hubs in Hyderabad, India, and Galway, Ireland.
•Evernorth Health Services acquired VFP Pharmacy Group to establish a comprehensive fertility pharmacy solution which brings us to approximately 40 care delivery sites.
•We helped support approximately 125,000 births; aided approximately 10,000 women with their fertility needs as they look to grow their families and treated nearly 22,000 specialty patients in their homes.
Our advancements in our business strategy priorities resulted in year-over-year financial growth in 2024 in a dynamic and challenging environment:

Adjusted Income from Operations(1)	Adjusted Income from Operations, per share(1)	Adjusted Revenues(1)	Cumulative Total Shareholder Return(2)

Up 4%	Up 9%	Up 27%	8.2%
$7.7 billion	$27.33	$247.1
(1)We encourage you to review our Annual Report on Form 10-K for the year ended December 31, 2024 for more complete financial information. Adjusted income from operations, adjusted income from operations, per share, and adjusted revenues are financial measures used by the Company that are not determined in accordance with generally accepted accounting principles in the United States (GAAP). Additional information regarding these measures, including definitions and reconciliations to the most directly comparable GAAP measures, namely shareholders’ net income, shareholders' net income, per share, and total revenues, respectively, can be found on Annex A. Percentages reflect year-over-year growth.
(2)For the period January 1, 2022 through December 31, 2024.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	53

COMPENSATION MATTERS
Pay-for-Performance Alignment

The Cigna Group compensation program emphasizes performance-based, at-risk compensation opportunities, with the majority of compensation tied to the Company’s long-term performance for the benefit of our stakeholders as reflected in the Company’s stock price.

Our Enterprise Incentive Plan (EIP), our short-term, cash-based incentive program, rewards the achievement of financial goals and progress relative to strategic priorities that are aligned to our mission, values, and business strategy, as set forth below.

Performance Measure (one-year period ended December 31, 2024)	Weighting	Alignment to Shareholder Interests

Adjusted Income from Operations	50%	Drives sustained, profitable growth across the enterprise; focuses on financial performance that reflects the underlying results of operations of the Company’s businesses.
Growth	30%
Adjusted Revenue Growth (weighted 20%) – Emphasizes: (1) retaining existing clients; (2) expanding our current client relationships through strong service and comprehensive whole-health offerings; and (3) earning the right to provide value to new clients to fuel our growth.

Expansion of Addressable Markets (weighted 10%) – Drives focus on supporting our customers’ and patients’ needs through growth in our accelerated businesses of health system services, behavioral health, and virtual care.

Strategic Priorities	20%	Drives a disciplined focus on improving affordability for our customers, patients, and clients, advancing inclusion in our workforce and addressing health equity.
Our long-term incentive (LTI) equity awards comprise: (1) strategic performance shares (SPSs), the payout of which is based upon achievement of absolute and relative performance goals over a three-year performance period; (2) stock options, which have realizable value only if our stock price appreciates following the grant date; and (3) restricted stock, the value of which remains aligned with the trading price of The Cigna Group stock. The two performance measures that drove our 2022–2024 SPS awards are set forth below.

Performance Measure (three-year period ended December 31, 2024)	Weighting	Alignment to Shareholder Interests

Cumulative Adjusted Income from Operations, per share	50%	Key measure used by shareholders to evaluate the Company’s financial performance and deployment of capital; key element of financial guidance.
Relative Total Shareholder Return	50%	Reflects The Cigna Group’s stock performance and value creation relative to a peer group established at the time of the award.

54	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS
The performance measures included in our EIP and SPS programs are designed to incentivize and reward business growth and achievement of strategic objectives aligned to our mission, values, and strategy and to reward not only our NEOs but our larger employee population, for contributions in achieving performance goals.
While we use adjusted income from operations in our EIP and adjusted income from operations, per share in our SPS program, both of which are grounded in enterprise earnings, the Committee believes that these measures reward different results over different time horizons. Importantly, the earnings-related metric used for SPS awards is a per-share metric and is therefore impacted by capital management decisions. Capital management decisions have no impact on the adjusted income from operations metric used in our EIP. Further, the adjusted income from operations, per share metric is measured on a cumulative basis over three years for purposes of our long-term SPS program, while the adjusted income from operations metric is measured over only one year for purposes of the EIP, our short-term incentive award program. For these reasons, the Committee has determined to continue to use these measures for purposes of each respective program.
For 2024, performance-based incentives represented approximately 92% of Mr. Cordani’s total target compensation and 86%, on average, of our other NEOs’ target total compensation. Once again, 60% of Mr. Cordani’s 2024 LTI award was granted in SPSs, further strengthening alignment with longer-term shareholder interests.
*Totals may not add to 100% due to rounding.
CEO LTI target at midpoint of target range.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	55

COMPENSATION MATTERS
Strong Compensation Governance and Controls

What We Do
Strong alignment between pay and performance, driven by an emphasis on performance-based compensation and performance measures, with a balance of relative and absolute measures, that are aligned to our business strategy and the interests of our customers, patients, clients, shareholders, and other stakeholders.

A disgorgement of awards (clawback) policy that complies with the requirements of the Dodd-Frank Act, Rule 10D-1 of the Exchange Act, and NYSE Rule 303A.14 (the “Clawback Rules”), plus provisions in equity award grant agreements that go beyond such requirements, permitting the Company to recoup the value of such awards in circumstances not contemplated by the Clawback Rules.

“Double trigger” requirement for change of control benefits.
Robust stock ownership guidelines and post-vesting share retention requirements for equity awards.
Committee oversight of people development policies and processes, including fair and equitable pay practices for our employees.
CEO and executive officer succession plans overseen by the Board, with leadership from the Committee.
Retention of an independent compensation consultant and regular review of executive compensation governance and market practices.
An annual incentive compensation risk assessment.
Robust shareholder engagement, feedback from which is regularly discussed by the Committee.

WHAT WE DON’T DO	●	Limited perquisites and no gross-ups on perquisites for NEOs.
	●	No employment agreements for executive officers.
	●	No excise tax gross-ups.
	●	No redundancy between short- and long-term incentive plan performance measures.
	●	No hedging or pledging of The Cigna Group stock by any directors, executive officers, or employees.
	●	No discounting, reloading, or repricing of stock options without shareholder approval.
	●	No payment of dividends on restricted stock prior to vesting. Unvested SPS awards do not accrue dividends or count towards share ownership guidelines.

Shareholder Support of Our Executive Compensation Program
The Committee and the Board consider the results of the annual shareholder executive compensation “say-on-pay” vote in determining the ongoing design and administration of the Company’s executive compensation programs. Approximately 83% of votes cast at our 2024 annual meeting of shareholders were in favor of the advisory vote on executive compensation, reflecting continued strong support for our executive compensation programs and practices.
The Committee also values and considers feedback on our executive compensation program received as part of our ongoing communications with shareholders. Since the filing of our 2024 proxy statement, we invited holders of 70% of our outstanding stock, which included our 100 largest holders, to engage with us on a variety of topics, including executive compensation. During these calls, which, in some cases, included members of our Board of Directors, we

56	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS
discussed a number of topics related to our executive compensation programs, including: (1) the elimination of funding ranges in determining the funding factor for each performance measure in the EIP in favor of a formulaic approach; (2) steps taken to formalize the limitations on the Committee’s discretion to fund the EIP and the Committee’s limited use of discretion in determining individual awards; (3) disclosure enhancements, including related to EIP performance measures, goals, and funding percentages; and (4) executive compensation plan design, including performance measures in our EIP and SPS programs and equity allocation and vesting. Additional information regarding our 2024 engagement and shareholder engagement program is included in “Corporate Governance Matters – Shareholder Engagement.”
Processes and Procedures for Determining Executive Compensation
People Resources Committee Oversight of Executive Compensation
The Committee, comprised entirely of independent directors, provides oversight of the Company’s compensation and benefit plans and policies that apply to executive officers. The Committee regularly reviews The Cigna Group’s compensation programs to assess their alignment with the Company’s strategic mission, goals, industry practices, and emerging trends and the extent to which they link executive pay to performance and align with the interests of our customers, patients, clients, shareholders, and other stakeholders. The Committee’s decisions are also informed by our robust shareholder engagement program and the views of our independent compensation consultant, as set forth in further detail below. To ensure independent oversight of executive compensation matters, at each of its regularly scheduled meetings, the Committee members meet without members of management present.
Process for Executive Compensation Decisions
When determining NEO compensation, the Committee considers benchmarking data prepared by the independent compensation consultant and, in the case of NEOs other than the CEO, recommendations made by the CEO regarding individual performance and enterprise goals. For Mr. Cordani, the Committee makes compensation recommendations to the independent members of the Board for approval. For other NEOs, the Committee reviews and determines compensation. Mr. Cordani is not present when the Committee and the independent members of the Board consider his compensation. At the request of the Committee, the CHRO and the independent compensation consultant may attend Committee sessions that consider compensation for all executive officers.
Independent Compensation Consultant Role in Executive Compensation
While the Committee or the independent members of the Board ultimately make all executive compensation decisions, the Committee may engage the services of outside advisors for assistance. The Committee engaged Pay Governance as its compensation consultant in 2024 to provide independent, objective analysis, advice, and information and to generally assist the Committee in the performance of its duties. The Committee may, as appropriate, request information and recommendations from the compensation consultant to help structure and evaluate The Cigna Group compensation programs, practices, and plans. As part of its engagement, at the direction of the Committee, the compensation consultant will work with the Committee chair, the CHRO, and The Cigna Group compensation department in their work on the Committee’s behalf, including providing the following analyses:
•Relative compensation levels and pay practices to assess the alignment between three- and five-year realizable pay and The Cigna Group performance and compensation philosophy.
•Competitive market data for each executive officer to assist in setting compensation targets.
•Market research on incentive plans to assist in the design of short- and long-term incentive compensation plans.
•Review of incentive measures in the EIP and SPS program to provide the Committee with objective reference points to consider when determining target goals.
•Annual share use, burn rate, and total dilution and overhang of The Cigna Group’s equity programs to provide the Committee with context for its determination of the maximum share limit.
At the request of the Committee, a representative of Pay Governance regularly attends the Committee’s meetings and meets with the Committee without members of management present, further enabling robust discussion.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	57

COMPENSATION MATTERS
The Committee’s policy requires that the compensation consultant be independent of the Company. Independence under the policy requires that the compensation consultant: (1) is retained by and reports solely to the Committee for all executive compensation services; (2) does not provide any services or products to the Company or management except with approval of the Committee’s chair; and (3) is otherwise free from conflicts. The Committee has assessed Pay Governance’s independence pursuant to the policy of The Cigna Group, and NYSE rules, including considering whether Pay Governance had any relationships with the Company, our executive officers, or our Committee members that would impair its independence, and concluded that Pay Governance is free from conflicts of interest and is independent. In addition, each year the Committee receives assurances and confirmation of independence from its compensation consultant.
The Committee regularly reviews and evaluates its compensation consultant engagement and annually reviews the compensation consultant’s performance.
Executive Compensation Policies and Practices
Compensation Objectives and Practices
The Cigna Group executive compensation program is based on the philosophy that executive pay should strongly reward executives for the creation of long-term value benefiting our customers, patients, clients, shareholders, and other stakeholders and directly link to Company and individual performance, and attract and retain executive talent. By emphasizing performance-based awards over fixed compensation, we strive to motivate superior enterprise results that we believe will deliver on our mission and promises for our customers, patients, and clients and result in the creation of meaningful and sustained long-term value for our shareholders.
To further our compensation philosophy, the Committee uses the following compensation practices, processes, and instruments:
•A regular and rigorous analysis of relevant market compensation data for each executive officer position, which includes market data for our peers as well as broad-based general industry data from companies of similar size and scope.
•An annual realizable pay-for-performance assessment of the degree of alignment between Company results and executive compensation.
•An annual analysis of each executive officer’s contributions to the achievement of the Company’s short- and long-term performance goals.
•An annual incentive plan aligned to the Company’s annual financial and other strategic goals.
•An equity-based incentive plan (LTIP) that aligns compensation with long-term shareholder value creation.
•The retention of an independent compensation consultant to assist the Committee in its design and implementation of the Company’s executive compensation programs.
•Ongoing monitoring of compensation and governance best practices and investors’ and our shareholders’ views on compensation and adjusting our compensation program as appropriate in light of changes in those best practices.
For information on the oversight of the executive compensation program, see “Processes and Procedures for Determining Executive Compensation” in this CD&A.

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COMPENSATION MATTERS
Compensation Data
The Committee establishes compensation levels based on a variety of factors, including an analysis of relevant published market compensation data of the Company’s compensation peer group and a general industry peer group.
Peer Groups
The Committee utilizes three peer groups:

Compensation Peer Group	Used in setting target compensation levels, composed of companies in industries from which we compete for talent
General Industry Peer Group	Used as an additional reference in setting target compensation to provide a broader perspective on market practices, particularly for those executive officers with job functions that could apply to a variety of industries, in recognition of the fact that The Cigna Group often competes for talent with companies beyond its compensation peer group
TSR Peer Group	Used to assess relative TSR performance within the SPS program; we measure our performance and compete for capital with these companies
Compensation Peer Group. The compensation peer group contains companies primarily in the managed health care, pharmacy benefit management, consumer/retail distribution, multiline financial services/insurance, and national distribution/logistics industries, with the individual peer companies generally having revenues greater than $50 billion to 2.5 times that of The Cigna Group and market capitalizations of approximately 0.33 to 3.0 times that of the Company. The 2024 compensation peer group consists of the companies listed in the table below, which is consistent with the compensation peer group for 2023.

Compensation Peer Group for 2024

AT&T Inc.	FedEx Corporation	Sysco Corporation
Cardinal Health, Inc.	HCA Healthcare, Inc.	Target Corporation
Cencora, Inc.	Humana Inc.	T-Mobile US, Inc.
Centene Corporation	The Kroger Co.	UnitedHealth Group Incorporated
Citigroup Inc.	Lowe’s Companies, Inc.	United Parcel Service, Inc.
Costco Wholesale Corporation	McKesson Corporation	Verizon Communications Inc.
CVS Health Corporation	MetLife, Inc.	Walgreens Boots Alliance, Inc.
Elevance Health, Inc.	Prudential Financial, Inc.	Wells Fargo & Company
General Industry Peer Group. The Committee uses the S&P 150 as the general industry peer group, which reflects a broader representation of the market for talent.
TSR Peer Group. The 2024 TSR Peer Group consists of the companies listed in the table below, which constituted the S&P 500 Health Care Providers and Services Index at the time the 2024–2026 SPSs were awarded.

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COMPENSATION MATTERS

2024 TSR Peer Group

Cardinal Health, Inc.	Humana, Inc.
Cencora, Inc.	Laboratory Corporation of America Holdings
Centene Corporation	McKesson Corporation
CVS Health Corporation	Molina Healthcare, Inc.
DaVita Inc.	Quest Diagnostics Incorporated
Elevance Health, Inc.	UnitedHealth Group Incorporated
HCA Healthcare, Inc.	Universal Health Services, Inc.
Henry Schein, Inc.
2025 Peer Group. In 2024, the Committee, with the assistance of its independent compensation consultant, reviewed the Company’s peer groups. The Committee did not make changes to the 2024 peer groups and will use the same peer groups for 2025.
Tally Sheets
The Committee reviews tally sheets for the Company’s executive officers as part of its annual compensation award determination process. The tally sheets summarize historical actual compensation and current target compensation for each officer. The Committee believes that tally sheets are a useful reference tool when considering whether compensation decisions reflect the Company’s compensation philosophy and performance, but are not a determining factor when making executive compensation decisions.
Annual Compensation Review and Competitiveness of Pay Positioning
Target total direct compensation consists of base salary, the annual incentive target, and the annual LTI target. The Committee (and the independent members of the Board with respect to Mr. Cordani) reviews and approves each of these amounts for the NEOs on an annual basis, generally seeking to target an executive officer’s total direct compensation in a competitive range around the 50th percentile of the relevant market data, although there may be variation in the target pay levels or mix due to factors such as performance, tenure in role, range of data available, negotiated arrangements, internal pay equity considerations, and market and economic conditions. When setting target total direct compensation, the Committee evaluates survey data and other public information, such as proxy data, available for both the compensation peer group and the general industry peer group.
The following adjustments were made to 2024 compensation:
•David M. Cordani. The Committee recommended, and the independent members of the Board approved, a modest adjustment to Mr. Cordani’s 2024 base salary and 2024 EIP target. Mr. Cordani’s base salary and EIP target had not been adjusted since 2018. This adjustment was made to maintain the competitive positioning of Mr. Cordani’s total target direct compensation.
•Brian C. Evanko. Effective February 2024, Mr. Evanko’s responsibilities were expanded as he assumed the role of President and Chief Executive Officer, Cigna Healthcare, in addition to his role as Executive Vice President and Chief Financial Officer, The Cigna Group. As previously disclosed, in connection with the expansion of Mr. Evanko’s responsibilities, as well as to position his compensation within a competitive range of the market for such roles, the Committee approved adjustments to his base salary, as well as to his 2024 EIP and 2024 LTI targets.
•Noelle K. Eder. The Committee approved adjustments to Ms. Eder’s base salary to ensure that her compensation reflected the scope of the responsibilities of her role leading the Company’s global technology and operations organizations, as well as to position her compensation within a competitive range of the market for her role.

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•Nicole S. Jones. The Committee approved adjustments to Ms. Jones’ base salary to ensure that her compensation reflected the scope of the responsibilities of her role in overseeing all legal, regulatory, compliance, government affairs, communications, and human resources functions for the Company, as well as to position her compensation within a competitive range of the market for her role.
•Eric P. Palmer. Effective February 2024, Mr. Palmer’s responsibilities were expanded, and he assumed the role of Executive Vice President for Enterprise Strategy, The Cigna Group, in addition to his role as President and Chief Executive Officer, Evernorth Health Services. As previously disclosed, in connection with the expansion of Mr. Palmer’s responsibilities, as well as to position his compensation within a competitive range of the market for such roles, the Committee approved adjustments to his base salary, as well as to his 2024 EIP and 2024 LTI targets.
Elements of Compensation
The 2024 executive compensation program of The Cigna Group consisted of the following elements:

Element		Purpose

Base Salary		Fixed compensation, designed to attract and retain key talent, driven by market data and reflective of the individual’s role, responsibilities, and performance.
Enterprise Incentive Plan (EIP)		Performance-based annual cash incentive designed to reward enterprise performance relative to pre-established annual goals and individual performance, accomplishments, and contributions.
Strategic Performance Shares (SPS)
Performance-based equity incentive designed to reward achievement of a predetermined absolute financial goal and relative TSR over a three-year performance period, with vesting at the end of the performance period.

Long-Term Incentives (LTI)	Stock Options	Performance-based equity incentive aligned with stock price appreciation, with ratable vesting over three years.
	Restricted Stock	Performance-based equity incentive designed to promote strong retention and alignment with shareholders’ interests, with ratable vesting over three years.
Retirement and Deferred Compensation
Savings-based component aligned to competitive market practice; includes 401(k) plans and voluntary nonqualified deferred compensation programs. Any accrued benefits from prior defined benefit pension plans are now frozen.

Limited Perquisites and Other Benefits		Limited perquisites designed to attract and retain key talent or to provide for the safety and security of executive officers.

Base Salary
Base salary levels are set with reference to both competitive market data and individual experience and performance. Base salaries are reviewed annually and may be adjusted as a result of updated information for our compensation and general industry peer groups and an assessment of an executive’s role and performance contributions, including the executive’s demonstration of The Cigna Group’s core values and the achievement of the expectations associated with the executive’s role.

Base salaries, reflective of executives’ roles and responsibilities and competitively benchmarked, represent only 8% of CEO target pay and 15%, on average, of other NEOs’ target pay, with performance-based incentives driving the balance of each executive’s total target pay.
NEO	2024 Annual Base Salary ($)(1)

David M. Cordani	1,600,000
Brian C. Evanko	1,000,000
Noelle K. Eder	875,000
Nicole S. Jones	875,000
Eric P. Palmer	1,000,000
(1)Reflective of adjustments described on page 60.

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COMPENSATION MATTERS

The Enterprise Incentive Plan rewards executives for performance relative to measurable financial and strategic goals that are aligned with, and drive execution of, the Company’s mission and business strategy.

Annual Incentives
Enterprise Incentive Plan (EIP) Overview
Annual incentives are paid under the EIP. The EIP is designed to reward executives for the achievement of short-term, or annual, performance goals. On an annual basis, the Committee approves:
•EIP performance measures and goals, which are designed to align with, and drive the execution of, the Company’s business strategy—and ultimately the results and value we deliver to those we serve: customers, patients, clients, shareholders, and other stakeholders.
•Individual EIP award targets for the NEOs, except for Mr. Cordani’s target, which is approved by the independent members of the Board upon the recommendation of the Committee.
•Aggregate funding levels for actual EIP awards based on Company achievement of predetermined performance goals.
•Actual individual EIP awards for the NEOs, except for Mr. Cordani’s award, which is approved by the independent members of the Board upon the recommendation of the Committee.
EIP Performance Measures and Goals
Each year, the Committee sets enterprise performance measures, weightings, and goals for annual cash incentive awards that are designed to align with, and drive execution of, the Company’s business strategy. The balance of measures is consistent with the short-term incentive practices of many of our peers and enables the Committee to reward financial performance, while also incentivizing the achievement of other strategic goals aligned with delivering value for our customers, patients, clients, shareholders, other stakeholders.
Target performance is based on the Company’s business priorities and annual operating plan. The operating plan aligns with our strategy; long-term commitment to our customers, patients, clients, communities, and shareholders; and expected performance in the industry. In setting target performance for each measure, the Committee considered the Company’s publicly disclosed adjusted revenues and earnings outlook, its strategic priorities and anticipated investments, competitor results and outlook, analyst commentary, the Company’s then-current expectations for the industry, the economic environment, and various market forces impacting the Company and related uncertainties. For strategic priorities, which are aligned to the Company’s mission and values, the Committee selects quantifiable measures that: (1) are enterprise wide and regularly reviewed by leadership to assess Company performance in key areas; (2) can be quantified and projected; and (3) assess the performance of the area of focus for the strategic priority. Details regarding the strategic priorities for the 2024 EIP are included in the 2024 Performance Measures, Targets, and Actual Results table below.
To aid the Committee in setting the financial performance targets, and to assess the reasonableness and rigor of those targets, the Committee directed its compensation consultant to evaluate the Company’s historic relationship between pay and performance in comparison with its compensation peer group. The Committee uses its independent compensation consultant to evaluate the appropriateness of the measures and weightings and the degree of challenge in the EIP performance targets. The compensation consultant also reviewed performance targets determined by the Committee in the context of historic performance and analyst expectations of future performance for The Cigna Group and its TSR peer group.

The Committee set 2024 target performance levels that represented competitively attractive goals that would be challenging to achieve, while not encouraging excessive risk-taking.

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COMPENSATION MATTERS
Executive Officer EIP Funding and Award Determination Process

Achieve Earnings Minimum

Achieving profitability goals is critically important to the Company’s long-term success and ability to drive innovation to improve access to and affordability of health care. If the Company does not meet a predefined minimum level of adjusted income from operations, then no annual incentives are paid to executive officers.

Company Performance Drives Funding Level

If the Company achieves the minimum adjusted income from operations, the EIP pool is funded from 0% to 200% depending on the results of each performance measure against pre-established targets. No incentives are earned for performance below threshold, while no additional incentives are earned for performance above maximum performance.
The Company’s actual performance relative to each measure is formulaically calculated to establish a specific funding percentage for that measure. In determining the final enterprise EIP pool funding, the Committee may deviate up to 10% from the formulaically calculated aggregate results. The Committee believes this limited discretion is an important tool for the Committee, given situations that are not fully captured by the formulaic metrics.

Award Amounts Based on Individual Contributions to Company Performance

Once EIP funding has been determined, the Committee (and for Mr. Cordani, the independent members of the Board upon the recommendation of the Committee) starts with the approved EIP funding amount as the baseline for EIP awards and then assesses each NEO’s individual contributions and how such contributions impacted the achievement of the enterprise EIP goals to determine individual award amounts. This process enables the Committee to differentiate individual awards based on relative contributions and accomplishments throughout the year, both anticipated and unanticipated. While actual awards may range from 0% to 200% of a NEO’s EIP target, in application, the Committee is disciplined in its exercise of discretion in determining individual EIP awards. For 2024, Mr. Cordani’s EIP award was seven percentage points below the approved funding factor. This limited use of discretion in determining EIP awards was consistent with prior awards. Over the three year period (2022–2024), Mr. Cordani’s payout percentage was, on average, one percentage point below the approved funding factor.

2024 Performance Measures, Targets, and Actual Results
The Committee considers performance measures for the EIP program for the upcoming year at its October and December meetings and then considers and approves the actual performance targets for the approved measures at its meetings in January and February. For 2024, the Committee established the performance measures, weightings, and performance targets below, which were used to determine the aggregate calculated funding factor for EIP awards.
At its meetings in January and February 2025, the Committee reviewed and approved the actual performance for each EIP measure.

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COMPENSATION MATTERS
The following table sets forth the Company’s 2024 EIP performance measures, weightings, performance relative to each measure, the weighted performance measure funding percentage, and the overall EIP calculated funding percentage.(1)

Adjusted Income from Operations
Reinforces the importance of sustained, profitable growth across the enterprise by rewarding financial performance that reflects the underlying results of operations of the Company’s businesses.

Weighting	Target Performance	Actual Payout Result

50%	8.8% growth over 2023 performance	Achieved 3.9% growth over 2023 77% funding factor
Weighted Performance Measure Funding Percentage		39%

Growth
Focuses on enterprise growth, by emphasizing: (1) retaining existing clients; (2) expanding our current client relationships through strong service and comprehensive whole-health offerings; and (3) earning the right to provide value to new clients and better supporting our customers’ and patients’ needs.

Adjusted Revenue Weighting	Target Performance	Actual Payout Result

20%	17.8% growth over 2023 performance	Achieved 26.5% growth over 2023 168% funding factor
Expansion of Addressable Markets Weighting	Target Performance	Actual Payout Result

10%	Revenue growth from health system services, behavioral health and virtual care services of 28.0% over 2023 performance	Achieved 25% growth over 2023 88% funding factor
Weighted Performance Measure Funding Percentage		42%

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COMPENSATION MATTERS

Strategic Priorities
Advances the interests of our customers, patients, clients, other stakeholders, and, ultimately, our shareholders, by positioning us for long-term growth through the focus on progress in areas that support our mission, values, and business strategy.

Weighting
20%
Improving Affordability and Effectiveness Advances our efforts to improve affordability for our customers, patients, and clients and deliver value to our shareholders.
Measures	Performance

Enterprise adjusted SG&A expense ratio	Favorable to target
Advancing Environmental, Social, and Governance Initiatives
As a global health company, we recognize that our continued success depends on the collective strength of our employees to advance better health for our customers, patients, and clients in support of our drive to improve the health and vitality of those we serve.

Measures	Performance

Reducing attrition among demographics with a track record of higher voluntary turnover rates and/or lower participation rates in leadership roles	At target
Improvements in preventative screenings for customers residing in high Social Determinants Index areas	Unfavorable to target
Strategic Priorities Funding Factor	90%
Weighted Performance Measure Funding Percentage	18%
Overall EIP Calculated Funding Factor	99%
Committee Discretionary Adjustment	(7)%
Committee Approved EIP Funding Amount	92%
The Committee considered the Company’s performance relative to each of the performance measures, overall performance over the latter part of the year, as well as various other factors, when determining the approved funding amount. The Committee approved funding the EIP pool at 92%, which it believes is reflective of the Company’s performance in 2024 and aligns with the Committee’s pay for performance philosophy.
(1)We encourage you to review our Annual Report on Form 10-K for the year ended December 31, 2024 for more complete financial information. Adjusted income from operations and adjusted revenues are financial measures used by the Company that are not determined in accordance with generally accepted accounting principles in the United States (GAAP). The Committee may make adjustments to the actual levels of achievement under each performance measure to: (i) exclude the impact of any unusual or extraordinary results that do not reflect the ongoing business operations and/or that are not the result of normal business risks; and (ii) avoid creating unintended incentives for management to make decisions solely based on achieving incentive results. Additional information regarding these measures, including definitions and reconciliations to the most directly comparable GAAP measures, namely shareholders net income and total revenues, respectively, can be found on Annex A.

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COMPENSATION MATTERS
2024 Individual EIP Targets and Awards
EIP target levels and actual awards for the 2024 performance year for each of the NEOs are set forth in the table below. EIP target levels are reflective of the Committee’s (and with respect to Mr. Cordani’s, the independent members of the Board’s) review of target total direct compensation positioning and other factors as further discussed above. In determining actual payout amounts, the Committee (and for Mr. Cordani, the independent members of the Board upon the recommendation of the Committee) started with the approved EIP funding amount as the baseline for EIP awards and then assessed each NEO’s individual contributions during 2024. Payouts under the 2024 EIP rewarded our NEOs for our performance in 2024, reflecting pay-for-performance alignment.

NEO	2024 EIP Target ($)	Actual EIP Payout ($)	Payout as a Percentage of Target (%)

David M. Cordani	3,200,000	2,720,000	85
Brian C. Evanko	2,000,000	1,700,000	85
Noelle K. Eder	900,000	972,000	108
Nicole S. Jones	900,000	972,000	108
Eric P. Palmer	2,000,000	1,840,000	92
Mr. Cordani
In early 2025, the Committee, together with the Lead Independent Director, assessed Mr. Cordani’s 2024 performance in the context of the Company’s overall performance for the year. This assessment included a review of the Company’s financial performance in 2024, strategic accomplishments to drive value for our customers, patients, clients and shareholders, as well as Mr. Cordani’s individual contributions. Following this review, the Committee made recommendations to the independent members of the Board related to Mr. Cordani’s EIP award for 2024. The independent members of the Board considered these recommendations as part of their own independent review of Mr. Cordani’s performance. More specifically, the Board considered the following factors:
Enterprise Performance. Mr. Cordani led The Cigna Group’s delivery of strong value for our customers, patients, clients and shareholders, resulting in year-over-year financial growth in a dynamic and challenging environment. These results include:
•Adjusted income from operations of $7.7 billion, adjusted income from operations per share of $27.33, and adjusted revenues of $247.1 billion.
•The return of $8.6 billion in capital to shareholders through share repurchases and dividends.
•The successful completion of a highly complex set of separation-related activities in preparation for the closing of the sale of our Medicare businesses to Health Care Service Corporation (HCSC).
Strategy Execution. Mr. Cordani oversaw the advancement of a number of initiatives to evolve The Cigna Group’s mission and strategy and drive innovation to improve access to and affordability of health care while also improving the health care experience of patients and physicians, creating meaningful and sustained long-term value benefiting our customers, patients, clients, shareholders, and other stakeholders, including:
•Launched a private label Humira interchangeable biosimilar available to eligible Accredo patients at $0 out of pocket.
•Enrolled approximately 8 million lives in EncircleRx, a new solution for managing the costs of GLP-1 medications for weight loss and diabetes while helping patients achieve the best possible health outcomes.
•Helped patients save approximately $275 million in costs for insulin and other diabetes medications since launching the Patient Assurance program in 2019.
•Expanded our Embarc program, providing protection against the multi-million dollar cost of therapies for employers and plans covering 7.5 million people.

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•Broadened access to behavioral care clinicians by launching the Evernorth Behavioral Care Group, enabling patients to book an appointment and see a clinician who matches their unique goals and preferences within 72 hours.
•Improved flexibility and access to virtual urgent care services and reduced wait times by launching an “E-treatment” option within MD Live, which is available to approximately 12.5 million Cigna Healthcare customers.
•Partnered with a large employer to build CareNav+, a benefits navigator solution that is transforming the fragmented benefits ecosystem to provide members with personalized guided experiences.
•Introduced Evernorth Federal Services to improve the health services and solutions we provide to our federal clients who work with special groups like veterans and active-duty service members.
•Dispensed approximately 8 million medications across our specialty pharmacies, ensuring patients with complex or chronic conditions get the medications they need.
•Expanded our global footprint with the launch of innovation hubs in Hyderabad, India, and Galway, Ireland.
•Better enabled patients to access comprehensive fertility solutions through our acquisition of VFP Pharmacy Group, available at approximately 40 care delivery sites. Throughout 2024, helped support 125,000 births; aided approximately 10,000 women with their fertility needs as they look to grow their families and treated nearly 22,000 specialty patients in their homes.
•Continued to execute on our technology strategy, including in-flight programs to support sustainable expense reductions, expanding future value-driven foundational capabilities, and driving broader enterprise opportunities for simplification.
Talent. To further foster a culture of performance and ensure we are advancing key priorities, Mr. Cordani oversaw meaningful changes at all levels of our organization, including the establishment of clear and relevant goals for employees to guide and help prioritize their work and the implementation of performance ratings for senior leaders to align individual efforts with the Company’s overall mission, values and goals. Throughout 2024, Mr. Cordani also oversaw the launch of a refreshed enterprise talent strategy and fostered robust succession planning and talent development.
Environmental, Social and Governance. Mr. Cordani continued to drive the advancement of our sustainability vision to help transform the ecosystem of health into one that is well-functioning, sustainable, accessible, and equitable. In support of this vision, Mr. Cordani oversaw work against each of our four connected pillars: Healthy Society, Healthy Workforce, Healthy Environment, and Healthy Company.
Regulatory Environment and Compliance. Mr. Cordani continues to represent The Cigna Group and the health services industry in a number of forums in Washington, D.C. and across the country to reinforce the needs of the Company’s customers, patients and clients, including with respect to prescription drug affordability, pharmacy benefit services legislation and mental health. He also oversaw continued enhancements to our ethics and compliance governance models, including around the use of artificial intelligence (AI) through our AI Center of Enablement, required AI training for mid- and senior-level employees, and the update of our Code of Ethics and Principles of Conduct to reflect data governance in relation to AI.
Other qualitative considerations. In determining the amount of Mr. Cordani’s EIP payout, the independent members of the Board also considered that, while the Company delivered year-over-year financial growth in a dynamic and challenging environment, 2024 results were below expectations due to higher-than-anticipated medical costs in our stop loss product within Cigna Healthcare.
Taking all of these factors into account, the independent members of the Board awarded Mr. Cordani an EIP payout for 2024 of $2,720,000, or 85% of his 2024 EIP target.
Other NEOs
For all other NEOs, Mr. Cordani made recommendations to the Committee regarding EIP awards based on his evaluation of each NEO’s performance and contributions to enterprise goals. The Committee considered Mr. Cordani’s recommendations when determining EIP awards. While not exhaustive, below are certain key factors the Committee considered when making award determinations.

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COMPENSATION MATTERS
Mr. Evanko. As Executive Vice President and Chief Financial Officer, The Cigna Group, and President and Chief Executive Officer, Cigna Healthcare, Mr. Evanko continued to support and enable the achievement of the Company’s financial objectives while also leading the Cigna Healthcare business. Mr. Evanko provided critical guidance and leadership to many of the Company’s strategic initiatives throughout the year, including preparing for the divestiture of the Medicare Advantage businesses to HCSC. During 2024, Mr. Evanko successfully led the strategic management and deployment of the Company’s capital and supported actions leading to significant operating expense savings, while continuing to strengthen investor communications. While 2024 Cigna Healthcare financial results were impacted by higher-than-anticipated medical costs in our stop loss product within Cigna Healthcare, positive momentum was established or sustained in a number of business segments, with strong revenue growth, prudent management of operating expenses, and strategic investments to drive continued future growth and an improved health care experience for customers and physicians. Mr. Evanko continued to cultivate critical talent, including the assimilation and development of a number of key leaders in both the finance and Cigna Healthcare organizations. As a result of Mr. Evanko’s contributions in 2024, he was awarded a 2024 EIP payment of $1,700,000, or 85% of his target.
Ms. Eder. As Executive Vice President, Global Chief Information Officer, Ms. Eder continued the implementation of the Company’s technology strategy in 2024, which further enabled business value and drove cross-enterprise leverage. Ms. Eder continued to drive patient-centric innovation, including accelerating transformation and capabilities to drive engagement, digital-first, virtual-led experiences, and core and emerging business models. Ms. Eder’s leadership of the combined technology and operations teams resulted in improved real-time, personalized and connected customer, client, and provider experiences, including the launch of new navigation service models, processes to improve accuracy and timeliness, and continued advancement of generative artificial intelligence capabilities. Through Ms. Eder’s leadership, the technology team’s focus on availability, resiliency, security and compliance continued to expand and strengthen, meaningfully contributing to corporate earnings in 2024 through portfolio efficiency, expense management, and business value delivery. Ms. Eder continued to develop and expand critical talent, including the successful launch of global innovation hubs in India and Ireland. As a result of her contributions in 2024, Ms. Eder was awarded a 2024 EIP payment of $972,000, or 108% of her target.
Ms. Jones. As Executive Vice President, Chief Administrative Officer, and General Counsel in 2024, Ms. Jones continued to lead the Company’s legal, compliance, communications, government affairs, and human resources functions. Ms. Jones effectively led the partnership across these functions and between them, creating and maximizing leverage among these functions in support of the Company’s businesses and other corporate functions. She led the successful development and execution of the Company’s public affairs strategy and continued to play a key leadership role in communicating and reinforcing the Company’s strategy, both internally and externally, on a number of important legislative matters. Ms. Jones also provided strong support for the launch of the refreshed enterprise talent strategy and provided legal and regulatory leadership on a number of key initiatives that are important to the Company’s mission and goals. In addition, she was instrumental in advancing the legal and regulatory work streams related to the divestiture of the Medicare Advantage businesses to HCSC. Ms. Jones continued to play an instrumental leadership role in ensuring successful cross-functional corporate impact initiatives, including the continued evolution and support for the Company’s vitality platform, and she continued to cultivate key talent within her organizations, including the growth and development of several senior leaders new to their roles across a number of functions that she leads. As a result of Ms. Jones’ contributions in 2024, she was awarded a 2024 EIP payment of $972,000, or 108% of her target.
Mr. Palmer. In his role as Executive Vice President, Enterprise Strategy, The Cigna Group, and President and Chief Executive Officer, Evernorth Health Services, Mr. Palmer continued to lead the Company’s largest growth platform and positioned the enterprise for ongoing success. In 2024, under Mr. Palmer’s leadership, Evernorth delivered solid financial results, client and patient value and retention. Accomplishments included continued improvements in pharmacy benefit services supply chain value, patient value at Accredo, and eviCore client value. Mr. Palmer oversaw the successful launches of a private label Humira interchangeable biosimilar to eligible Accredo patients with $0 cost to patients, and the enrollment of approximately 8 million lives in EncircleRx, a new solution for managing GLP-1 medications for weight loss and diabetes. Client and patient NPS results were strong, with positive feedback from clients and brokers on partnership, collaboration and responsiveness. Under Mr. Palmer’s leadership, the organization made progress in aligning corporate development with business unit priorities and effectively executed a number of acquisitions and related integration activities, including with respect to the establishment of our comprehensive fertility pharmacy solution. As a result of his contributions in 2024, Mr. Palmer was awarded a 2024 EIP payment of $1,840,000, or 92% of his target.

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COMPENSATION MATTERS
Annual Incentive Plan Changes for 2025
For the 2025 EIP, to motivate and drive execution of the Company’s business strategy and the achievement of enterprise results, the Committee approved the following performance measures and weightings.

Measure	Alignment with Business Strategy	Weighting

Adjusted Income from Operations	Reinforces the importance of sustained profitable growth across the enterprise by rewarding financial performance that reflects the underlying results of operations of the Company’s businesses.	50%
Growth	Emphasizes: (1) retaining existing clients; (2) expanding our current client relationships through strong service and comprehensive whole-health offerings; and (3) earning the right to provide value to new clients to fuel our growth. Growth is measured quantitatively by adjusted revenues (15% of EIP weighting) and growth in specialty pharmacy prescriptions (10% of EIP weighting).	25%
Strategic Priorities	Advances the interests of our customers, patients, clients, other stakeholders, and ultimately, our shareholders by positioning us for long-term growth through the focus on progress in areas that support our mission, values, and business strategy.	25%
For 2025, the areas of focus for the strategic priorities will be as follows:

Strategic Priority Areas of Focus	Relevance to Business Strategy	Weighting	Quantitative Measurements

Customer and Patient Satisfaction	As a mission-based company, we know that higher satisfaction among our customers and patients, drives improved vitality and engagement.	15%	•Customer Net Provider Score (NPS) and progress on customer experience measures related to perception of value, ease of accessing care, and ease of interaction
Coworker Satisfaction	We recognize that our continued performance depends on the collective strength of our employees to advance better health for our customers, patients, and clients in support of our drive to improve the health and vitality of those we serve.	10%	•Employee satisfaction measured by engagement index scores on quantitative employee engagement surveys •Enterprise voluntary employee turnover

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COMPENSATION MATTERS
Long-Term Incentives

Long-term incentives are designed to reward sustained financial success and strategic accomplishments that benefit The Cigna Group and its customers, patients, clients and shareholders over the long term. 60% of the CEO’s LTI and 50% of the other NEOs’ LTI are granted in performance shares that are only earned if minimum performance metrics are achieved.

LTI Overview
Long-term incentives are 100% equity based and administered under The Cigna Group Long-Term Incentive Plan. Awards in 2024 were delivered through a mix of strategic performance shares, stock options, and restricted stock to motivate superior enterprise results in support of our mission and to further align the interests of the Company’s executive officers and its shareholders.

2024 CEO LTI Award Mix

2024 Other NEO LTI Award Mix

■ Strategic Performance Shares	■ Stock Options	■ Restricted Stock

SPS awards have a three-year performance period and are denominated in shares of Company common stock. At the end of the three-year performance period, the actual number of shares earned is based on The Cigna Group's performance against pre-established enterprise goals and the actual value of the award remains aligned with the trading price of the Company’s stock relative to goals set at the beginning of the performance period.

Realized option value depends upon stock price appreciation from the time the options are granted until they are exercised. Options vest in equal installments over three years and have a ten-year term.

Restricted stock provides strong retention value as awards vest in equal installments over a three-year period, and the value of the award remains aligned with the trading price of the Company’s stock.

2024 Individual LTI Targets and Awards
Each NEO’s LTI target is set by the Committee (or in the case of Mr. Cordani, the independent members of the Board upon the recommendation of the Committee) with reference to the compensation peer group and the general industry peer group market data for the officer’s role. Mr. Cordani’s LTI target is set as a range, and the target for each of the other NEOs is set as an absolute dollar value. The primary consideration in each case is the comparison to the 50th percentile LTI level of the relevant market data for both peer groups.
While the Board maintains flexibility in determining Mr. Cordani’s LTI award, the Board intends that, for Mr. Cordani, LTI awards will fall within the target range. Mr. Cordani’s LTI award is based primarily on his individual contributions and enterprise performance, as well as an assessment of then-current market data. For the other executive officers, an executive could receive a grant between 0% and 150% of the executive’s individual LTI target value. In determining awards for the other NEOs, the Committee primarily evaluates individual contributions, but also may take into consideration enterprise performance, succession planning needs, and other factors as circumstances warrant.

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The annual LTI award for Mr. Cordani for 2024 was delivered 60% in SPS awards having a 2024–2026 performance period, 20% in stock options, and 20% in restricted stock; this equity mix is consistent with the mix of equity delivered since 2022. The annual LTI awards for the other NEOs in 2024 were delivered 50% in SPS awards having a 2024–2026 performance period, 25% in stock options, and 25% in restricted stock; this mix of equity is consistent with the equity mix delivered in 2023.
The table below provides more detail about the annual LTI target and actual grant values for 2024, reflective of the Committee’s, and with respect to Mr. Cordani, the independent members of the Board’s, review of target total direct compensation positioning as further discussed above.

NEO	2024 LTI Target ($)	Actual LTI Grant Value ($)(1)

David M. Cordani	13,000,000 to 17,000,000	16,700,000
Brian C. Evanko	6,000,000	6,900,000
Noelle K. Eder	3,250,000	3,575,000
Nicole S. Jones	3,250,000	3,575,000
Eric P. Palmer	6,000,000	6,900,000
(1)The LTI Grant Value referenced in the table differs from the sum of the Stock Award and Option Award grant date fair values referenced in the 2024 Summary Compensation Table. This is largely due to the timing and determination of the grant date fair value of SPS awards under ASC Topic 718. Under ASC Topic 718, SPS grant date fair values reflect a probable achievement level of the TSR performance condition as of grant date; however, this probable achievement level is not determined until after the Committee has determined the dollar amount of the LTI grant. Thus, an SPS award’s grant date fair value for accounting purposes may be higher or lower than the dollar amount of the LTI grant approved by the Committee if the TSR probable achievement level is above or below target, respectively. For more information on the TSR performance condition, please see the “Stock Awards” footnote for the 2024 Summary Compensation Table.

Strategic Performance Share Program

Our SPS program is designed to reward sustained long-term financial discipline and strategic accomplishments that benefit The Cigna Group and its shareholders over the long term.

Grants

At the time of grant, a total LTI dollar value is approved for each NEO. The SPS portion of the award is converted into a specific number of SPSs on the grant date based on The Cigna Group stock price on that date.

Vesting

SPSs vest in the first quarter of the year following the end of the three-year performance period.

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Payout Determination

The SPS awards can pay out from 0% to 200% based on Company achievement of two pre-established measures during the performance period. The payout factor is multiplied by each SPS award to determine the number of shares to be paid in respect of vested awards.

Measure: Adjusted income from operations per share, measured on a cumulative basis over three years, within the range of externally communicated targets excluding dividends	Measure: Relative TSR, compounded over the three-year performance period, relative to TSR peer group, for which the performance/payout curve is as follows:(1) (2) (3)
	85th percentile or higher	200%
	75th to 85th percentile	175% to 200%
	50th to 75th percentile	100% to 175%
	25th to 50th percentile	25% to 100%
	Below 25th percentile	0%

Weighting: 50%	Weighting: 50%

Alignment with Business Strategy: Rewards NEOs for sustained profitable growth across the enterprise	Alignment with Business Strategy: Rewards NEOs for stock performance and value creation relative to The Cigna Group’s peer group established at the time of the award

Threshold Performance: Performance that would result in funding of less than 35% of target yields no payment for this measure	Threshold Performance: Performance below the 25th percentile compared with the TSR peer group yields no payment for this measure

Final Payout

SPS awards are ultimately settled in The Cigna Group common stock, so the actual value of the awards is based on the number of shares earned and The Cigna Group stock price at the time of payment.

(1)In the event a company in the TSR peer group is removed due to a corporate transaction or otherwise, the Company’s TSR will be measured against the remaining companies.
(2)Relative TSR is measured by calculating four levels of achievement, at each of the 25th, 50th, 75th, and 85th percentiles, and then using straight line interpolation based on Company stock performance (rather than rank) within the relevant level of achievement to determine payout for the measure.
(3)Beginning with the 2023–2025 performance period, relative TSR performance is measured using the average December stock price at the beginning and end of each performance period for The Cigna Group and each of its peers. Payouts on the relative TSR performance measure are capped at 100% if absolute TSR is negative for the performance period.
The SPS program is designed to reward superior TSR performance and financial performance results against long-term, pre-established stretch targets that are difficult to achieve but not unattainable. Each year, the Committee approves the performance measures for the SPS performance period. The Committee believes that the SPS performance measures are effective in rewarding the Company’s long-term success and value created for shareholders.

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2022–2024 SPS Program
Over the course of the three-year performance period, cumulative adjusted income from operations, per share grew to $75.78, resulting in a payout at 103% for this measure. Relative TSR was at the 63rd to 75th percentile range, resulting in 154% for this performance measure. As a result, in February 2025, the Committee approved a payout of the 2022–2024 SPSs at 129% of target. The performance goals for the 2022–2024 SPSs are presented in the table below, along with actual results for the three-year performance period.

Measure	Weighting	Target Performance Goals	Actual Result

Adjusted income from operations, per share	50%	Cumulative adjusted income from operations, per share of $75.25	$75.78 (103.0% of target)
Relative TSR	50%	50th percentile	At the top end of the 63rd to 75th percentile range (based on three-year annual compounded TSR of 8.2%) (154% of target)
The calculations utilized to determine the payout were reviewed for accuracy by PricewaterhouseCoopers LLP. Shares earned by the NEOs upon payout of the 2022–2024 SPSs are reflected in the Outstanding Equity Awards at Year-End 2024 table and on Form 4s filed with the SEC on March 4, 2025.
2021–2023 SPS Program
The shares earned under the 2021–2023 SPS program were measured using performance through December 31, 2023 and were delivered in March 2024. The total share value realized by each NEO on the payment date is reflected in the Option Exercises and Stock Vested Table. The performance measures, targets, results, and payout for the 2021–2023 SPS program are discussed in greater detail in our definitive proxy statement for our 2024 annual meeting of shareholders, filed with the SEC on March 15, 2024.
Broad-Based Benefits
We believe that employers play a vital role in the health care system, and we strive to be a model for others by prioritizing the health and vitality of our employees. A healthy and vibrant workforce is essential to achieving our mission, and we continually invest in our employees to support their well-being. Our executive officers, including our NEOs, generally participate in the broad-based benefit programs under the same terms and conditions as other employees. These benefit offerings include a comprehensive medical plan designed to keep our employees and their families healthy with our innovative solutions. NEOs and other highly compensated employees contribute more toward their premiums. Other broad-based benefits include dental and vision plans, disability benefits, wellness benefits, life and accidental death and dismemberment insurance, business travel accident insurance, health and dependent care flexible spending accounts, tuition assistance, paid time away, scholarship programs, and community fellowships. By offering these extensive benefits, we demonstrate our unwavering commitment to our employees’ health and vitality, ensuring they are well supported both personally and professionally.
Retirement and Deferred Compensation
401(k) Retirement Plans and Supplemental 401(k) Plan
All U.S. full-time employees are eligible to participate in the Company’s tax-qualified 401(k) plan. That plan provides for employee contributions as well as Company matching contributions, on the same terms as similarly situated employees within the plan.
Certain employees are also eligible for The Cigna Group Supplemental 401(k) Plan. Beginning in 2020, all NEOs are eligible. The Supplemental 401(k) Plan is a nonqualified deferred compensation plan that provides an annual credit to employees equal to 1.5% of employee earnings that cannot be treated as eligible earnings under the regular 401(k) Plan due to Internal Revenue Code limits and cannot be the basis for employee or Company matching contributions under the regular 401(k) Plan. Earnings eligible for the credit are salary and bonus amounts that exceed the IRS annual limit on eligible earnings ($345,000 in 2024) or that an employee defers under The Cigna Group Deferred Compensation Plan. Credits accumulate with hypothetical interest equal to the rate of return under the 401(k) Plan’s Fixed Income Fund (3.30% as of January 1, 2024, and 3.75% as of January 1, 2025). The account will vest under the same rules that apply to the regular 401(k) Plan. The account balance will be paid after termination of employment in accordance with the plan.

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COMPENSATION MATTERS
Nonqualified Deferred Compensation Plans
The Cigna Group provides the NEOs and certain other employees with the opportunity to defer base salary and annual incentive awards.
The Cigna Group Deferred Compensation Plan. The Cigna Group does not make any contributions to this plan on behalf of employees. This plan provides eligible employees an opportunity to postpone both the receipt of compensation and income tax on that compensation—typically until after termination of employment with The Cigna Group. Participants elect when to receive payment and can choose either a single lump sum or annual installments. For amounts deferred before 2005, participants can request an accelerated payment of all or part of their account balance subject to a 10% penalty. Otherwise, early withdrawals are permitted only in the case of the participant’s financial hardship.
Defined Benefit Pension Plans
The Cigna Pension Plan and the Cigna Supplemental Pension Plan were frozen on July 1, 2009. Benefits earned under these plans have been determined based on eligible earnings through July 1, 2009. The freeze did not affect benefits earned before July 1, 2009. The Company’s NEOs hired before July 1, 2009 have vested benefits in the Pension Plan and the Supplemental Pension Plan.
Additional information about pension benefits can be found in the Pension Benefits for 2024 table and accompanying narrative.
Limited Perquisites
The Cigna Group executive compensation program provides limited perquisites to executive officers, offered primarily to attract and retain key talent. Perquisites generally have included an annual allowance under our executive financial services program (as described below), and relocation benefits when a move is required. In addition, pursuant to a policy approved by the Committee, Mr. Cordani is required to use the corporate aircraft for business and personal travel to enhance Mr. Cordani’s personal safety and security, as well as minimize and more efficiently use travel time and protect the confidentiality of travel and our business.
Mr. Cordani is fully responsible for any personal income taxes associated with his personal use of the corporate aircraft.
The Cigna Group’s executive financial services program offers executive officers other than the CEO an annual allowance of up to $6,500 for the costs of financial or estate planning (including associated legal services) and tax return preparation. Mr. Cordani is reimbursed for all such expenses incurred. The Cigna Group also provides $1 million of personal umbrella liability insurance coverage for executive officers, who may purchase additional coverage at the group rate.
Employment Arrangements and Post-Termination Payments
Employment Arrangements
We typically do not enter into individual employment contracts with our executive officers. Consistent with our approach of rewarding performance, employment is not guaranteed, and either The Cigna Group or the executive officer may terminate the relationship at any time. An executive officer receives an offer letter upon hire or promotion that describes initial compensation terms, such as base salary, any sign-on or other cash bonus or equity awards, any relocation assistance, and target opportunities for annual cash incentive and long-term equity incentive compensation.
Executive Severance Benefits
The Company maintains the Cigna Executive Severance Benefits Plan (the Executive Severance Benefits Plan) for our executive officers, which provides severance benefits in the event of a termination of employment without cause (not including by reason of death or disability), which we believe to be consistent with market practice. The Executive Severance Benefits Plan helps accomplish the Company’s compensation philosophy of attracting and retaining exemplary talent. The Committee believes it is appropriate to provide executives with the rewards and protections afforded by the plan, as it reduces the need to negotiate individual severance arrangements with departing executives and protects our executives from termination for circumstances beyond their control. In connection with such termination, the CEO would receive base pay for 104 weeks plus 200% of his current EIP target. Each other executive officer would receive base pay for 78 weeks plus 150% of the executive’s current EIP target. Receipt of any

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payments or benefits under the Executive Severance Benefits Plan requires that the executive comply with any non-disclosure, non-competition, non-solicitation, and cooperation agreements entered into with the Company and execute a separation and release of claims agreement. If an executive fails to comply with any terms of the plan, including the aforementioned restrictive covenants, the Company may require repayment of any benefits received by the executive and any payments or benefits not yet received will be forfeited. In addition, each executive officer would receive a payment equal to the executive’s prorated EIP target and, if the separation date occurs before the payment of the annual incentive for the preceding year, an amount equal to the executive’s EIP target. The Company will also pay a COBRA subsidy equal to the cost of the Company’s contributions for active medical coverage for up to 18 months.
Other Post-Termination Arrangements
Stock options, restricted stock, RSUs, and SPSs that are scheduled to vest within 12 months of an executive officer’s involuntary termination without cause will be eligible to continue to vest as scheduled, subject to continued compliance with applicable non-disclosure, non-competition, non-solicitation, and cooperation agreements during the period of continued vesting. The number of shares issued in respect to any SPSs that vest following termination will be determined based on actual performance for the applicable performance period. Awards that are not scheduled to vest within 12 months of the termination date are forfeited upon an involuntary termination without cause.
Upon an executive officer’s disability, death, or retirement, stock options, restricted stock, RSUs, and SPS awards may vest, depending on the nature of the award, the termination event, and the terms of the grant agreements.
For a full explanation of how equity awards are treated in the event of an executive officer’s disability, death, or retirement, please see “Executive Compensation Tables – Potential Payments Upon Termination or Change of Control.”
Change of Control Arrangements

The Cigna Group change of control arrangements are designed to incent executive officers to act in shareholders’ best interests when evaluating and integrating business combinations.

The Executive Severance Benefits Plan continues to apply to executive officers in the event of a qualified separation of service of the executive officer upon a change of control. A mere change of control itself (i.e., a “single trigger”) does not trigger benefits. The intent of the plan is to encourage executives to continue to act in shareholders’ best interests in evaluating potential transactions and ensure management talent will be available to assist with the transaction and business integration.
Under the Executive Severance Benefits Plan and The Cigna Group Long-Term Incentive Plan, an executive officer will be eligible for benefits, as determined by the plan administrator, if such executive officer’s employment is terminated upon or during the two-year period following a change of control (i.e., a “double trigger”) if such termination is:
•initiated by the Company other than “for cause” as defined in the applicable plan; or
•initiated by the executive officer for “good reason” as defined under the applicable plan.
Benefits in a double-trigger situation include the following:
•A lump sum cash severance payment equal to 156 weeks (approximately three years) of base salary plus three times the higher of: (1) the most recent annual incentive paid; and (2) the target annual incentive. The intent of the formula for the annual incentive amount is to reward the executive officer for the level of expected performance prior to the change of control.

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•A payment equal to such individual’s prorated EIP target for the year of termination plus, if the separation date occurs before the payment of the annual incentive for the preceding year, an amount equal to the greater of: (1) the executive officer’s current annual incentive target; or (2) the annual incentive target for the year of the change of control.
•Full vesting of all unvested stock options, restricted stock, and RSUs. As a result, if an executive is involuntarily terminated without cause or resigns for good reason within a two-year period following a change of control, the executive is able to realize the shareholder value to which the executive contributed while employed at the Company.
•Vesting of all outstanding SPS awards based on the target vesting percentage of 100%. The intent of this formula is to provide executive officers with a reasonable estimate of the potential payouts and to avoid placing executive officers at a disadvantage as a result of a change of control.
•At the Company’s expense, twelve months of basic life insurance plan coverage and six months of reasonable outplacement services following a change of control.
•A COBRA subsidy equal to the cost of the Company’s contributions for active medical coverage for up to 18 months.
Receipt of any payments or benefits requires that the executive comply with any non-disclosure, non-competition, non-solicitation, and cooperation agreements entered into with the Company and execute a separation and release of claims agreement. If an executive fails to comply with any terms of the plan, including the aforementioned restrictive covenants, the Company may require repayment of any benefits received by the executive and any payments or benefits not yet received will be forfeited.
No Change of Control Excise Tax Gross-Ups
We do not provide gross-ups as part of our regular executive compensation program. If any portion of the change of control benefits paid to an executive officer would be subject to a change of control excise tax, then either: (1) the executive will receive the full amount of the benefits and be responsible for paying any resulting excise tax; or (2) the change of control benefits will be reduced by such an amount as to avoid the excise tax entirely, whichever alternative provides the executive with the greater amount of after-tax benefits.
For more information, see “Executive Compensation Tables – Potential Payments upon Termination or Change of Control.”

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Compensation Policies and Governance Practices

Our executive officers’ interests are well aligned with the interests of our long-term shareholders, evidenced by their significant stock holdings and further strengthened by the Company’s rigorous policies and practices.

Stock Ownership Guidelines and Share Retention Requirements
We believe that the ownership of meaningful levels of The Cigna Group stock by our executive officers is a critical factor in aligning the long-term interests of management and our shareholders. To promote this goal, we have adopted robust stock ownership guidelines that apply to all of our executive officers, including our NEOs. As of December 31, 2024, all NEOs were in compliance with the stock ownership guidelines and exceeded their ownership requirements.

Named Executive Officer	Stock Ownership Requirement (as a multiple of base salary)

David M. Cordani	8x
Brian C. Evanko	6x
Noelle K. Eder	3x
Nicole S. Jones	3x
Eric P. Palmer	6x

Features of Our Stock Ownership Guidelines

•Wholly owned shares, time-based restricted stock, time-based restricted stock units, stock equivalents, and shares owned through benefit plans (such as investments in the Company stock fund of The Cigna Group 401(k) Plan or the deferred compensation plans) are counted toward meeting the guidelines.
•SPSs and stock options do not count toward meeting the ownership guidelines.
•Executive officers have five years from date of hire, promotion, or any other event that changes their multiple of base salary to meet their applicable ownership requirement. Prior to meeting their stock ownership requirement, executives may only engage in transactions that increase their holdings. Once an executive attains the required holding level, the executive must maintain the requirement on a continuous basis, even if the requirement is met before the end of the five-year period.

Share Retention Requirements Encourage a Long-Term Ownership Philosophy

•Once ownership requirements are met, executive officers may not sell more than 50% of the shares held above their applicable guideline in any single open trading period; and executive officers must retain, for at least one year, a minimum of 50% of the shares acquired upon exercise of any stock options and 50% of the shares acquired upon vesting of restricted stock or restricted stock unit grants, net of shares withheld or sold for taxes or payment of exercise prices, fees, and expenses.

Other Practices Regarding Transactions in The Cigna Group Stock

•Executive officers may only transact in The Cigna Group securities during approved open trading periods after satisfying pre-clearance requirements or pursuant to Rule 10b5-1 trading plans.
•CEO approval is required for all transactions in The Cigna Group stock by executive officers, including entry into Rule 10b5-1 trading plans.
•General Counsel approval is required for all transactions in The Cigna Group stock by the CEO, including entry into Rule 10b5-1 trading plans.

Disgorgement of Awards (Clawback) Policy
The Board has the authority to recoup compensation paid to executive officers in the event of a restatement of financial results, beyond the mandates of Sarbanes-Oxley Act of 2002.
Effective October 2023, we adopted a standalone clawback policy that is compliant with the requirements of the Dodd-Frank Act, Rule 10D-1 of the Exchange Act, and NYSE Rule 303A.14. This policy provides that, upon the occurrence of an accounting restatement of the Company’s financial statements to correct an error, the Committee

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must recoup incentive-based compensation that was erroneously granted, earned, or vested to our current and former “officers” (as defined under Rule 16a-1 of the Exchange Act) based wholly or in part upon the attainment of any financial reporting measure, subject to limited exceptions.
Additionally, pursuant to our Corporate Governance Guidelines, the Board will, as deemed appropriate and to the full extent permitted by law, require reimbursement of any bonus or other cash incentive compensation awarded to an executive officer and/or cancel unvested restricted or deferred stock awards previously granted to the executive officer if:
•the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were later the subject of a restatement;
•the executive engaged in intentional misconduct that caused or partially caused the need for the restatement; and
•the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded.
In addition, The Cigna Group stock option, restricted stock, RSUs, and SPS awards include clawback provisions that go beyond the Dodd-Frank requirements. The provision applies to any NEO who:
•breaches certain restrictive covenant obligations, such as confidential information protection, non-competition, and non-solicitation;
•engages in willful misconduct; or
•fails to assist the Company to secure its intellectual property rights when requested to do so.
If a NEO engages in any of the above “violation events,” any gains realized from the exercise of options over the two years before termination and thereafter and the value of any restricted stock, RSUs, or SPS vesting over the year before termination or thereafter are required to be paid back to The Cigna Group. These provisions are designed to discourage employees from engaging in activities that can cause The Cigna Group competitive or reputational harm.
Awards granted to senior executives under Express Scripts’ long-term incentive plans are subject to recovery in the event of a restatement of financial results, regardless of whether misconduct was the cause of the restatement.
Insider Trading Arrangements and Policies
We have adopted a Securities Transactions and Insider Trading Policy (the Insider Trading Policy) that governs the purchase, sale, and/or other dispositions of the Company’s securities by our directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our 2024 Annual Report on Form 10-K.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-Public Information
Effective March 2, 2024, we adopted an Equity Grant Policy whereby all grants of Company securities to employees and consultants under our equity compensation plans, including option awards, shall be made on the next succeeding “Grant Date” after the date the Company has determined to issue the grant. Each of March 1, June 1, September 1, and December 1 are “Grant Dates” under the Equity Grant Policy, and if the Grant Date is not a business day, then the award shall be made on the business day immediately preceding the applicable Grant Date. While the policy provides that grants of options, stock appreciation rights, and similar instruments with option-like features shall not be timed in connection with the release of material non-public information, any grant of such awards made pursuant to the aforementioned “Grant Date” policy will not be deemed to violate the policy. Finally, the Equity Grant Policy permits our Board and/or the Committee the sole discretion to grant Company securities at a time other than as set forth above in extraordinary circumstances.
Option Award Disclosure
The following table contains information required by Item 402(x)(2) of Regulation S-K regarding stock options granted to our NEOs in fiscal 2024 during the period from four business days before to one business day after the filing of the Company’s periodic reports on Forms 10-K and 10-Q or current reports on Form 8-K that contained material nonpublic information with the SEC under the Exchange Act. These awards were granted at a routine meeting of the Committee pursuant to ordinary course year-end practices prior to the adoption of our Equity Grant Policy.

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Name	Grant Date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award
Percentage change in the closing market price of the securities underlying the award between the trading day immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information

David M. Cordani	2/28/2024	36,162	$336.475	$3,340,009	(0.65)%
Brian Evanko	2/28/2024	18,677	$336.475	$1,725,052	(0.65)%
Noelle K. Eder	2/28/2024	9,677	$336.475	$893,791	(0.65)%
Nicole S. Jones	2/28/2024	9,677	$336.475	$893,791	(0.65)%
Eric P. Palmer	2/28/2024	18,677	$336.475	$1,725,052	(0.65)%
Hedging and Pledging Restrictions
Our Insider Trading Policy prohibits our directors, executive officers, and all employees from engaging in hedging and pledging transactions. Prohibited transactions include, but are not limited to, trading in put or call options, short sales, zero cost collars, and forward sale contracts.
Risk Oversight
As part of its responsibilities, the Committee considers whether The Cigna Group compensation programs and policies encourage unnecessary or excessive risk-taking behavior. At the request of the Committee, on an annual basis, a comprehensive review of executive and employee incentive compensation programs is conducted to determine whether incentive compensation plans are likely to promote risk-taking behavior that could have a material adverse effect on the Company. The findings of this review are presented to, and discussed by, the Committee each year. The review analyzes:
•compensation governance processes, including general design philosophy and risk considerations in structuring compensation and incentive plans;
•situations where compensation programs may have the potential to raise material risks to the Company;
•internal controls that mitigate the risk of incentive compensation having an unintended negative impact; and
•plan design features that further mitigate compensation risk, including clawback arrangements, holding periods, earnings thresholds, payment structures, and plan caps.
After conducting the review and assessing potential risks, the Committee determined that the Company’s incentive programs do not create risks that are reasonably likely to have a material adverse effect on the Company.
Tax and Accounting Treatment
Section 162(m)(6) of the Internal Revenue Code pertains to the deductibility of compensation paid by health insurers, including The Cigna Group. Under Section 162(m)(6) of the Internal Revenue Code, any per-person compensation in excess of $500,000 paid to any employee or, generally, any individual service provider, will not be deductible by The Cigna Group. The tax deduction limitation under Section 162(m)(6) results in the loss of some tax benefits related to employee compensation in excess of the $500,000 per-person deduction limit. While the Committee considers the impact of Section 162(m)(6), it believes that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting the executive compensation program, even if nondeductible compensation expenses could result.
Separately, the Committee also considers the accounting consequences of its compensation decisions.

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Report of the People Resources Committee
The People Resources Committee of the Board of Directors reviewed and discussed with The Cigna Group’s management the Compensation Discussion and Analysis. Based on this review and discussion, the People Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC. The Board accepted the Committee’s recommendation.

People Resources Committee

Kathleen M. Mazzarella, Chair Eric J. Foss George Kurian Philip O. Ozuah

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COMPENSATION MATTERS
Executive Compensation Tables
2024 Summary Compensation Table
This table includes information regarding compensation for each of the NEOs. Other tables in this Proxy Statement provide more detail about specific types of compensation with respect to 2024.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)

David M. Cordani Chairman and Chief Executive Officer	2024	1,573,077	—	15,214,154	3,340,009	2,720,000	31,059	372,797	23,251,096
	2023	1,500,000	—	12,656,213	3,200,020	3,300,000	80,585	310,437	21,047,255
	2022	1,500,000	—	12,644,278	2,900,029	3,600,000	†	321,197	20,965,504
Brian C. Evanko Executive Vice President, Chief Financial Officer, The Cigna Group, and President and Chief Executive Officer, Cigna Healthcare(1)	2024	994,231	—	5,813,611	1,725,052	1,700,000	†	51,738	10,284,632
	2023	923,077	—	3,852,298	1,296,909	1,650,000	15,415	57,158	7,794,857
	2022	836,731	—	3,493,584	1,078,170	1,500,000	†	57,196	6,965,681
Noelle K. Eder Executive Vice President, Global Chief Information Officer	2024	868,269	—	3,012,429	893,791	972,000	—	41,974	5,788,463
	2023	770,961	—	2,497,811	840,982	1,125,000	—	36,380	5,271,134
	2022	718,366	—	2,316,966	715,034	840,000	—	34,619	4,624,985
Nicole S. Jones Executive Vice President, Chief Administrative Officer, and General Counsel	2024	868,269	—	3,012,429	893,791	972,000	1,049	40,624	5,788,162
	2023	807,116	—	2,476,811	833,807	1,035,000	9,473	47,809	5,210,016
	2022	768,366	—	2,583,969	797,503	1,020,000	†	62,909	5,232,747
Eric P. Palmer Executive Vice President, Enterprise Strategy, The Cigna Group, and President and Chief Executive Officer, Evernorth Health Services(1)	2024	1,000,000	—	5,813,611	1,725,052	1,840,000	†	51,825	10,430,488
	2023	1,000,000	—	4,640,956	1,562,541	1,650,000	16,976	58,838	8,929,311
	2022	986,731	—	4,556,446	1,406,274	1,562,500	†	50,842	8,562,793
(1)Effective February 5, 2024, Mr. Evanko assumed the role of President and Chief Executive Officer, Cigna Healthcare, in addition to his role as Executive Vice President and Chief Financial Officer, The Cigna Group, and Mr. Palmer assumed the role of Executive Vice President, Enterprise Strategy, The Cigna Group, in addition to his role as President and Chief Executive Officer, Evernorth Health Services.

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COMPENSATION MATTERS
Stock Awards (Column (e))
Amounts in this column represent the grant date fair value of stock awards computed in accordance with ASC Topic 718 as described in Note 17 to The Cigna Group consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and, for SPSs, are based upon the probable outcome of the performance conditions. All awards were made under the LTIP.
The SPSs are subject to performance conditions. The grant date fair value of SPS awards granted in 2024 reflects the probable achievement level of the TSR performance condition as of the grant date for the assumed award value of SPS awards as shown in the CD&A. Relative TSR performance comprises 50% of the weighting of the SPS performance measures. This forecasted performance condition creates an accounting grant date fair value that differs from the assumed award value granted to each NEO, as reflected in the CD&A. The remaining 50% of SPS weighting, subject to adjusted income from operations, per share performance, has an accounting fair value that is equivalent to the assumed award value granted to each NEO.
The amount reported in column (e) is consistent with the estimate of aggregate compensation cost recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of estimated forfeitures, as follows:

	Value of Restricted Stock Granted in 2024	Value of SPSs Granted in 2024

Name	Grant Date Fair Value ($)	Grant Date Fair Value ($)	At Highest Performance Achievement* ($)

David M. Cordani	3,340,187	11,873,967	16,884,080
Brian Evanko	1,725,107	4,088,504	5,813,612
Noelle K. Eder	894,014	2,118,415	3,012,260
Nicole S. Jones	894,014	2,118,415	3,012,260
Eric P. Palmer	1,725,107	4,088,504	5,813,612
*The value at the highest performance achievement reflects adjusted income from operations, per share at 200% of target and projected achievement of total shareholder return relative to the Company’s TSR peer group based on accounting assumptions. Under ASC Topic 718, the vesting condition related to the total shareholder return is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the NEOs that could be calculated and disclosed based on achievement of the underlying market condition.
Option Awards (Column (f))
The column represents the grant date fair value of option awards made under the LTIP computed in accordance with ASC Topic 718 applying the same model and assumptions as The Cigna Group applies for financial statement reporting purposes, as described in Note 17 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (disregarding any estimates for forfeitures).
Non-Equity Incentive Plan Compensation (Column (g))
This column reflects performance-based compensation awarded under the EIP.
Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))
This column includes the aggregate change in the actuarial present value of accumulated benefits under the pension plans, which value increases and decreases from period to period and is subject to the assumptions discussed in connection with the Pension Benefits for 2024 Table. Information regarding accumulated benefits under the pension plans is also discussed in the narrative to the Pension Benefits for 2024 Table. The amounts in this column do not include deferred compensation because we do not provide above-market earnings to our executive officers. The “†” symbol in the table represents a negative change in pension value. The following table details the net change in present value as of December 31, 2024:

82	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS

Name	Net Change to Present Value ($)

David M. Cordani	31,059
Brian Evanko	(3,112)
Nicole S. Jones	1,049
Eric P. Palmer	(3,359)
All Other Compensation (Column (i))
This column includes:
•The Cigna Group matching contributions to the NEOs’ accounts under its 401(k) and supplemental 401(k) plans in the following amounts: Mr. Cordani — $85,171; Mr. Evanko — $51,738; Ms. Eder — $41,974; Ms. Jones — $40,624; and Mr. Palmer — $51,825.
•Perquisites and other personal benefits that we provided to certain NEOs in 2024 where the aggregate amount of such compensation exceeds $10,000. 2024 perquisites valued at incremental cost (the cost incurred by The Cigna Group due to the NEO’s personal use or benefit) are as follows:
•For Mr. Cordani, perquisites included the use of the corporate aircraft for personal travel ($231,008); fees for financial planning, tax preparation, and legal services related to tax and estate planning ($55,816); and costs for personal umbrella liability coverage.
Costs associated with providing personal security to our NEOs are not reflected herein as perquisites. Our NEOs are highly valued, visible assets of the Company and, as such, we view costs associated with their safety and security as being integrally and directly related to the performance of their executive duties.

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COMPENSATION MATTERS
Grants of Plan-Based Awards in 2024
This table provides information about annual incentive targets for 2024 and grants of plan-based awards made in 2024 to the NEOs. The disclosed dollar and share amounts do not necessarily reflect the actual amounts that will be paid or issued to the NEOs. Those amounts will be known only if and when the awards vest or become payable.

Name (a)	Grant Date (b)	Award Type (c)							All Other Stock Awards: Number of Shares of Stock or Units (#) (j)	All Other Option Awards: Number of Securities Underlying Options (#) (k)	Exercise or Base Price of Option Awards ($/Sh) (l)	Closing Market Price on Date of Grant ($/Sh) (m)	Grant Date Fair Value of Stock and Option Awards ($) (n)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
			Threshold ($) (d)	Target ($) (e)	Max. ($) (f)	Threshold (#) (g)	Target (#) (h)	Max. (#) (i)

David M. Cordani	—	EIP Target	—	3,200,000	6,400,000
	2/28/24	SPS				3,723	29,780	59,560					11,873,967
	2/28/24	RSG							9,927				3,340,187
	2/28/24	Option								36,162	336.475	335.13	3,340,009
Brian C. Evanko	—	EIP Target	—	2,000,000	4,000,000
	2/28/24	SPS				1,282	10,254	20,508					4,088,504
	2/28/24	RSG							5,127				1,725,107
	2/28/24	Option								18,677	336.475	335.13	1,725,052
Noelle K. Eder	—	EIP Target	—	900,000	1,800,000
	2/28/24	SPS				664	5,313	10,626					2,118,415
	2/28/24	RSG							2,657				894,014
	2/28/24	Option								9,677	336.475	335.13	893,791
Nicole S. Jones	—	EIP Target	—	900,000	1,800,000
	2/28/24	SPS				664	5,313	10,626					2,118,415
	2/28/24	RSG							2,657				894,014
	2/28/24	Option								9,677	336.475	335.13	893,791
Eric P. Palmer	—	EIP Target	—	2,000,000	4,000,000
	2/28/24	SPS				1,282	10,254	20,508					4,088,504
	2/28/24	RSG							5,127				1,725,107
	2/28/24	Option								18,677	336.475	335.13	1,725,052

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COMPENSATION MATTERS
Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Columns (e) and (f))
Amounts in column (e) represent annual incentive targets for the 2024 performance period. Individual award values can range from 0% to 200% of target (as reflected in column (f)). The actual amounts earned by each NEO and paid in 2024 were as follows: Mr. Cordani — $2,720,000; Mr. Evanko — $1,700,000; Ms. Eder — $972,000; Ms. Jones — $972,000; and Mr. Palmer — $1,840,000.
Estimated Future Payouts Under Equity Incentive Plan Awards (Columns (g), (h) and (i))
Represents SPSs awarded for the 2024–2026 performance period. The SPS awards are not fully vested until paid in the year following the close of the three-year performance period. The People Resources Committee will determine payout of this SPS award, if any, in 2027 based on achievement of the three-year performance goals.
The number of shares paid can range from 0% to 200% of the number of SPSs awarded. Threshold shares represent a threshold value for the SPS awards at 12.5% of target, which represents the lowest non-zero level of share payout under these awards, assuming achievement at threshold for relative total shareholder return.
All Other Stock Awards (Column (j))
Represents restricted stock granted under the LTIP and approved by the People Resources Committee at its February 2024 meeting as part of each NEO’s long-term incentive award. Restricted stock represented 25% of the long-term incentive awards for executive officers in 2024, excluding Mr. Cordani, whose restricted stock award represented 20% of his total long-term incentive award. These restricted stock awards will vest in three equal annual installments beginning March 1, 2025.
All Other Option Awards (Column (k))
Represents stock option awards granted under the LTIP and approved by the People Resources Committee at its February 2024 meeting as part of each NEO’s long-term incentive award. Stock options represented 25% of the long-term incentive awards for executive officers in 2024 excluding Mr. Cordani, whose stock option award represented 20% of his total long-term incentive award. These stock options will vest in three equal annual installments beginning March 1, 2025.
Exercise or Base Price of Option Awards (Column (l))
Pursuant to the LTIP, the stock option exercise price is the average of the high and low trading price of The Cigna Group common stock on the date of the award.
Grant Date Fair Value of Stock and Options Awards (Column (n))
These amounts represent the grant date fair value of equity awards computed in accordance with ASC Topic 718, applying the same model and assumptions The Cigna Group uses for financial statement reporting purposes. The award values represented in the table are theoretical and may not correspond to the actual value that will be recognized by the NEO. The grant date fair value of SPS awards granted in 2024 reflects the probable achievement level based on accounting assumptions of the TSR performance condition as of the grant date for the assumed award value of SPS awards as shown in the CD&A. TSR performance comprises 50% of the weighting of the SPS performance measures. This forecasted performance condition creates an accounting grant date fair value that differs from the assumed award value granted to each NEO (as reflected in the CD&A).

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COMPENSATION MATTERS
Outstanding Equity Awards at Year-End 2024
This table provides information about unexercised stock options and unvested stock awards (restricted stock and SPSs) held as of December 31, 2024 by the NEOs.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#)(1) (f)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2) (i)

David M. Cordani	119,053	0	149.1350	2/28/2027	70,865	19,568,661	62,366	17,221,747
	93,490	0	197.3500	2/28/2028
	63,553	0	183.4405	2/27/2029
	66,718	0	192.0200	2/26/2030
	80,855	0	213.8000	2/24/2031
	38,189	19,095	227.0200	2/23/2032
	13,380	26,760	294.6100	2/22/2033
	0	36,162	336.4750	2/28/2034
Total	475,238	82,017			70,865	19,568,661	62,366	17,221,747
Brian C. Evanko	6,269	0	139.2200	3/1/2026	21,901	6,047,742	19,059	5,262,952
	5,849	0	149.1350	2/28/2027
	6,311	0	197.3500	2/28/2028
	8,286	0	183.4405	2/27/2029
	12,010	0	192.0200	2/26/2030
	18,736	0	213.8000	2/24/2031
	14,198	7,099	227.0200	2/23/2032
	5,422	10,846	294.6100	2/22/2033
	0	18,677	336.4750	2/28/2034
Total	77,081	36,622			21,901	6,047,742	19,059	5,262,952
Noelle K. Eder	14,052	0	213.8000	2/24/2031	13,738	3,793,611	11,022	3,043,615
	9,416	4,708	227.0200	2/23/2032
	3,516	7,033	294.6100	2/22/2033
	0	9,677	336.4750	2/28/2034
Total	26,984	21,418			13,738	3,793,611	11,022	3,043,615
Nicole S. Jones	14,484	0	197.3500	2/28/2028	14,780	4,081,349	10,974	3,030,360
	12,946	0	183.4405	2/27/2029
	15,346	0	192.0200	2/26/2030
	18,597	0	213.8000	2/24/2031
	10,502	5,251	227.0200	2/23/2032
	3,486	6,973	294.6100	2/22/2033
	0	9,677	336.4750	2/28/2034
Total	75,361	21,901			14,780	4,081,349	10,974	3,030,360

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COMPENSATION MATTERS

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#)(1) (f)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2) (i)

Eric P. Palmer	17,530	0	197.3500	2/28/2028	26,710	7,375,699	20,862	5,760,833
	18,125	0	183.4405	2/27/2029
	20,016	0	192.0200	2/26/2030
	28,773	0	213.8000	2/24/2031
	18,518	9,260	227.0200	2/23/2032
	6,533	13,067	294.6100	2/22/2033
	0	18,677	336.4750	2/28/2034
Total	109,495	41,004			26,710	7,375,699	20,862	5,760,833
(1)The following table shows the vesting dates of stock options, restricted stock, and SPSs that have not vested, held as of December 31, 2024 by the NEOs.

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COMPENSATION MATTERS

	Number of Stock Options That Have Not Vested (a)	Vesting Date (b)	Vesting Amount (c)	Number of Shares or Units That Have Not Vested (i) (d)	Vesting Date (i) (e)	Vesting Amount (f)	Number of Equity Incentive Plan Award Shares or Units That Have Not Vested (ii) (g)	Vesting Date (ii) (h)	Vesting Amount (i)

David M. Cordani	19,095	3/1/2025	19,095	49,437	3/1/2025	49,437	62,366	2026	32,586
	26,760	3/1/2025	13,380	4,259	3/1/2025	4,259		2027	29,780
		3/1/2026	13,380	7,242	3/1/2025	3,621
	36,162	3/1/2025	12,054		3/1/2026	3,621
		3/1/2026	12,054	9,927	3/1/2025	3,309
		3/1/2027	12,054		3/1/2026	3,309
					3/1/2027	3,309
Total			82,017			70,865			62,366
Brian C. Evanko	7,099	3/1/2025	7,099	12,254	3/1/2025	12,254	19,059	2026	8,805
	10,846	3/1/2025	5,423	1,584	3/1/2025	1,584		2027	10,254
		3/1/2026	5,423	2,936	3/1/2025	1,468
	18,677	3/1/2025	6,225		3/1/2026	1,468
		3/1/2026	6,226	5,127	3/1/2025	1,709
		3/1/2027	6,226		3/1/2026	1,709
					3/1/2027	1,709
Total			36,622			21,901			19,059
Noelle K. Eder	4,708	3/1/2025	4,708	8,127	3/1/2025	8,127	11,022	2026	5,709
	7,033	3/1/2025	3,516	1,050	3/1/2025	1,050		2027	5,313
		3/1/2026	3,517	1,904	3/1/2025	952
	9,677	3/1/2025	3,225		3/1/2026	952
		3/1/2026	3,226	2,657	3/1/2025	885
		3/1/2027	3,226		3/1/2026	886
					3/1/2027	886
Total			21,418			13,738			11,022
Nicole S. Jones	5,251	3/1/2025	5,251	9064	3/1/2025	9,064	10,974	2026	5,661
	6,973	3/1/2025	3,486	1,171	3/1/2025	1,171		2027	5,313
		3/1/2026	3,487	1,888	3/1/2025	944
	9,677	3/1/2025	3,225		3/1/2026	944
		3/1/2026	3,226	2,657	3/1/2025	885
		3/1/2027	3,226		3/1/2026	886
					3/1/2027	886
Total			21,901			14,780			10,974
Eric P. Palmer	9,260	3/1/2025	9,260	15982	3/1/2025	15,982	20,862	2026	10,608
	13,067	3/1/2025	6,533	2,065	3/1/2025	2,065		2027	10,254
		3/1/2026	6,534	3,536	3/1/2025	1,768
	18,677	3/1/2025	6,225		3/1/2026	1,768
		3/1/2026	6,226	5,127	3/1/2025	1,709
		3/1/2027	6,226		3/1/2026	1,709
					3/1/2027	1,709
Total			41,004			26,710			20,862

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COMPENSATION MATTERS
i.These columns include unvested restricted stock and SPSs granted for the 2022–2024 performance period. The number of SPSs reported in these columns reflects the shares vested in March 2025 for the 2022–2024 performance period at their actual payout percentage. As of December 31, 2024, the relevant performance conditions had been satisfied, but the awards were not fully vested until payout in March 2025.
ii.These columns include unvested SPSs granted for the 2023–2025 and 2024–2026 performance periods. The SPS awards are not fully vested until paid in the year following the close of the three-year performance period. The People Resources Committee determines payout, if any, in the year of vesting based on achievement of three-year performance goals. It is not possible to determine SPS award vesting amounts until the end of the three-year performance period. Notwithstanding this, the SPS amounts reported in these columns assumes that each of the performance measures is achieved at target (100%). Because payment will be made in The Cigna Group common stock, the actual value will be based on The Cigna Group’s common stock price at the time of payment.
(2) Based on the closing price of the Company’s common stock on December 31, 2024 ($276.14).
Option Exercises and Stock Vested in 2024
This table provides information about the number of shares of The Cigna Group common stock acquired and value realized by the NEOs upon exercise of stock options and the vesting of restricted stock and SPS awards during 2024. No SPSs awarded for the 2022–2024, 2023–2025, or 2024–2026 performance periods vested in 2024.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized upon Exercise ($) (c)(1)	Number of Shares Acquired on Vesting (#) (d)	Value Realized upon Vesting ($) (e)(1)

David M. Cordani	142,801	29,488,826	49,476(2)(3)	16,493,319
Brian C. Evanko	5,806	1,300,150	12,689(2)(3)	4,230,005
Noelle K. Eder	6,408	1,131,724	9,232(2)(3)	3,077,580
Nicole S. Jones	17,666	3,206,269	11,682(2)(3)	3,894,312
Eric P. Palmer	12,774	2,405,440	18,637(2)(3)	6,212,830
(1)Value realized upon exercise of option awards is calculated by multiplying the number of shares acquired upon exercise by the difference between the market price at the time of the transaction and the option’s exercise price. For stock awards, the value realized upon vesting is calculated by multiplying the number of shares acquired upon vesting by the market value per share of The Cigna Group common stock. The market value is calculated, consistent with the LTIP definition of fair market value per share, as the average of the high and the low trading price per share of The Cigna Group common stock on the applicable vesting date (or on the most recent previous trading day if the vesting date occurred on a non-trading day).
(2)Includes the vesting on March 1, 2024 of 2021–2023 SPS awards as follows: Mr. Cordani — 35,946; Mr. Evanko — 8,329; Ms. Eder — 6,248; Ms. Jones — 8,268; and Mr. Palmer — 12,792. The market value on March 1, 2024 was $333.36 per share.
(3)On March 1, 2024 restricted shares vested as follows: Mr. Cordani — 13,530 shares; Mr. Evanko — 4,360 shares; Ms. Eder — 2,984 shares; Ms. Jones — 3,414 shares; and Mr. Palmer — 5,845 shares. The market value on March 1, 2024 was $333.36 per share.

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COMPENSATION MATTERS
Pension Benefits for 2024
This table shows the present value as of December 31, 2024 of the estimated pension benefits payable upon retirement at age 65 to each of the NEOs who participate in a pension plan. The amounts shown are present values and not necessarily the actual amounts that will be paid to the NEOs because those amounts will not be known until the pension benefits become payable.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)(1)	Present Value of Accumulated Benefit ($) (d)(2)	Payments During the Last Fiscal Year ($) (e)

David M. Cordani	Cigna Pension Plan (Part A)	18	21,994	—
	Cigna Pension Plan (Part B)	18	356,856	—
	Cigna Supplemental Pension Plan	18	199,965	—
	Cigna Supplemental Pension Plan of 2005	18	653,317	—
Brian C. Evanko	Cigna Pension Plan (Part B)	12	142,559	—
	Cigna Supplemental Pension Plan of 2005	12	3,029	—
Nicole S. Jones	Cigna Pension Plan (Part B)	3	56,119	—
	Cigna Supplemental Pension Plan of 2005	3	56,699	—
Eric P. Palmer	Cigna Pension Plan (Part B)	11	149,351	—
	Cigna Supplemental Pension Plan of 2005	11	11,221	—
(1)Mr. Cordani, Mr. Evanko, Ms. Jones, and Mr. Palmer have not received additional credited years of service under the Cigna Pension Plan, Cigna Supplemental Pension Plan, and the Cigna Supplemental Pension Plan of 2005 since 2009, when such plans were frozen.
(2)Assumptions used in the calculations of the amounts in this column are included in Note 16 to our audited financial statements for the year ended December 31, 2024, included in our Annual Report on Form 10-K. The actuarial present values of the prior period benefits were, in part, computed as a projected lump sum payout payable at normal retirement age (age 65), which was then discounted to the present value as of December 31, 2024 using the same assumptions as those used for financial reporting purposes. The assumptions are interest discount rates of 5.57% for the Cigna Pension Plan and 5.42% for the Cigna Supplemental Pension Plan and the Cigna Supplemental Pension Plan of 2005, and the PRI-2012 White Collar Table with Improvement Scale MP 2021 on a generational basis for those plans.
Cigna Pension Plan
The Cigna Pension Plan (CPP), a tax-qualified plan, was frozen effective July 1, 2009, and does not cover employees hired after that date. From 2000 to July 2009, the CPP covered all U.S.-based full-time employees, including the NEOs serving during that time. The Cigna Group makes all the contributions necessary to fund CPP benefits for deposit into a trust fund. The annual contributions meet or exceed the amount required to meet the applicable minimum funding requirements. Benefits are payable only after the termination of an employee’s service with The Cigna Group.
The CPP consists of Parts A and B, as described below. Part A covered certain employees hired before 1989, while Part B covered all other eligible U.S. employees. The CPP’s benefit formulas applied equally to NEOs and other employees. CPP benefits are based on an employee’s years of credited service and eligible earnings.
•“Credited service” is generally the period of an employee’s service with a company of The Cigna Group while the individual participated in the CPP. An employee received credit for one year of credited service for any calendar year in which the employee was credited with at least 1,000 hours of service. No employee has received credit for any service after 2009.
•“Eligible earnings” include base salary and annual incentive pay, but not payments under any long-term incentive compensation plans. Earnings after July 1, 2009 are not eligible earnings.

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COMPENSATION MATTERS
Part A
For credited service before April 1, 2008, Part A provides an annual retirement benefit stated in terms of a single life annuity payable at age 65. That annual benefit equals:
•the employee’s years of credited service (up to a maximum of 30 years);
•multiplied by 2% of the higher of the employee’s average annual eligible earnings over (a) the final 36 months of service, and (b) the three consecutive calendar years with the highest eligible earnings; and
•minus an offset equal to approximately half of the employee’s annual Social Security benefits.
On March 31, 2008, this formula was frozen so that credited service after March 31, 2008 and eligible earnings after July 1, 2009 are not counted.
Part A benefits under the frozen formula are generally payable only in annuity form as early as age 55. An actuarial reduction applies if benefit payments begin before age 65. All Part A participants are 100% vested.
Effective April 1, 2008, The Cigna Group adopted a new cash balance formula under Part A. For credited service on or after April 1, 2008, the plan provides a retirement benefit stated as a lump sum hypothetical account balance. That account balance equals the sum of (1) the employee’s accumulated annual benefit credits and (2) quarterly interest credits.
For each year that an employee earned a year of credited service, the employee’s account received annual benefit credits equal to a percentage of eligible earnings: 8% for 2008 eligible earnings after March 31, 2008; 9% for 2009 eligible earnings through July 1, 2009; and 3% once an employee has 30 years of credited service.
On the last day of each calendar quarter until an employee’s benefit is paid, the employee’s account also receives interest credits, which are based on an annual rate equal to the lesser of 9% or the yield on the five-year U.S. Treasury Constant Maturity Notes for the month of November of the preceding calendar year, plus 25 basis points. However, the annual rate will not be less than 4.5%.
The hypothetical account balance is payable as early as an employee’s termination of employment. Payments may be made in annuity form or lump sum, at the employee’s election, subject to the terms of the CPP.
Part B
Part B provides a retirement benefit stated as a lump sum hypothetical account balance similar to the Part A cash balance benefit described above. However:
•Annual Part B benefit credits range from 3% to 8.5% of eligible earnings, based on the employee’s age and accumulated years of credited service.
•Effective July 1, 2009, when the Plan was frozen, any Part B participant employed by The Cigna Group on April 1, 2009 became 100% vested.
Cigna Supplemental Pension Plan and Cigna Supplemental Pension Plan of 2005
The Cigna Supplemental Pension Plan (CSPP), an unfunded, nonqualified plan, was frozen effective December 31, 2004, and replaced with the Cigna Supplemental Pension Plan of 2005 (CSPP 2005), also an unfunded, nonqualified plan, which was frozen effective July 1, 2009.
The CSPP provides an additional pension benefit to any employee whose CPP benefit is limited by one or more federal income tax laws, including limitations on compensation recognition, limitations on retirement benefits amounts, and an exclusion from eligible earnings of any compensation deferred under a nonqualified deferred compensation arrangement. The additional benefit equals the amount by which those limits reduce the pension benefit an employee would otherwise receive under the CPP. The same plan provisions, including the definitions of service and earnings, apply equally to all employees with compensation above the qualified plan limits, including the NEOs.
In calculating CSPP benefits, the above limits are ignored; otherwise, the regular CSPP formulas and other terms and conditions apply. CSPP benefits are paid in the year after an employee reaches age 55 or separates from service with The Cigna Group, whichever is later. Pre-2005 benefits are ordinarily paid in a lump sum, based on the rules of the CSPP, but an employee who makes a timely election in compliance with applicable tax law may have all or part of the benefit that was earned and vested before 2005 paid in equivalent monthly installments. Any lump sum more than

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COMPENSATION MATTERS
$100,000 is payable in two installments, with the second installment paid one year after the first. Supplemental pension plan benefits earned after 2004 are covered under the CSPP 2005, which provides only for payments in a lump sum in the year after an employee separates from service or reaches age 55, whichever is later.
Nonqualified Deferred Compensation for 2024
This table provides information about the contributions, earnings, and balances for the NEOs under deferred compensation plans as of and for the year ended December 31, 2024.

Name (a)	Plan Name (b)	Executive Contributions in Last FY ($) (c)	Registrant Contributions in Last FY(1) ($) (d)	Aggregate Earnings in Last FY ($) (e)	Aggregate Withdrawal/Distributions ($) (f)	Aggregate Balance at Last FYE ($) (g)(2)

David M. Cordani	Cigna Deferred Compensation Plan	—	—	(60,996)	—	923,465
	Supplemental 401(k)	—	67,921(3)	29,807	—	1,003,026
Brian C. Evanko	Supplemental 401(k)	—	34,488(3)	5,091	—	194,080
Noelle K. Eder	Supplemental 401(k)	—	24,724(3)	1,529	—	72,582
Nicole S. Jones	Supplemental 401(k)	—	23,374(3)	7,784	—	267,551
Eric P. Palmer	Cigna Deferred Compensation Plan	—	—	(14,701)	—	248,588
	Supplemental 401(k)	—	34,575(3)	7,379	—	265,991
(1)The Cigna Group contributions to the Supplemental 401(k) Plan are included in the “All Other Compensation” column of the 2024 Summary Compensation Table.
(2)Amounts contributed by a NEO and by the Company in prior years have been reported in the Summary Compensation Tables in the previously filed proxy statements in the year earned to the extent such person was a named executive officer for purposes of the SEC’s executive compensation disclosure.
Cigna Deferred Compensation Plan
The Cigna Group credits deferred compensation with hypothetical investment earnings during the deferral period as follows:
•Deferred cash compensation is credited with amounts that equal the gains (or losses) on the actual investment options available under The Cigna Group 401(k) Plan. The 401(k) Plan investment options include a default fixed income fund with an annual interest rate applicable for 2024 of 3.30%, which is not considered an “above market” interest rate as that term is defined by the SEC. The fixed income fund is the only hypothetical investment option available to non-executive employees.
•Deferred shares of The Cigna Group common stock are credited with amounts equal to any dividends that are paid on actual shares of The Cigna Group common stock. These hypothetical dividends are treated as deferred cash compensation.
Generally, payments of deferrals after 2004 will be made or will begin during one of the following periods: July of the year following the year of an executive’s separation from service; the 90-day period beginning January 1 of the year following the year of an executive’s death; or a date specified by the officer or by The Cigna Group. Deferred compensation balances represent a general unsecured and unfunded obligation of The Cigna Group.
Subject to limitations under The Cigna Group Securities Transactions and Insider Trading Policy, executive officers who participate in The Cigna Group Deferred Compensation Plan can defer up to 100% of their base salary and annual incentive award and may change their hypothetical investment allocations on deferrals once per quarter.

92	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS
Potential Payments upon Termination or Change of Control
The Contingent Payments Table reflects the estimated amount of incremental compensation that would become payable to each of the NEOs under existing plans and arrangements if the NEO’s employment had terminated in certain scenarios on December 31, 2024, the last business day of 2024, given the NEO’s compensation and service levels as of such date and, if applicable, based on our closing stock price on December 31, 2024 ($276.14 per share).
All change of control benefits are “double-trigger,” which means that they are payable only upon a change of control followed by a qualifying termination of employment. Additionally, in connection with any actual termination of employment or change of control transaction, we may decide to enter into an agreement or to establish an arrangement providing additional benefits or amounts or alter the terms of the benefits described below, as the People Resources Committee, or for Mr. Cordani, the independent members of the Board, determines appropriate.
The actual incremental amounts that would be paid upon a NEO’s termination of employment or in connection with a change of control can be determined only at the time of any such event. The calculation of the hypothetical amounts paid to each of the NEOs in the circumstances described below relies on assumptions used in making the calculations. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than those reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price, and specific plan terms that govern administration of payments. See also “Employment Arrangements and Post-Termination Payments” in the CD&A for a description of The Cigna Group policies on severance pay.
In calculating the hypothetical payment amounts, we have assumed that: (1) change of control and termination occur as of December 31, 2024; (2) payments of benefits are made in a lump sum on December 31, 2024 unless otherwise noted; and (3) the value of options would be equal to the value realized upon exercise of those options that accelerate as a result of the applicable event and that were in the money as of December 31, 2024. However, the actual exercise date of options is not known and payment dates would vary because of Internal Revenue Code rules relating to deferred compensation.
The following table does not include certain non-forfeitable payments or benefits, such as 401(k), supplemental 401(k), vested deferred compensation, pension plans, and the value of previously vested in-the-money options, assuming exercise. In each case, the NEO would, subject to certain limitations, receive these payments or benefits upon termination, including voluntary termination or termination for cause.
Contingent Payment Descriptions
The aggregate amounts in the Contingent Payments Table appear under the following headings:
•Severance, which refers to salary continuation upon involuntary termination, or salary continuation upon involuntary termination and change of control for the NEOs.
•Annual Incentive, which refers to annual cash incentive awards payable to the NEOs.
•Vesting of Previously Awarded Long-Term Incentives, which refers to retention and continued vesting of in-the-money options, restricted stock, and SPSs.
•Other Benefits, which includes the cost to the Company for outplacement services and/or Company-paid basic life insurance.
•Change of Control Cut-Back, which refers to the application of the reduction of the total payment upon change of control pursuant to which an executive’s change of control benefits will be reduced enough to avoid the excise tax entirely. Otherwise, the executive will receive the full amount of change of control benefits and will be responsible for any resulting excise tax if this alternative provides the executive with the greater amount of after-tax benefits.
Hypothetical payment amounts represent an approximation of the potential payment.

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COMPENSATION MATTERS

Contingent Payments All Actions Assume a December 31, 2024 Termination Date

	Involuntary Termination Not for Cause ($) (a)	Termination upon a Change of Control ($) (b)	Early Retirement or Retirement ($) (c)	Termination upon Death or Disability ($) (d)

David M. Cordani
Severance	9,600,000	14,700,000	0	0
Annual Incentive	3,200,000	3,200,000	3,200,000	0
Vesting of Previously Awarded Long-Term Incentives	14,610,190	34,659,335	26,177,695	34,659,335
Other Benefits	39,758	39,758	0	0
Change of Control Cut-Back		0
TOTAL	27,449,948	52,599,093	29,377,695	34,659,335
Brian C. Evanko
Severance	4,500,000	9,000,000	0	0
Annual Incentive	2,000,000	2,000,000	0	0
Vesting of Previously Awarded Long-Term Incentives	4,286,459	10,898,632	0	10,898,632
Other Benefits	39,758	39,758	0	0
Change of Control Cut-Back		0
TOTAL	10,826,217	21,938,390	0	10,898,632
Noelle K. Eder
Severance	2,662,500	6,000,000	0	0
Annual Incentive	900,000	900,000	0	0
Vesting of Previously Awarded Long-Term Incentives	2,768,155	6,563,976	0	6,563,976
Other Benefits	39,758	39,758	0	0
Change of Control Cut-Back		0
TOTAL	6,370,413	13,503,734	0	6,563,976
Nicole S. Jones
Severance	2,662,500	5,730,000	0	0
Annual Incentive	900,000	900,000	0	0
Vesting of Previously Awarded Long-Term Incentives	3,026,509	6,806,865	0	6,806,865
Other Benefits	39,758	39,758	0	0
Change of Control Cut-Back		0
TOTAL	6,628,767	13,476,623	0	6,806,865
Eric P. Palmer
Severance	4,500,000	9,000,000	0	0
Annual Incentive	2,000,000	2,000,000	0	0
Vesting of Previously Awarded Long-Term Incentives	5,406,318	12,599,212	0	12,599,212
Other Benefits	39,758	39,758	0	0
Change of Control Cut-Back		(5,590,419)
TOTAL	11,946,076	18,048,551	0	12,599,212

94	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS
Involuntary Termination Not for Cause (Column (a))
Pursuant to the Executive Severance Benefits Plan, upon a termination of employment without cause (not including by reason of death or disability), executive officers would receive the following:
•In the case of the CEO, base pay for 104 weeks plus 200% of his current EIP target; in the case of each other executive officer, base pay for 78 weeks plus 150% of such executive officer’s current EIP target.
•A payment equal to the executive officer’s prorated EIP target for the year of termination and, if the separation date occurs before the payment of the annual incentive for the preceding year, an amount equal to the executive officer’s EIP target.
•Stock options, restricted stock, and SPS awards that are scheduled to vest within 12 months of an involuntary termination not for cause will continue to vest, and SPSs will be paid out based on actual performance. Awards that are not scheduled to vest within 12 months of the termination date would be forfeited. For stock options, the value shown was determined by subtracting the exercise price from the closing price of The Cigna Group common stock on December 31, 2024 ($276.14). For restricted stock and SPS awards, the value represents the number of shares of restricted stock or SPSs (at target performance) multiplied by the closing price of The Cigna Group’s common stock on December 31, 2024.
•Six months of outplacement services paid by the Company. For purposes of this estimate, a cost of $15,000 for outplacement services was used.
•A COBRA subsidy equal to the cost of the Company’s contributions for active medical coverage for up to 18 months.
Receipt of any payments or benefits under the Executive Severance Benefits Plan requires that the executive comply with any non-disclosure, non-competition, non-solicitation, and cooperation agreements entered into with the Company and execute a separation and release of claims agreement. If an executive fails to comply with any terms of the plan, including the aforementioned restrictive covenants, the Company may require repayment of any benefits received by the executive and any payments or benefits not yet received will be forfeited.
Termination upon a Change of Control (Column (b))
The payments and benefits discussed are hypothetical and contingent in nature. However, if a change of control were to occur, executive officers who are terminated (other than as the result of conviction of a felony involving fraud or dishonesty directed against The Cigna Group) within two years after a change of control would be entitled to the following payments and benefits:
•156 weeks of pay at the base salary rate in effect at termination.
•Three times the higher of the executive’s last annual incentive payout and the amount of the executive’s annual incentive target immediately before the change of control.
•A prorated portion of his or her annual incentive target for the year in which termination occurs.
•Payout of all outstanding SPSs based on 100% of the applicable award. The value shown for each NEO represents the number of SPSs estimated to vest multiplied by $276.14, the closing price of The Cigna Group common stock on December 31, 2024.
•Unvested stock options and restricted stock awards would vest. Options granted prior to 2021 would expire on the earlier of the original expiration date or three months after the termination date. Options granted beginning in 2021 would expire on the earlier of the original expiration date or three years after the termination date.
•Six months of outplacement services paid by the Company. For purposes of this estimate, a cost of $15,000 for outplacement services was used.
•A COBRA subsidy equal to the cost of the Company’s contributions for active medical coverage for up to 18 months.
If, within two years after a change of control, any of the following changes affect an executive officer and the executive officer then resigns following written notification to The Cigna Group, the resignation will be treated as a termination upon a change of control: any reduction in compensation; any material reduction in authority, duties, or responsibilities; or a relocation of the executive’s office more than 35 miles from its location on the date of the change of control.

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COMPENSATION MATTERS
Our LTIP and Executive Severance Benefits Plan provide that if any portion of the change of control benefits paid to an executive officer would be subject to an excise tax, then either: (1) the executive will receive the full amount of the benefits and will pay any resulting excise tax; or (2) the change of control benefits will be reduced enough to avoid the excise tax entirely, whichever alternative provides the executive with the greater amount of after-tax benefits.
Early Retirement or Retirement (Column (c))
On December 31, 2024, of the NEOs serving as executive officers, only Mr. Cordani was eligible for early retirement or retirement benefits.
Upon early retirement (on or after age 55 and at least five years of service) or retirement (on or after age 65 and at least five years of service), the amount of any benefits or payments to a NEO is subject to the discretion of the People Resources Committee and/or the terms of any agreement executed by the Company and the retiring NEO that has been approved by the Committee. From the range of possible decisions the People Resources Committee may make about payments and benefits, a reasonable assumption of payments or benefits that a NEO would receive upon retirement include:
•A prorated portion of that individual’s annual incentive target; and
•Subject to the People Resources Committee’s approval:
•Payout of a prorated portion of previously awarded SPSs based on 100% of the 2022–2024 SPS award, 67% of the 2023–2025 SPS award, and 33% of the 2024–2026 SPS award;
•Continued vesting of any unvested options. All outstanding options would expire on the original expiration date; and
•Continued vesting of any restricted stock awards.
Death or Disability (Column (d))
If a NEO dies while still an active employee, certain benefits are available to that individual’s estate or surviving spouse. Restrictions on restricted stock awards would lapse upon death or disability. Vesting of any unvested options would be accelerated, and the options would become exercisable and expire on the original expiration date. Any outstanding SPSs would receive an immediate payout of 100% of the outstanding awards for the 2022–2024, 2023–2025, and 2024–2026 performance periods.
Pay Ratio
The ratio of our CEO’s total annual compensation to our median employee’s total annual compensation (the CEO Pay Ratio) is a reasonable, good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For our 2024 CEO Pay Ratio, we identified our median employee using our global employee population as of December 31, 2024 and used taxable compensation for the full year as our consistently applied compensation measure, as permitted by SEC rules. We believe this measure reasonably reflects the annual compensation of our employees.
The Cigna Group is a global health company with employees in 25 countries. For purposes of the calculation of our 2024 CEO Pay Ratio, on December 31, 2024 our global employee population consisted of 66,402 U.S. and 7,075 non-U.S. employees. In accordance with SEC rules, we excluded all employees in the 22 countries with our smallest employee populations, totaling in the aggregate 3,244 employees (approximately 4.4% of our total employee population at December 31, 2024). Employees from the following countries were excluded: Australia (8 employees), Bahrain (4 employees), Belgium (234 employees), Canada (602 employees), Cayman Islands (18 employees), Chile (2 employees), China (25 employees), France (4 employees), Germany (1 employee), Hong Kong (293 employees), Ireland (15 employees), Italy (5 employees), Kenya (346 employees), Kuwait (2 employee), Lebanon (16 employees), Malaysia (504 employees), Netherlands (6 employees), Oman (5 employees), Saudi Arabia (70 employees), Singapore (122 employees), Switzerland (69 employees), and United Kingdom (893 employees). After excluding employees in these countries, our employee population as of December 31, 2024 consisted of 70,233 employees (including 66,402 employees in the U.S. and 3,831 employees outside of the U.S.).
We calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table. Based on our calculation for 2024, our CEO’s annual total compensation for 2024 was $23,251,096 and our median employee’s annual total compensation for 2024 was $83,483. Accordingly, we estimated our CEO Pay Ratio for 2024 to be 279:1. Due to the flexibility afforded by Item 402(u) in calculating the CEO Pay Ratio, the ratio may or may not be comparable to CEO pay ratios presented by other companies.

96	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS
Pay Versus Performance
The performance-based orientation of the Company is reflected in the Board’s view that executive compensation should incentivize superior performance, reward executives for the performance achieved, and be strongly aligned with the interests of our customers, patients, clients, and long-term shareholders.
As discussed in the CD&A, 92% of Mr. Cordani’s compensation (and 86% of other NEOs’ compensation) for 2024 was performance based, the largest component of which is long-term incentive compensation (LTI). In each of 2024, 2023 and 2022, the Board weighted the SPS award proportion (i.e., awards paid out in Company stock based on earnings growth and relative total shareholder return performance over a three-year period) of Mr. Cordani’s LTI award at 60%, an increase from the 50% that had been awarded in prior years. 50% of the other NEOs’ LTI compensation was comprised of SPS awards in 2024. As a result, the People Resources Committee believes that the rewards and compensation payouts to our NEOs are aligned with our shareholders’ interests.
As required by Item 402(v) (the Rule) of Regulation S-K, the following sets forth information regarding compensation of our principal executive officer (PEO) and our other non-PEO named executive officers. In accordance with the Rule, the discussion below and its related tables include an amount referred to as “Compensation Actually Paid” as defined in Item 402(v)(2)(iii) of the Rule. The calculation of this amount includes, among other things, the revaluation of unvested and outstanding equity awards. In accordance with the Rule, the revaluation of stock and option awards includes, as applicable:
•The year-end fair value of the awards granted in the covered fiscal year (i.e., 2024) that are outstanding and unvested as of the end of the covered fiscal year;
•The change in fair value from the end of the prior fiscal year (i.e., 2023) to the end of the covered fiscal year with respect to any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year;
•The fair value, as of the vesting date, of any awards that were granted and vested in the same covered year; and
•The change in fair value from the end of the prior fiscal year to the vesting date or forfeiture date with respect to any awards granted in prior years that vested or failed to vest, as applicable, in the covered fiscal year. Stock awards include the dollar amount of accrued dividend equivalents.
The data included in the Compensation Actually Paid columns does not reflect the actual amount of compensation earned or paid to our NEOs during the applicable fiscal years. The amounts actually realized by each NEO will depend upon the Company’s performance and the Company’s stock price, including at the time the performance shares are actually delivered and the vested options are actually exercised, as the case may be. For more information about our executive compensation philosophy and the alignment between pay and performance, see the Compensation Discussion & Analysis section of this Proxy Statement.
Pay Versus Performance Table

	Summary Compensation Table Total for Mr. Cordani ($)	Compensation Actually Paid to Mr. Cordani(1) ($)	Average Summary Compensation Table Total for NEOs (other than Mr. Cordani)(2) ($)	Average Compensation Actually Paid to NEOs (other than Mr. Cordani)(1)(2) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income(4) (in millions) ($)	Company-Selected Measure: Adjusted Income from Operations, per Share(5) ($)
Fiscal Year					Company TSR ($)	Peer Group TSR(3) ($)
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	23,251,096	18,908,473	8,072,936	6,681,678	144.66	146.87	3,434	27.33
2023	21,047,255	8,072,673	6,801,329	3,510,666	154.34	143.18	5,164	25.09
2022	20,965,504	57,388,994	6,346,552	15,496,862	167.71	140.29	6,704	23.36
2021	19,872,266	15,448,906	7,164,215	5,229,367	114.34	143.09	5,370	20.48
2020	19,929,493	15,682,639	7,075,762	5,911,392	101.83	113.45	8,458	18.45
(1)In accordance with SEC rules, certain amounts are deducted from, or added to, the Total column of the Summary Compensation Table to determine Compensation Actually Paid for 2024.

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COMPENSATION MATTERS

	Summary Compensation Table Total ($)	Stock Award Deductions from Summary Compensation Table Total(i) ($)	Change in Pension Present Value Deduction from Summary Compensation Table Total(ii) ($)	Stock Award Additions to Summary Compensation Table Total(iii) ($)	Compensation Actually Paid ($)

David M. Cordani	23,251,096	(18,554,163)	(31,059)	14,242,599	18,908,473
Average Non-PEO NEOs	8,072,936	(5,722,442)	(262)	4,331,446	6,681,678
(i)Represents the grant date fair value of equity-based awards granted in 2024.
(ii)Represents the change in the actuarial present value of the accumulated benefits under defined benefit and pension plans reported in the Summary Compensation Table. The Cigna Pension Plan, Cigna Supplemental Pension Plan, and Cigna Supplemental Pension Plan of 2005 are frozen, and there were not additional service costs or any impact on prior-year benefits related to the pension plans during 2024.
(iii)Reflects the value of equity calculated in accordance with the SEC methodology for determining Compensation Actually Paid, as follows:

Mr. Cordani’s Compensation Actually Paid Equity Valuation for 2024

Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/2024 ($)	Change in Fair Value of Outstanding and Unvested Prior Year Awards as of 12/31/2024 ($)	Change in Fair Value of Awards that Vested in 2024 ($)	Fair Value of Awards Forfeited or Cancelled in 2024 ($)	Equity Value in Compensation Actually Paid ($)
	(a)	(b)	(c)	(d)	(e) = (a) + (b) + (c) - (d)

Stock Options	1,919,611	(931,482)	1,742,956	0	2,731,085
Restricted Stock	2,741,242	(268,088)	458,802	0	2,931,956
Strategic Perf Shares	8,480,334	(741,282)	840,506	0	8,579,558
Total	13,141,187	(1,940,852)	3,042,264	0	14,242,599

98	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS
Average non-PEO NEOs Compensation Actually Paid Equity Valuation for 2024

Award Type	Fair Value of Awards Granted in Current Year Outstanding and Unvested as of 12/31/2024 ($)	Change in Fair Value of Outstanding and Unvested Prior Year Awards as of 12/31/2024 ($)	Change in Fair Value of Awards that Vested in 2024 ($)	Fair Value of Awards Forfeited or Cancelled in 2024 ($)	Equity Value in Compensation Actually Paid ($)
	(a)	(b)	(c)	(d)	(e) = (a) + (b) + (c) - (d)

Stock Options	752,567	(326,001)	522,705	0	949,271
Restricted Stock	1,074,737	(94,021)	140,752	0	1,121,468
Strategic Perf Shares	2,216,477	(164,090)	208,320	0	2,260,707
Total	4,043,781	(584,112)	871,777	0	4,331,446
(2)The NEOs represented in columns (d) and (e) for each year reported are as follows:
2024: Brian C. Evanko, Noelle K. Eder, Nicole S. Jones, and Eric P. Palmer
2023: Brian C. Evanko, Noelle K. Eder, Nicole S. Jones, and Eric P. Palmer
2022: Brian C. Evanko, Noelle K. Eder, Nicole S. Jones, and Eric P. Palmer
2021: Brian C. Evanko, Nicole S. Jones, Eric P. Palmer. Timothy Wentworth, and Matthew Manders
2020: Nicole S. Jones, Eric P. Palmer. Timothy Wentworth, and Matthew Manders
(3)Peer Group reflects published data for the S&P 500 Health Care Index.
(4)Reflects “Shareholders’ Net Income” per SEC requirements.
(5)For purposes of this section, we have identified adjusted income from operations, per share as our Company-Selected Measure, the calculation of which is described in our Annual Report on Form 10-K for the year ended December 31, 2024. Additional information regarding our use of non-GAAP measures and reconciliations to the most directly comparable GAAP measure can be found on Annex A.

Compensation Actually Paid Versus Company TSR and Peer Group TSR
Over the five-year period (2020–2024), the Company’s cumulative TSR grew 44.7%. Over the same period, cumulative TSR for the S&P 500 Health Care Index grew 46.9%. Over this same period, Compensation Actually Paid for the PEO and the average across the non-PEO NEOs grew by 20.6% and 13.0%, respectively. Over the five-year period, Mr. Cordani’s and the other NEOs’ Compensation Actually Paid amounts were generally aligned with the Company’s TSR as compared to the S&P 500 Health Care Index. This is due primarily to the Company’s use of equity incentives, which are tied directly to the Company’s stock price and financial performance on an absolute basis and relative to its peers. In addition, 50% of an SPS award’s payout is aligned to relative TSR performance as compared to a custom peer group as described in the Compensation Discussion & Analysis within the section titled “Executive Compensation Policies and Practices.”
The graph below compares The Cigna Group cumulative TSR to the S&P 500 Index and the S&P 500 Health Care Index for the five-year period ended December 31, 2024, which we believe provides a more fulsome understanding of the Company’s market performance given the longer time horizon. The stock performance shown in the graph is not intended to forecast or be indicative of future performance.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	99

COMPENSATION MATTERS

Five-Year Cumulative Total Shareholder Return*
December 31, 2019 – December 31, 2024
$200
$100
$—
12/31/19
12/31/20
12/31/21
12/31/22
12/31/23
12/31/24
The Cigna Group
S&P 500
S&P 500 Health Care Index

*Assumes that the value of the investment in The Cigna Group common stock and each index was $100 on December 31, 2019 and that all dividends were reinvested.

Compensation Actually Paid versus Net Income
Over the five-year period (2020–2024), the Company’s net income decreased by approximately 59%. The 2020 net income included an after-tax gain of $3.2 billion from the sale of the Group Disability and Life business in 2020, while the 2024 net income was negatively impacted by an after-tax investment loss of $2.7 billion related to the impairment of VillageMD equity securities in 2024. Over this same period, Compensation Actually Paid for the PEO and the average across the non-PEO NEOs grew by 20.6% and 13.0%, respectively. This is due to the following:
•the significant emphasis the Company places on equity incentives, which are more sensitive to absolute stock price performance and stock price performance relative to peers; and
•the fact that the Company does not use year-over-year changes in net income to determine compensation levels or incentive plan payouts. Instead, adjusted income from operations and adjusted income from operations, per share have been the Company’s income measures of performance in its incentive plans and the Company’s most important performance measures for determining compensation.
Compensation Actually Paid Versus Adjusted Income from Operations per Share
Over the five-year period (2020–2024), the Company’s adjusted income from operations, per share grew 48.1%. Over this same period, Compensation Actually Paid for the PEO and the average across the non-PEO NEOs grew by 20.6% and 13.0%, respectively. Similar to the discussion of the relationship between Compensation Actually Paid and Company/Peer Group TSR above, Mr. Cordani and other NEOs’ Compensation Actually Paid amounts were generally aligned with the Company’s adjusted income from operations, per share results over the five-year reporting period. Long-term goals tied to adjusted income from operations, per share account for 50% of each SPS award’s total payout. Final results for adjusted income from operations, per share in years 2021, 2022, 2023, and 2024 relative to internal goals established at the beginning of each SPS award’s performance measurement period contributed to the Compensation Actually Paid values for Mr. Cordani and other NEOs seen in 2024.

100	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

COMPENSATION MATTERS
Most Important Measures in Determining FY2024 Compensation Actually Paid
The performance measures listed below represent the most important measures The Cigna Group used to determine Named Executive Officer compensation for fiscal year 2024. The use of each measure is further described in the Compensation Discussion and Analysis (CD&A) within the section titled “Elements of Compensation.”

Most Important Company Performance Measures

Adjusted Income from Operations	Adjusted Income from Operations, per Share
Adjusted Revenues	Improving Affordability and Effectiveness
Expansion of Addressable Markets	Advancing Environmental, Social and Governance Initiatives
Relative Total Shareholder Return

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	101

Audit Matters
Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 3)

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of The Cigna Group.

The Board’s Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee approved the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of The Cigna Group for 2025. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 1983. In order to ensure continued auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Chair of the Audit Committee and the Chair of the Board are involved in the selection of PricewaterhouseCoopers LLP’s lead engagement partner.
The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will reconsider PricewaterhouseCoopers’ appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its shareholders.
A representative from PricewaterhouseCoopers LLP is expected to attend the Annual Meeting, may make a statement, and will be available to respond to appropriate questions.

Policy for the Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee pre-approves the annual audit and quarterly review services engagement and all other audit, audit-related, and permissible non-audit services (which includes tax and other services as further described below) provided by the Company’s independent registered public accounting firm, including related fees. Pre-approval may be either specific or general and, in some cases, has been delegated to the Chair of the Audit Committee, as described further below. Specifically:
•The Audit Committee has oversight of fee negotiations with the independent registered public accounting firm.
•The General Auditor (GA) for the Company presents to the full Audit Committee a schedule, accompanied by detailed documentation, listing all audit, audit-related, and permissible non-audit services expected to be performed by the Company’s independent registered public accounting firm during the calendar year. In the case of any additional permissible non-audit services concerning internal control over financial reporting and any tax services, the independent registered public accounting firm includes a written description of the scope of service and other information about the permissibility of the proposed service. The Audit Committee reviews the schedule and documentation, and pre-approves the audit and permissible non-audit services.
•The Audit Committee has granted general pre-approval for certain audit, audit-related, and non-audit services that it has determined do not impair the independent registered public accounting firm’s independence, as specified in the pre-approval policy.

102	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

AUDIT MATTERS
•Under the policy, the Audit Committee has delegated specific pre-approval of additional audit, audit-related, and permissible non-audit services by the Chair of the Audit Committee, acting individually, so long as the proposed services do not exceed $500,000 individually or in the aggregate.
•For additional audit and permissible non-audit services that arise during the calendar year that have not been pre-approved either specifically or generally, the GA presents an updated schedule reflecting the additional services for review and consideration for pre-approval by the Audit Committee. After the GA’s presentation of the schedules as described above and, if applicable, a discussion with the Company’s independent registered public accounting firm regarding the potential effects of any permissible non-audit services related to internal control over financial reporting or permissible tax services on the independence of the Company’s independent registered public accounting firm, the Audit Committee will approve those audit, audit-related, and permissible non-audit services.
•The GA reports to the Audit Committee at least quarterly the full-year estimated fees for audit and non-audit services performed by the independent registered public accounting firm, including any fees that are expected to exceed pre-approved limits. The GA reports to the Audit Committee at least quarterly the projected ratio between the audit and audit-related and the non-audit fees of the independent registered public accounting firm.
Fees to Independent Registered Public Accounting Firm
The Audit Committee reviewed and approved all professional services rendered to The Cigna Group by PricewaterhouseCoopers LLP consisting of the following:

	2024	2023

Audit Fees	$18,128,000	$23,812,000
Audit-Related Fees	$6,439,000	$7,638,000
Tax Fees	$227,000	$422,000
All Other Fees	$170,000	$88,000
TOTAL	$24,964,000	$31,960,000
Audit fees include the audit of our consolidated financial statements and the audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act; the review of quarterly financial statements; the performance of statutory and other subsidiary-related financial statement audits; issuance of consents for registration statement filings; and issuance of comfort letters for debt offerings. Audit Fees for 2023 also include approximately $5 million in fees for carve-out financial statement audits for 2021–2023 related to the divestiture of the Medicare Advantage, Cigna Supplemental Benefits, Medicare Part D, and CareAllies businesses.
Audit-related fees include assurance and related services that were reasonably related to the audit of annual financial statements, but not reported under Audit Fees. Audit-related fees include: employee benefit plan audits; internal control reviews (i.e., System and Organization Controls (SOC) Reporting); internal control readiness assessments; consultation and assessments concerning financial accounting and reporting standards; agreed-upon procedures; and regulatory filing examinations.
Tax fees include tax consulting, tax compliance services, and an IRS section 162(m)(6) assessment.
All other fees include professional services rendered by PricewaterhouseCoopers LLP not reported in any other category and include pre-approved permissible advisory and other services.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	103

AUDIT MATTERS
Report of the Audit Committee
The Cigna Group maintains an independent Audit Committee that operates under a written charter adopted by the Board of Directors. Our Board of Directors has determined that each of the members of the Audit Committee is independent (as defined in the listing standards of the NYSE, SEC regulations, and The Cigna Group independence standards).
The Cigna Group management has primary responsibility for preparing The Cigna Group financial statements and establishing and maintaining financial reporting systems and internal controls. Management is also responsible for reporting on the effectiveness of The Cigna Group internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of The Cigna Group consolidated financial statements and issuing a report on these financial statements. The independent registered public accounting firm also is responsible for, among other things, issuing an attestation report on the effectiveness of The Cigna Group internal control over financial reporting based on its audit. As provided in the Audit Committee’s charter, the Audit Committee’s responsibilities include oversight of these processes. As part of its oversight responsibilities, the Audit Committee meets periodically with The Cigna Group Chief Financial Officer, Deputy Corporate Finance Officer, General Auditor, Chief Risk and Compliance Officer, Chief Accounting Officer, other members of management, and the independent registered public accounting firm, with and without management present, to discuss the adequacy and effectiveness of The Cigna Group internal controls and the quality of the financial reporting process.
In the performance of its oversight responsibilities, the Audit Committee reviewed and discussed with The Cigna Group management the audited consolidated financial statements included in the Form 10-K and considered management’s view that the financial statements present fairly, in all material respects, the financial condition and results of operations of The Cigna Group; reviewed and discussed with The Cigna Group management and with the independent registered public accounting firm, PricewaterhouseCoopers LLP, the effectiveness of The Cigna Group’s internal control over financial reporting; discussed with PricewaterhouseCoopers LLP matters required to be discussed by the applicable requirements of the PCAOB and the SEC; discussed with PricewaterhouseCoopers LLP matters related to the conduct of its audit that are required to be communicated by auditors to audit committees and matters related to the fair presentation of The Cigna Group financial condition and results of operations, including critical accounting estimates and judgments; and received the required written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence. Based on these communications, the Audit Committee discussed with PricewaterhouseCoopers LLP its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited consolidated financial statements be included in The Cigna Group Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Audit Committee

Kimberly A. Ross, Chair William J. DeLaney Neesha Hathi Donna F. Zarcone

104	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

Shareholder Proposals
The following proposal has been submitted by John Chevedden for the reasons stated within the proposal. The Company will promptly provide the address of the shareholder and the number of shares owned upon request directed to the Office of the Corporate Secretary. The shareholder proposal will be voted on at our 2025 Annual Meeting if properly presented by the shareholder proponent or by a qualified representative on behalf of the shareholder proponent. As required by the SEC’s rules, we are presenting the proposal verbatim as it was submitted to us by the proponent. We have put a box around materials provided by the proponent so that readers can easily distinguish between materials provided by the proponent and materials provided by the Company. The Company is not responsible for the contents of the proposal. As described more fully in the statement in opposition, our Board of Directors unanimously recommends a vote AGAINST the shareholder proposal.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	105

SHAREHOLDER PROPOSALS
Shareholder Proposal – Support Special Shareholder Meeting Improvement

Proposal 4 – Support Special Shareholder Meeting Improvement

Shareholders ask our Board of Directors to remove the current provision that considers the voice of certain Cigna shareholders as non-shareholders. Currently all shares not held for one continuous year are considered non shareholders if they seek to call for a special shareholder meeting on an important matter.
The current one-year exclusion for all shares held for less than one continuous year makes the current so-called shareholder right to call for a special shareholder meeting useless. There is no point to have useless right on the books of Cigna.
The reason to enable all shareholders to call for a special shareholder meeting is to allow one shareholder or a group of shareholders to quickly acquire Cigna shares to equal the challenging 25% share ownership requirement of all shares outstanding to call for a special shareholder meeting when there is an urgent matter to consider in order to incentivize a turnaround of Cigna.
The best strategies for turning around a company do not necessarily come from a company's existing shareholders.
If Cigna is in an emergency situation, Cigna shareholders and potential Cigna shareholders will not even consider acquiring more shares in order to call for a special shareholder meeting, if they have wait one-year to call for a special shareholder meeting. A one-year holding period makes no sense. An emergency demands an immediate response.
The fact that one shareholder or a group of shareholders can quickly acquire more shares to call for a special shareholder meeting is an incentive for Cigna Directors to avoid such an emergency situation in the first place since the continued service of certain Cigna Directors could be terminated by a special shareholder meeting. This is a good incentive for the Cigna Directors to have for the benefit of all shareholders.

Please vote yes: Support Special Shareholder Meeting Improvement – Proposal 4

106	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

SHAREHOLDER PROPOSALS
Board of Directors’ Statement in Opposition to Proposal 4 – Support Special Shareholder Meeting Improvement

The Board of Directors unanimously recommends that shareholders vote AGAINST Proposal 4 – Support Special Shareholder Meeting Improvement.
Earning, building and maintaining the trust of our many stakeholders—including investors, customers, clients, employees, business partners and regulators—is critical to the success and sustainability of our business. We strive to meet consistent standards of integrity in everything that we do. Our Board remains deeply committed to strong governance practices and ethical and resilient business practices and understands the importance of long-term shareholders having the ability to call special shareholder meetings.
Following extensive shareholder outreach concerning the ability to call special shareholder meetings, and in direct response to shareholder feedback, our Board amended The Cigna Group By-Laws in February 2020 to permit long-term shareholders (i.e., those who have held our common stock for at least one year) with net long ownership of 25% or more of our outstanding common stock to call special meetings. The proponent has presented our shareholders with the opportunity to modify this special meeting right four other times since 2020, including by both reducing the ownership threshold and removing the one-year holding period requirement, which our shareholders have rejected each time. Our Board has carefully considered this shareholder proposal, which is focused solely on eliminating the one-year holding period requirement and, for the reasons set forth below, unanimously recommends a vote AGAINST this proposal.
Our existing special meeting right is intended to primarily protect the interests of our long-term shareholders while avoiding the frivolous use of our valuable time and corporate resources.
Our By-Laws currently provide that, to qualify for the right to request a special meeting, the shareholder’s required net long ownership interest must have been held continuously for at least one year prior to the date of the special meeting request, which the Board considers an integral component of this right. This requirement aligns with the Board’s belief that shareholders who have held shares for at least one year demonstrate a commitment to the long-term success of The Cigna Group and our efforts to create sustainable, long-term value.
Given the size of The Cigna Group and our shareholder base, a special meeting is a significant undertaking that requires not only substantial company expense but also a significant diversion of Board and management resources, regardless of whether the meeting is held virtually or in person. Accordingly, the Board continues to believe that special meetings should only be reserved for extraordinary company business where the matter to be addressed cannot wait until the next annual meeting and where a reasonably large representation of our long-term shareholders request the special meeting. Conversely, the Board believes that a special meeting called by short-term shareholders whose interests may fundamentally conflict with those of our long-term holders and who have amassed the required threshold in a short period of time would not justify the required time and resources nor the significant distraction in calling a special meeting.
Our holding period requirement associated with our special meeting right is in line with—or even more shareholder friendly than—analogous rights endorsed by the SEC itself as well as those of other public companies.
Eliminating the holding period requirement, as requested by the proposal, would also cause our special meeting right to fall out of line with the holding period requirements set forth in other shareholder proposal rights endorsed by the SEC itself. Our current one-year holding period requirement is consistent with the SEC’s threshold requirements for shareholder proposals submitted pursuant to SEC Rule 14a-8, which requires at a minimum a one-year holding period and, in some cases, depending on the dollar value of ownership, a holding period of up to three years. A one-year holding period is also, in fact, far shorter than the three-year holding period requirement for shareholders to submit director nominations set forth in the SEC’s final proxy access rules adopted in 2010. Indeed, a three-year holding period became the standard for proxy access provisions adopted by public registrants (including The Cigna Group) even after the SEC’s proxy access rules were vacated by the U.S. Court of Appeals.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	107

SHAREHOLDER PROPOSALS
Over the past four years, our shareholders have consistently rejected proposals to modify our existing shareholder special meeting right.
As set forth below, this proposal reflects the proponent’s fifth attempt to modify our special meeting right since 2020, and our shareholder base has repeatedly reaffirmed their support for our existing special meeting right.

Year of Annual Meeting	Proposed Ownership Threshold	Result

2020	10%	FAILED
2022	10%	FAILED
2023	15%	FAILED
2024	15%	FAILED
The right of shareholders to call a special meeting has been a topic of discussion throughout our shareholder engagement meetings over the past several years, driven in part by the proponent’s recurring shareholder proposals to modify the existing right. During those conversations, our long-term institutional investors have generally not expressed concern regarding the one-year holding period, which is the subject of this shareholder proposal.
Each year, following the annual meeting of shareholders, the Corporate Governance Committee and the Board have considered: (1) feedback provided by shareholders during our engagement meetings; (2) industry benchmarking; (3) the concerns expressed in our proxy statements, including the view that the special meeting right should not be structured in a way to make it easier for shareholders with narrow or special interests to call a special meeting; and (4) importantly, that a majority of our shareholders rejected proposals to modify the existing shareholder right. Based on these reviews, the Board has determined that a modification to the existing special meeting right would not be in the best interests of our long-term shareholders or the Company. The Board and Corporate Governance Committee undertook a similar review upon receipt of this proposal and, following this review, once again unanimously recommends that shareholders vote AGAINST this proposal.
In addition to the shareholder special meeting right, The Cigna Group has several corporate governance policies and practices to protect the best interests of The Cigna Group and all our shareholders.
As discussed elsewhere in this Proxy Statement, the corporate governance policies and practices of The Cigna Group are continuously evolving, provide transparency, and afford all shareholders avenues to voice their opinions and encourage Board accountability and responsiveness:
•Annual election of directors: Since the 2018 Annual Meeting, all directors are elected annually.
•Board refreshment: Our Corporate Governance Committee engages in Board succession planning on an ongoing basis. Since our 2019 Annual Meeting of shareholders, we have appointed four new directors, while five directors completed their service on our Board.
•Proxy access right: In 2017, following engagement with shareholders, The Cigna Group adopted a proxy access by-law, allowing shareholders to include their nominees in the Company’s proxy materials for election at annual meetings.
•Majority voting standard: In uncontested elections, The Cigna Group has a majority voting standard.
•No supermajority voting provisions: In 2018, our Board removed all supermajority voting provisions in The Cigna Group governing documents so shareholders can amend all charter and by-law provisions by the affirmative vote of a majority of the Company’s outstanding stock.
•No poison pill: The Cigna Group does not have a shareholders’ rights plan in place.
•Clawback policy: In 2023, The Cigna Group adopted a clawback policy that complies with the requirements of the Dodd-Frank Act, Rule 10D-1 of the Exchange Act, and NYSE Rule 303A.14, while keeping its pre-existing clawback policy in place.
•Annual Meeting Q&A: The Cigna Group Annual Meeting of Shareholders format allows for meaningful shareholder participation through a general question and answer session.

108	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

SHAREHOLDER PROPOSALS
In addition to these policies and practices, the Board and management have been proactive in their engagement with shareholders on Company performance, governance, executive compensation, and corporate responsibility topics. Our Corporate Secretary, Senior Vice President of Investor Relations, and representatives of The Cigna Group Office of the Corporate Secretary, Executive Compensation, and Environmental, Social and Governance teams conduct meetings to update investors and regularly convey feedback from those meetings to the Chairman of the Board, our Lead Independent Director, and other members of the Board and management. Since the filing of the 2024 proxy statement, The Cigna Group invited holders of approximately 70% of our outstanding stock to engage with us on governance-related topics and engaged on governance-related topics with holders of approximately 30% of our outstanding stock.
Our engagement with shareholders continues to influence our policies and practices. As disclosed in “Corporate Governance Matters – Shareholder Engagement” we have implemented several governance enhancements in recent years for which shareholders have expressed support in our engagement discussions, including our adoption of a policy regarding inclusion of candidates from underrepresented backgrounds in director searches, the adoption of amendments to our By-Laws to provide for a proxy access right and the shareholder right to call a special meeting, and the elimination of supermajority voting provisions in our governing documents.
Summary
After careful consideration, our Board determined that the implementation of this proposal is not in the best interests of The Cigna Group or our shareholders and is unnecessary given the current special meeting right that strikes the appropriate balance between protecting the rights of our long-term shareholders and mitigating risk of abuse. Our Board believes that the Company’s strong corporate governance practices, including its commitment to ongoing dialogue with its shareholders, our Board’s track record of responsiveness, and the current special meeting right, provide shareholders with the ability to raise important matters with our Board and management without the potential expense and risk associated with the proposal to abolish the one-year holding period requirement.
Accordingly, our Board unanimously recommends that shareholders vote AGAINST this proposal.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	109

Ownership of The Cigna Group Common Stock
Stock Held by Directors, Nominees, and Executive Officers
The following table provides information as of January 31, 2025 about the amount of The Cigna Group common stock beneficially owned by each director, nominee, and executive officer named in the Summary Compensation Table, and the amount of The Cigna Group common stock beneficially owned by the directors, nominees, and executive officers as a group. In general, “beneficial ownership” includes those shares a director, nominee, or executive officer has the power to vote or transfer (even if another person is the record owner), and stock options that are exercisable as of January 31, 2025 or that may become exercisable within 60 days.

Name	Amount and Nature of Beneficial Ownership(1) (#)	Percentage of Class (%)

Non-Executive Directors and Nominees
William J. DeLaney	17,539	*
Eric J. Foss	35,276	*
Elder Granger, M.D.(2)	2,915	*
Neesha Hathi	2,731	*
George Kurian(2)	3,140	*
Kathleen M. Mazzarella	5,471	*
Mark B. McClellan, M.D., Ph.D.	5,471	*
Philip O. Ozuah, M.D., Ph.D.	1,163
Kimberly Ross	3,874	*
Eric C. Wiseman(2)	4,739	*
Donna F. Zarcone(2)	14,804	*
Named Executive Officers
David M. Cordani	1,180,495	*
Brian C. Evanko	149,907	*
Noelle K. Eder	63,439	*
Nicole S. Jones	125,016	*
Eric P. Palmer	203,495	*
All Directors, Nominees, and Executive Officers as a group including those named above (17 persons)	1,851,535	0.7%
* Less than 1% of the outstanding common stock.

110	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

OWNERSHIP OF THE CIGNA GROUP COMMON STOCK
None of the shares reported are pledged as security.
(1)Includes, in addition to wholly owned shares held on January 31, 2025:
•13,500 vested restricted stock units that settle in common stock upon separation of service held by Ms. Zarcone.
•Shares acquirable within 60 days of January 31, 2025 by exercising stock options in the amount of 2,376 for General Granger; 519,767 for Mr. Cordani; 95,828 for Mr. Evanko; 38,433 for Ms. Eder; 87,323 for Ms. Jones; 131,513 for Mr. Palmer; and an aggregate of 17,378 for other executive officers.
•153,801 shares held in family trusts where Mr. Cordani’s spouse is the trustee and over which Mr. Cordani may be deemed to share voting and investment power and 1,437 shares held in a family trust where Mr. Palmer’s spouse is the trustee and over which Mr. Palmer may be deemed to share voting and investment power.
•Holdings in The Cigna Group stock fund of The Cigna Group 401(k) Plan in the amount of 1,757 for Mr. Cordani; 891 for Mr. Evanko; 180 for Ms. Eder; 1,406 for Ms. Jones; and 290 for Mr. Palmer.
•Shares paid upon the vesting of the 2022–2024 SPS program in the amount of 49,437 for Mr. Cordani; 12,254 for Mr. Evanko; 8,127 for Ms. Eder; 9,064 for Ms. Jones; 15,982 for Mr. Palmer; and an aggregate of 5,640 for other executive officers.
(2)The table below details, as of January 31, 2025, certain other securities, the value of which is directly tied to the value of The Cigna Group stock as described in “Non-Employee Director Compensation – Director Ownership.” Under SEC rules, shares underlying deferred common stock and hypothetical shares of common stock are not considered beneficially owned and are therefore not included in the table.

Name	Deferred Common Stock (#)	Hypothetical Shares of Common Stock (#)

Elder Granger, M.D.	4,932	0
George Kurian	0	1,269
Eric C. Wiseman	17,781	8,278
Donna F. Zarcone	11,293	2,998

Additional Information About Stock Held by Directors, Nominees and Executive Officers
Directors, director nominees, and executive officers as a group beneficially own approximately 0.7% of the outstanding common stock, based on 273,678,464 shares of common stock outstanding on January 31, 2025.
On January 31, 2025, The Cigna Group stock fund of The Cigna Group 401(k) Plan held a total of 3,174,362 shares, or approximately 1.2% of the outstanding common stock on that date. The Company’s Retirement Plan Committee determines how the shares held in the stock fund will be voted only to the extent individual participants do not give voting instructions.
The directors, nominees, and executive officers control the voting and investment of all shares of common stock they own beneficially.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	111

OWNERSHIP OF THE CIGNA GROUP COMMON STOCK
Stock Held by Certain Beneficial Owners
The following table and notes provide information about beneficial owners of more than five percent of The Cigna Group common stock. The percentage of class reported in the table below is based on 273,678,464 shares of The Cigna Group common stock outstanding as of January 31, 2025.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	24,775,082	9.1%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	24,554,544	9.0%
FMR LLC(3) 245 Summer Street Boston, MA 02210	14,193,987	5.2%
(1)Based on information as of December 31, 2023 contained in an amended Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group. The amended Schedule 13G indicates that The Vanguard Group has shared voting power with respect to 380,777 shares; sole dispositive power with respect to 23,524,739 shares; and shared dispositive power with respect to 1,250,343 shares.
(2)Based on information as of December 31, 2023 contained in an amended Schedule 13G filed with the SEC on January 25, 2024 by BlackRock, Inc. The amended Schedule 13G indicates that BlackRock, Inc. has sole voting power with respect to 22,248,118 shares and sole dispositive power with respect to 24,554,544 shares.
(3)Based on information as of November 8, 2024 contained in a Schedule 13G filed with the SEC on November 12, 2024 by FMR LLC. The Schedule 13G indicates that FMR LLC has sole voting power with respect to 10,956,316 shares and sole dispositive power over 14,193,987 shares.

112	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

Annual Meeting Information
Questions and Answers About the Proxy Materials
Why did I receive proxy materials? What is included in the proxy materials?
The Cigna Group Board of Directors is soliciting your proxy to vote at the 2025 Annual Meeting of Shareholders. You received proxy materials because you owned shares of The Cigna Group common stock at the close of business on March 4, 2025, the record date, and that entitles you to vote at the Annual Meeting.
Proxy materials include the notice of Annual Meeting of Shareholders, this Proxy Statement, and our annual report on Form 10-K for the year ended December 31, 2024. If you received paper copies, the proxy materials also include a proxy card or voting instruction form. The Proxy Statement describes the matters on which the Board of Directors would like you to vote, and provides information about The Cigna Group that we must disclose under Securities and Exchange Commission regulations when we solicit your proxy.
Your proxy will authorize specified persons, each of whom also is referred to as a proxy, to vote on your behalf at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the meeting in person. The written document by which you authorize a proxy to vote on your behalf is referred to as a proxy card.
Why did I receive a “Notice of Internet Availability of Proxy Materials” instead of printed copies of the proxy statement and annual report?
The Cigna Group has elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. On March 14, 2025, we mailed to shareholders a notice of the internet availability of proxy materials containing instructions on how to access our proxy materials online. We believe electronic delivery will lower costs and reduce the environmental impact of our Annual Meeting because we will print and mail fewer full sets of materials.
You may request to receive printed proxy materials by following the instructions contained in the notice of internet availability. You also may contact The Cigna Group Shareholder Services. Written requests should be directed to Shareholder Services, The Cigna Group, Two Liberty Place, 1601 Chestnut Street, Philadelphia, PA 19192-1550. You may also contact Shareholder Services at 215.761.3516 or shareholderservices@TheCignaGroup.com.
How can I get electronic access to the proxy materials?
The proxy materials are available for viewing at www.proxyvote.com. The notice of internet availability of proxy materials also provides instructions on how to:
•view our proxy materials on the internet;
•vote your shares after you have viewed the proxy materials; and
•select a future delivery preference of paper or electronic copies of the proxy materials.
For shareholders who received a printed copy of our materials, you may choose to receive proxy materials electronically in the future. If you choose to do so, you will receive an email with instructions containing electronic links to the proxy materials for next year’s annual meeting and the proxy voting site.
If you hold your shares through a bank, a broker, or other custodian, you also may have the opportunity to receive the proxy materials electronically. Please check the information contained in the documents provided to you by your bank, a broker, or other custodian.
We encourage you to take advantage of the availability of the proxy materials electronically to help reduce the environmental impact of the Annual Meeting.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	113

ANNUAL MEETING INFORMATION
Questions and Answers About the Annual Meeting and Voting
What am I voting on at the Annual Meeting?

Management Proposal		Board Recommendation	More Information

1	Election of eleven director nominees named in this Proxy Statement	Vote FOR each of the nominees	Page 12
2	Advisory approval of executive compensation	Vote FOR	Page 51
3	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025	Vote FOR	Page 102

Shareholder Proposal		Board Recommendation	More Information

4	Support special shareholder meeting improvement	Vote AGAINST	Page 106
Could other matters be decided at the Annual Meeting?
We are not aware of any other matters that will be presented and voted upon at the Annual Meeting. The proxies will have discretionary authority, to the extent permitted by law, to decide how to vote on other matters that may come before the Annual Meeting.
How many votes can be cast by all shareholders?
Each share of The Cigna Group common stock is entitled to one vote on each of the eleven director nominees named in this Proxy Statement and one vote on each of the other matters properly presented at the Annual Meeting. We had 271,108,099 shares of common stock outstanding and entitled to vote as of the close of business on March 4, 2025.
How many votes must be present to hold the Annual Meeting?
At least two-fifths of the issued and outstanding shares entitled to vote, or 108,443,240 shares, present in person or by proxy, are needed for a quorum to hold the Annual Meeting. Abstentions and broker non-votes (discussed below) are included in determining whether a quorum is present. We urge you to vote by proxy even if you plan to attend the Annual Meeting. This will help us know that enough votes will be present to hold the meeting.
How many votes are needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?
The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes). When a beneficial owner does not provide voting instructions to the institution that holds the shares in street name, brokers may not vote those shares in matters deemed non-routine. Only Proposal 3 is a routine matter.

114	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNUAL MEETING INFORMATION

Management Proposal / Item		Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

1	Election of eleven director nominees named in this Proxy Statement	Majority of votes cast	No effect	Not voted/No effect
2	Advisory approval of executive compensation	Majority of shares present and entitled to vote on the subject matter	Counted “against”	Not voted/No effect
3	Ratification of the appointment of the appointment of independent auditor	Majority of shares present and entitled to vote on the subject matter	Counted “against”	No broker non-votes; shares are voted by brokers in their discretion

Shareholder Proposal / Item		Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

4	Support special shareholder meeting improvement	Majority of shares present and entitled to vote on the subject matter	Counted “against”	Not voted/No effect

Signed but unmarked proxy cards will be voted “for” Proposals 1, 2, and 3 and “against” Proposal 4. Shares held by The Cigna Group stock fund of The Cigna Group 401(k) Plan that are not voted timely or properly will be voted by the plan trustees as instructed by The Cigna Group Retirement Plan Committee.
How do I vote if I own shares as a record holder?
If your name is registered on The Cigna Group shareholder records as the owner of shares, you are the “record holder.” This may include shares held at Computershare prior to October 2014 from restricted stock that has vested, shares acquired through an option exercise, and shares issued in settlement of SPS awards. If you hold shares as a record holder, there are four ways that you can vote your shares.
Over the internet. Vote at www.proxyvote.com in advance of the meeting. The internet voting system is available 24 hours a day until 11:59 p.m. Eastern Time on Tuesday, April 22, 2025. Once you enter the internet voting system, you can record and confirm (or change) your voting instructions.
By telephone. Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Time on Tuesday, April 22, 2025. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.
By mail. If you received a proxy card, mark your voting instructions on the card and sign, date, and return it in the postage-paid envelope provided. If you received only a notice of internet availability but want to vote by mail, the notice includes instructions on how to request a paper proxy card. For your mailed proxy card to be counted, we must receive it before 10:00 a.m. Eastern Time on Wednesday, April 23, 2025.
At the meeting. To vote during the Annual Meeting, visit www.virtualshareholdermeeting.com/CI2025 and enter the 16-digit control number included in your notice of internet availability of proxy materials or proxy card.
Please note that you cannot vote using the notice of internet availability of proxy materials. The notice identifies the items of business and describes how to vote, but you cannot vote by marking the notice and returning it.
How do I vote if my shares are held by a bank, broker, or custodian (including a Fidelity brokerage account)?
If your shares are held by a bank, broker, or other custodian (commonly referred to as shares held “in street name”), the holder of your shares will provide you with a copy of this Proxy Statement, a voting instruction form, and directions on how to provide voting instructions. These directions may allow you to vote via the internet or by telephone. Unless you provide voting instructions, your shares will not be voted on any matter except for the ratification of the appointment of our independent auditors (Proposal 3). To ensure that your shares are counted in each of the other matters, we encourage you to provide instructions on how to vote your shares.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	115

ANNUAL MEETING INFORMATION
To vote during the Annual Meeting, visit www.virtualshareholdermeeting.com/CI2025 and enter the 16-digit control number included on your voting instruction form. If you have questions about your control number, please contact your bank, broker, or other custodian.
How do I vote if my The Cigna Group shares are held by Fidelity in an employee stock account?
Employee stock accounts maintained by Fidelity include unvested restricted stock that is votable if held on the record date. You should follow the rules above for voting shares held as a record holder.
How do I vote shares held in The Cigna Group stock fund of The Cigna Group 401(k) Plan?
If you have money invested in The Cigna Group stock fund of The Cigna Group 401(k) Plan, you may provide voting instructions as to the number of shares allocated to your account on the record date. However, you have an earlier deadline for submitting voting instructions. Your voting instructions must be received by 11:59 p.m. Eastern Time on Wednesday, April 16, 2025. You may vote via the internet, by telephone, or by mail (as described above), but you may not vote shares allocated to your 401(k) accounts in person at the Annual Meeting. The plan trustees will vote such shares in accordance with your voting instructions if they are received in a timely manner. If you do not send instructions by the April 16, 2025 deadline, you do not vote, or you return your proxy card with unclear voting instructions or no voting instructions, the plan trustees will vote the number of shares allocated to your 401(k) account as instructed by The Cigna Group Retirement Plan Committee. Your voting instructions will be kept confidential under the terms of the plan.
Shares allocated to your 401(k) account, shares held in an employee stock account with Fidelity, or shares held at Computershare may be aggregated on one proxy card. Please note that if voting instructions are submitted after 11:59 p.m. Eastern Time on Wednesday, April 16, 2025, your vote will be counted for any shares held in your employee stock account at Fidelity or Computershare but not with respect to shares allocated to your 401(k) account.
What should I do if I receive more than one set of proxy materials?
You may receive more than one set of proxy materials if your shares are registered differently or are in more than one account. Please provide voting instructions for all of the notices and proxy and voting instruction cards you receive.
Can I change my vote?
Yes. If you are a record holder, you may:
•Enter new instructions by telephone or internet voting before 11:59 p.m. Eastern Time on Tuesday, April 22, 2025.
•Send a new proxy card with a later date than the card submitted earlier. We must receive your new proxy card before 10:00 a.m. Eastern Time on Wednesday, April 23, 2025.
•Write to the Corporate Secretary at the address listed below. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received by the Corporate Secretary before 10:00 a.m. Eastern Time on Wednesday, April 23, 2025.
•Vote during the Annual Meeting, which will automatically cancel any proxy previously given.
If you hold your shares in street name, you may:
•Submit new voting instructions in the manner provided by your bank, broker, or other custodian; or
•Vote during the Annual Meeting, which will automatically cancel any proxy previously given.
Written notices of revocation and other communications about revoking The Cigna Group proxies should be addressed to the Office of the Corporate Secretary, The Cigna Group, Two Liberty Place, 1601 Chestnut Street, Philadelphia, Pennsylvania 19192-1550.
Who will count the votes? Is my vote confidential?
Broadridge Financial Services will serve as the Inspector of Election for the Annual Meeting. The Inspector of Election will determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum, and the validity of proxies and ballots, and will count all votes and ballots.
All votes are confidential. Your voting records will not be disclosed to us, except as required by law, in contested Board elections, or certain other limited circumstances.

116	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNUAL MEETING INFORMATION
Can I attend the Annual Meeting? How can I participate in the meeting online?
The Annual Meeting will be held in a virtual format only. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 4, 2025, or hold a valid proxy for the meeting. Shareholders who attend virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Accordingly, as shareholders, you will be able to listen, submit your questions, and vote your shares online regardless of location.
To attend, vote, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/CI2025 and enter the 16-digit control number included in your notice of internet availability of proxy materials, voting instruction form, or proxy card. Online access to the meeting will open approximately 15 minutes prior to the start of the Annual Meeting.
A question and answer session will be available to shareholders during the Annual Meeting and will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/CI2025.
The Company will provide rules of conduct, which can be obtained at www.proxyvote.com after logging in with your unique 16-digit control number provided on your notice of internet availability of proxy materials, your proxy card, or your voting instruction form that accompanied your proxy materials. The rules of conduct will be strictly adhered to during the Annual Meeting.
If you have any questions about www.proxyvote.com or your control number, please contact the bank, the broker, or other organization that holds your shares.
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the meeting.
Whether or not you expect to attend the Annual Meeting virtually, please vote your shares in one of the ways described in this Proxy Statement as promptly as possible.
No recording of the Annual Meeting is allowed, including audio and video recording.
Who pays for the proxy solicitation and how will The Cigna Group solicit votes?
The Cigna Group pays the cost of preparing our proxy materials and soliciting your vote. Proxies may be solicited on our behalf by our directors, officers, employees, and agents by telephone, electronic or facsimile transmission, or in person. We will enlist the help of banks and brokerage houses in soliciting proxies from their customers and reimburse them for their related out-of-pocket expenses. In addition, we have engaged Innisfree M&A Incorporated to assist in soliciting proxies. The Cigna Group will pay Innisfree M&A Incorporated a fee of approximately $25,000 plus reasonable out-of-pocket expenses.
Where can I find the voting results of the Annual Meeting?
We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC within four business days following the end of our Annual Meeting.
How can I communicate with the Board of Directors?
Shareholders and interested parties may contact the Board of Directors, the Chair of the Board, the independent directors, or specific individual directors by submitting an email to DirectorAccessMailbox@TheCignaGroup.com. Shareholders and interested parties also may send written correspondence to Director Access, Attention: Office of the Corporate Secretary. If you would like to recommend a future nominee for Board membership, you can submit a written recommendation, including the name and other pertinent information for the nominee to the Office of the Corporate Secretary. Written correspondence may be sent to the Office of the Corporate Secretary, The Cigna Group, Two Liberty Place, 1601 Chestnut Street, Philadelphia, PA 19192-1550.
The Office of the Corporate Secretary reviews correspondence received and will filter advertisements, solicitations, spam, and other such items not related to a director’s duties and responsibilities. Communications addressed to individual directors at the director address will be submitted to such individual directors. Communications addressed to the Board may, at our discretion, be shared with members of our management. Concerns related to accounting, internal controls, or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	117

ANNUAL MEETING INFORMATION
How does a shareholder submit a proposal or nomination of a director candidate for the 2026 annual meeting?
Proposals
If you intend to submit a proposal to be included in next year’s proxy statement pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal on or before November 14, 2025. Submitting a shareholder proposal does not guarantee that The Cigna Group will include the proposal in the proxy statement if the proposal does not satisfy the SEC’s rules.
If you want to present your proposal at the 2026 annual meeting but are not proposing it pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal no earlier than December 24, 2025, and no later than the close of business on January 23, 2026, and it must satisfy the requirements set forth in Article II, Section 12 of The Cigna Group By-Laws. If, however, the 2026 annual meeting is not within 30 days before or 60 days after the anniversary of this Annual Meeting, we must receive such notice no earlier than the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting and the 10th day following the public announcement of the meeting date.
Director Nominations
The Board has implemented a proxy access provision in our By-Laws that allows a shareholder or group of up to 20 shareholders owning in aggregate three percent or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the shareholder(s) and nominee(s) satisfy the requirements in our By-Laws. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2026 annual meeting of shareholders pursuant to the proxy access provisions in Article II, Section 13 of our By-Laws, we must receive proper written notice of any such nomination no earlier than October 15, 2025 and no later than the close of business on November 14, 2025, and the nomination must otherwise comply with our By-Laws. If, however, the 2026 annual meeting is not within 30 days before or 60 days after the anniversary of this Annual Meeting, we must receive such notice no earlier than the close of business on the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting and the 10th day following the public announcement of the meeting date.
If you would like to otherwise nominate a candidate for director at the 2026 annual meeting, the Corporate Secretary must receive your notice no earlier than the close of business on December 24, 2025, and no later than the close of business on January 23, 2026, and it must satisfy the requirements set forth in Article II, Section 11 of The Cigna Group By-Laws, including the informational requirements related to Rule 14a-19. If, however, the 2026 annual meeting is not within 30 days before or 60 days after the anniversary of this Annual Meeting, we must receive such notice no earlier than the close of business on the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting and the 10th day following the public announcement of the meeting date.
Correspondence to the Corporate Secretary may be addressed to: Corporate Secretary, The Cigna Group, Two Liberty Place, 1601 Chestnut Street, Philadelphia, PA 19192-1550.
Can shareholders call a special meeting?
Holders of at least a 25% net long ownership interest in The Cigna Group outstanding common stock can request the Company to call a special meeting. To qualify for the right to request a special meeting, the required net long ownership interest must have been held continuously for at least one year prior to the date of the special meeting request. The right to call a special meeting is subject to specified information, timing, and other requirements set forth in our By-Laws that are intended to ensure that shareholders receive adequate information in connection with a special meeting and avoid the unnecessary use of resources that would result from holding multiple shareholder meetings in a short time period.
Shareholders may nominate persons for election to the Board of Directors at a special meeting at which directors are to be elected by following the procedures set forth in The Cigna Group By-Laws. We must receive proper written notice of any such nomination no earlier than the close of business on the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting and the 10th day following the public announcement of the meeting date.

118	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNUAL MEETING INFORMATION
How do I obtain copies of The Cigna Group corporate governance and other company documents?
The Guidelines, committee charters, and The Cigna Group Code of Ethics and the Director Code of Business Conduct and Ethics are posted at https://www.thecignagroup.com/our-impact/esg/healthy-company/corporate-governance. In addition, these documents are available in print to any shareholder who submits a written request to the Corporate Secretary at the address listed above.
The Company’s filings with the SEC, including its annual report on Form 10-K, are available through www.sec.gov.
If you are a shareholder and did not receive an individual copy of this year’s Proxy Statement, annual report, or notice of internet availability of proxy materials, we will send a copy to you if you address a written request to Shareholder Services, The Cigna Group, Two Liberty Place, 1601 Chestnut Street, Philadelphia, PA 19192-1550. You may also contact Shareholder Services at 215.761.3516 or shareholderservices@TheCignaGroup.com.
What is householding and how does it affect me?
If you and other residents at your mailing address own shares of The Cigna Group stock in “street name,” your broker or bank may have notified you that your household will receive only one proxy statement and annual report or notice of internet availability of proxy materials, but each shareholder who resides at your address will receive a separate proxy card or voting instruction form. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you may have been deemed to have consented to the process. Householding benefits both you and The Cigna Group because it reduces the volume of duplicate information received at your household and helps The Cigna Group reduce expenses and conserve natural resources.
If you would like to receive your own set of The Cigna Group proxy statement and annual report or your own notice of internet availability of proxy materials in the future, or if you share an address with another The Cigna Group shareholder and together both of you would like to receive only a single set of The Cigna Group’s proxy materials, please notify your broker or bank. If you are a record holder, please contact Broadridge Financial Services by mail at 51 Mercedes Way, Edgewood, New York, 11717 or by calling 866.540.7095.

Forward-Looking Statements
This proxy statement, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on The Cigna Group's current expectations and projections about future trends, events, and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our our commitments to our customers and patients, our strategy, the sale of The Cigna Group Medicare businesses, our ability to deliver on our adjusted income from operations, operating cash flow and long-term average annual adjusted earnings per share growth outlook and targets, our ability to deliver attractive value creation and sustained growth, and our environmental, social and governance, human capital management and risk oversight initiatives. You may identify forward-looking statements by the use of words such as "believe," "expect," "project," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.
Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. The discussions in our Annual Report on Form 10-K for the year ended December 31, 2024, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections therein, as such discussions may be updated from time to time in our periodic filings with the Securities and Exchange Commission, include both expanded discussion of these factors and additional risk factors and uncertainties that could affect the matters discussed in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. The Cigna Group undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	119

Annex A
Adjusted Income from Operations
Adjusted income (loss) from operations is a principal financial measure of profitability used by The Cigna Group’s management because it presents the underlying results of operations of The Cigna Group’s businesses and facilitates analysis of trends in underlying revenue, expenses and shareholders’ net income. Consolidated adjusted income (loss) from operations is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income.
Adjusted income (loss) from operations is defined as shareholders’ net income (or income (loss) before income taxes less pre-tax income (loss) attributable to noncontrolling interests for the segment metric) excluding net investment gains/losses, amortization of acquired intangible assets and special items. The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. Special items are described in our Annual Report on Form 10-K for the year ended December 31, 2024. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results.

Consolidated Adjusted Income from Operations Reconciliation (dollars in millions)
Year Ended December 31,	2024		2023		2022
	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Shareholders’ net income		$3,434		$5,164		$6,704
Adjustments to reconcile to adjusted income from operations:
Net investment losses	$2,533	2,529	$135	114	$613	496
Amortization of acquired intangible assets	1,703	1,347	1,819	1,413	1,876	1,345
Special items	433	431	1,997	757	(1,533)	(1,232)
Adjusted income from operations		$7,741		$7,448		$7,313

Consolidated Adjusted Income from Operations Per Share Reconciliation
Year Ended December 31,	2024		2023		2022
	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Shareholders’ net income		$12.12		$17.39		$21.41
Adjustments to reconcile to adjusted income from operations:
Net investment losses	$8.95	8.93	$0.45	0.38	$1.96	1.59
Amortization of acquired intangible assets	6.01	4.76	6.13	4.77	5.99	4.30
Special items	1.53	1.52	6.73	2.55	(4.90)	(3.94)
Adjusted income from operations		$27.33		$25.09		$23.36

A-1	The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

ANNEX A

Pre-Tax Adjusted Income (Loss) from Operations by Segment Reconciliation (dollars in millions)
Year Ended December 31,	2024	2023	2022

Evernorth Health Services	$7,001	$6,442	$6,127
Cigna Healthcare	4,229	4,478	4,099
Other Operations	(9)	96	509
Corporate, net of eliminations	(1,688)	(1,698)	(1,466)
Consolidated pre-tax adjusted income from operations	9,533	9,318	9,269
Income attributable to noncontrolling interests	405	146	84
Net investment (losses)	(2,533)	(135)	(613)
Amortization of acquired intangible assets	(1,703)	(1,819)	(1,876)
Special items	(433)	(1,997)	1,533
Income before income taxes	$5,269	$5,513	$8,397
Adjusted Revenues
Adjusted revenues is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, total revenues. Adjusted revenues is used by The Cigna Group’s management because it facilitates analysis of trends in underlying revenue. The Company defines adjusted revenues as total revenues excluding the following adjustments: special items and The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. We exclude these items from this measure because management believes they are not indicative of past or future underlying performance of the business.

Total Revenues Reconciliation (dollars in millions)
Year Ended December 31,	2024	2023	2022

Total revenues	$247,121	$195,265	$180,518
Net investment results from certain equity method investments	(204)	57	126
Special item related to impairment of dividend receivable	182	—	—
Adjusted revenues	$247,099	$195,322	$180,644

Adjusted Revenues by Segment Reconciliation (dollars in millions)
Year Ended December 31,	2024	2023	2022

Evernorth Health Services	$202,155	$153,499	$140,335
Cigna Healthcare	52,914	51,205	45,037
Other Operations	828	596	2,263
Corporate, net of eliminations	(8,798)	(9,978)	(6,991)
Adjusted revenues	$247,099	$195,322	$180,644

The Cigna Group | 2025 Notice of Annual Meeting of Shareholders and Proxy Statement	A-2

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THE CIGNA GROUP
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VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CI2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V63689-P21454-Z88887

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE CIGNA GROUP

The Board recommends a vote FOR each of the director nominees named in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Against	Abstain
1a. David M. Cordani	☐	☐	☐
1b. Eric J. Foss	☐	☐	☐
1c. Retired Maj. Gen. Elder Granger, M.D.	☐	☐	☐
1d. Neesha Hathi	☐	☐	☐
1e. George Kurian	☐	☐	☐
1f. Kathleen M. Mazzarella	☐	☐	☐
1g. Mark B. McClellan, M.D., Ph.D.	☐	☐	☐
1h. Philip O. Ozuah, M.D., Ph.D.	☐	☐	☐
1i. Kimberly A. Ross	☐	☐	☐
1j. Eric C. Wiseman	☐	☐	☐
1k. Donna F. Zarcone	☐	☐	☐

Proposal	For	Against	Abstain
2. Advisory approval of executive compensation	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as The Cigna Group's independent registered public accounting firm for 2025	☐	☐	☐

The Board recommends a vote AGAINST Proposal 4.

Proposal	For	Against	Abstain
4. Shareholder proposal — Support Special Shareholder Meeting Improvement	☐	☐	☐

Note: Such other business as may properly come before the meeting or any postponements or adjournments thereof

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date